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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              AMENDED AND RESTATED

                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

                                  BY AND AMONG

                                MERCK & CO., INC.

                                       AND

                          ALNYLAM PHARMACEUTICALS, INC.

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                              AMENDED AND RESTATED

                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

        THIS AGREEMENT effective as of July 3, 2006 (the "EFFECTIVE DATE"), by and among MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey ("MERCK"), and ALNYLAM PHARMACEUTICALS, INC. (formerly known as Alnylam Holding Co.), a corporation organized and existing under the laws of Delaware ("ALNYLAM").

                                    RECITALS:

        WHEREAS, MERCK and ALNYLAM entered into a Research Collaboration and License Agreement effective September 8, 2003 (the "ORIGINAL EFFECTIVE DATE") (as amended by the Amendment To Research Collaboration And License Agreement dated September 30, 2004, the "ORIGINAL AGREEMENT") to develop technology useful for in vitro and/or in vivo target identification and/or target validation using RNAi and to develop RNAi therapeutic products upon the terms and conditions set forth therein;

        WHEREAS, MERCK and ALNYLAM desire to amend and restate the Original Agreement in order to, among other things, modify the procedures by which the Parties will collaborate in the Therapeutic Collaboration (as hereinafter defined) and to provide more detailed financial and other terms for the conduct of the Therapeutic Collaboration and the development of MERCK Development Products (as hereinafter defined); and

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.      DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 "AFFILIATE" means (except as provided for in Section 7.3.2) (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by MERCK or ALNYLAM, as the case may be;
        (ii) any corporation or business entity, which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of MERCK or ALNYLAM, as the case may be, or (iii) any corporation or business entity, fifty percent (50%) or more of the securities or other ownership interests representing the equity of which is directly or indirectly, owned, controlled or held by the same corporation, business entity or security holders, or holders of ownership interests who own, control or

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        hold fifty percent (50%) or more of the securities or other ownership interests representing the equity or the voting stock of MERCK or ALNYLAM, as the case may be.

1.2 "ALNYLAM COLLABORATION INVENTIONS" means ALNYLAM Technology Collaboration Inventions, ALNYLAM Therapeutic Collaboration Inventions, and ALNYLAM's interest in Joint Collaboration Inventions, collectively.

1.3 "ALNYLAM IN-LICENSE" means an agreement between ALNYLAM and a Third Party pursuant to which ALNYLAM has rights and obligations with respect to, or which otherwise Cover, an RNAi Therapeutic Product and which is necessary to Develop, Commercialize and/or Manufacture RNAi Therapeutic Products in the Field in the Territory, including without limitation the Existing ALNYLAM In-Licenses.

1.4 "ALNYLAM RNAI PATENT RIGHTS" means any and all Patent Rights in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and to exclude Joint Collaboration Patent Rights) which, as of the Original Effective Date and/or during the Collaboration Term, are Controlled by ALNYLAM or its Affiliates and which are necessary or useful to MERCK (a) for in vitro and/or in vivo target identification and/or target validation ("ALNYLAM TARGET IDENTIFICATION AND TARGET VALIDATION RNAI PATENT RIGHTS") and/or (b) in the Development, Manufacture or Commercialization of RNAi Therapeutic Products within the Therapeutic Collaboration, including, but not limited to, those listed on Schedule 1.4. "ALNYLAM RNAi Patent Rights" include but are not limited to those Patent Rights which: (i) claim or Cover RNAi Therapeutic Products including but not limited to improvements; or (ii) claim or cover ALNYLAM Collaboration Inventions; or (iii) are divisions or continuations of ALNYLAM RNAi Patent Rights, or constitute such portions of continuations-in-part as are themselves within the definition of ALNYLAM RNAi Patent Rights.

1.5 "ALNYLAM RNAI TECHNOLOGY" means any and all Know-How (including without limitation ALNYLAM Collaboration Inventions), which: (a) as of the Original Effective Date and/or during the Collaboration Term, is in the Control of ALNYLAM or its Affiliates, including without limitation, all Know-How of ALNYLAM's scientific advisors and consultants which is Controlled by ALNYLAM or its Affiliates, and (b) is necessary or useful to MERCK for in vitro and/or in vivo target identification and/or target validation and/or for the Development, Manufacture or Commercialization of RNAi Therapeutic Products within the Therapeutic Collaboration, including, but not limited to, knowledge related to (i) the RNAi pathway and mechanism of action in mammalian cells, (ii) informatics approaches to optimal siRNA design for targeting specific genes and minimizing off-target effects, (iii) optimal RNA chemistry for siRNA in vivo stability and delivery, (iv) bio-analytical methods for measurement of pharmacokinetics and biodistribution of siRNAs, and (v) RNAi delivery methods.

1.6 "ALNYLAM TECHNOLOGY COLLABORATION INVENTIONS" means any and all Know-How arising from the Technology Collaboration and developed or invented solely by

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        employees of ALNYLAM or its Affiliates or other persons not employed by
        MERCK acting on behalf of ALNYLAM during the Technology Collaboration Term.

1.7 "ALNYLAM THERAPEUTIC COLLABORATION INVENTIONS" means any and all Know-How arising from the Therapeutic Collaboration and developed or invented solely by employees of ALNYLAM or its Affiliates or other persons not employed by MERCK acting on behalf of ALNYLAM during the Therapeutic Collaboration Term, including but not limited to ALNYLAM-Assigned Therapeutic Collaboration Inventions (as defined in
        Section 11.2(d)).

1.8 "ALNYLAM THERAPEUTIC COLLABORATION IP" means any and all Know-How (including ALNYLAM Therapeutic Collaboration Inventions and ALNYLAM's rights in Joint Therapeutic Collaboration Inventions) and Patent Rights, which: (a) are Controlled by ALNYLAM or its Affiliates as of the Original Effective Date or during the Collaboration Term, and (b) are necessary or useful to MERCK in connection with the Therapeutic Collaboration and/or in the Development, Manufacture and Commercialization of RNAi Therapeutic Products within the Therapeutic Collaboration.

1.9 "BROAD RNAI TECHNOLOGY" means RNAi Technology arising from or necessary for the performance of a Program Workplan which relates to structural features, properties, motifs, synthesis, analysis, modifications, delivery and/or uses of siRNAs that has broader utility beyond the specific embodiments represented by an RNAi Therapeutic Product and/or particular uses of such RNAi Therapeutic Product.

1.10 "BROAD RNAI TECHNOLOGY COLLABORATION IP" means Joint Collaboration IP that constitutes Broad RNAi Technology.

1.11 "CALENDAR QUARTER" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.12 "CALENDAR YEAR" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.13 "CLINICAL STUDY" means a Phase I Study, Phase II Study, Phase III Study or Post-Approval Study, as applicable.

1.14 "CO-EXCLUSIVE" means with respect to any license of rights hereunder, the grant of exclusive rights, but for the retention by the granting Party of the same rights for itself and/or its Affiliates.

1.15 "COLLABORATION" means the Technology Collaboration and the Therapeutic Collaboration, collectively.

1.16 "COLLABORATION TERM" means the duration of the Collaboration, as described more fully in Section 12.1.1.

1.17 "COMBINATION PRODUCT" means a [**] Product or an RNAi Therapeutic Product combined with any other clinically active ingredient. All references to [**] Product and

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        RNAi Therapeutic Product in this Agreement shall be deemed to include
        Combination Product, to the extent applicable.

1.18 "COMMERCIALIZATION" or "COMMERCIALIZE" means any and all activities directed to marketing, promoting, distributing, importing and selling a product, including the conduct of Post-Approval Studies, and activities directed to obtaining pricing and reimbursement approvals, as applicable.

1.19 "COMMERCIALIZATION EXPENSES" means, with respect to each Profit-Sharing Product, the following costs and expenses to the extent incurred by the Parties and/or their Related Parties in the Commercialization and Manufacturing of such Profit-Sharing Product in or for the United
        States:

        (a)     Cost of Goods Sold;

        (b) Manufacturing Development Expenses incurred after the First Commercial Sale of such Profit-Sharing Product in the United States;

        (c)     Distribution Expenses;

        (d)     Sales and Marketing Expenses;

        (e) Losses arising out of Third Party product liability claims as set forth in Section 10.5.3(c)(iii); and

        (f)     payments to Third Parties [**] pursuant to Section [**].

1.20 "COMMERCIALIZATION PLAN" means the multi-year business plan and annual profit plan relating to each Profit-Sharing Product that is mutually agreed between the Parties pursuant to Section 3.10.5.

1.21 "COMMERCIALLY REASONABLE EFFORTS" means the carrying out of obligations in a diligent and sustained manner using such effort and employing such resources as would normally be exerted or employed by a similarly situated biopharmaceutical company for a product of similar market potential at a similar stage of its product life.

1.22 "COMPLETION OF PHASE I" means, with respect to an RNAi Therapeutic Product, the completion of data analysis for those Phase I Studies of such RNAi Therapeutic Product that the Parties prospectively identify in the applicable Program Workplan as the studies the data from which would provide a sufficient basis to Initiate a Phase II Study.

1.23 "COMPLETION OF PHASE II" means, with respect to an RNAi Therapeutic Product, the completion of data analysis for those Phase II Studies of such RNAi Therapeutic Product that the Parties prospectively identify in the applicable Program Workplan as the studies the data from which would provide a sufficient basis to Initiate a Phase III Study.

1.24 "CONTROL", "CONTROLS" OR "CONTROLLED BY" means, with respect to any (a) material, Know-How or other information or (b) intellectual property right, the possession of

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        (whether by ownership or license, other than pursuant to this
        Agreement), or the ability of a Party or its Affiliates to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.25 "CO-PROMOTION" means the joint promotion of an RNAi Therapeutic Product by both Parties and/or their respective Affiliates under the same product trademark(s). "CO-PROMOTE" when used as a verb shall mean to engage in such Co-Promotion.

1.26 "COST OF GOODS SOLD" means, with respect to a Profit-Sharing Product or a Royalty-Bearing Product, the reasonable internal and external costs of a Party incurred in Manufacturing such RNAi Therapeutic Product (including [**] to the extent that such costs are reasonably allocated to the Manufacture of such RNAi Therapeutic Product, and product testing and release activities relating to quality assurance and quality control), including: (a) to the extent that such RNAi Therapeutic Product is sourced from a Party, fully allocated cost of Manufacture of such RNAi Therapeutic Product, consisting of direct material and direct labor costs, plus Manufacturing overhead reasonably attributable to such RNAi Therapeutic Product (including without limitation all directly incurred Manufacturing variances and a reasonable allocation of related Manufacturing administrative and facilities costs (such reasonable allocation shall [**]) to be provided for such RNAi Therapeutic Product, but excluding [**]), all calculated in accordance with generally accepted accounting principles in the United States consistently applied by the applicable Party, [**], and (b) to the extent that such RNAi Therapeutic Product is sourced from a Third Party manufacturer, the actual price paid by a Party to the Third Party for the Manufacture, supply and packaging of such RNAi Therapeutic Product plus any additional reasonable costs incurred by the Party relating to managing the Third Party relationship. Cost of Goods Sold shall not include royalties paid to Third Parties. If the non-Manufacturing Party believes in good faith that the Cost of Goods Sold charged by the Manufacturing Party for such RNAi Therapeutic Product [**] or that a Third Party manufacturer, or an alternative Third Party manufacturer, [**] such RNAi Therapeutic Product [**] Cost of Goods Sold, then the Parties [**] the non-Manufacturing Party's [**], and the non-Manufacturing Party shall [**] by the JSC or JCC, as the case may be. The non-Manufacturing Party's [**] the cost of goods [**] shall be [**]; provided, however, that the non-Manufacturing Party may [**] in the event that the Manufacturing Party [**] Cost of Goods Sold for an RNAi Therapeutic Product that is [**] for the equivalent period. If the JSC or JCC [**] shall provide the non-Manufacturing Party [**].

1.27 "COUNTRY SALES" means the Net Sales of a Royalty-Bearing Product in a Calendar Year by a Party or its Related Parties in a particular country, converted into United States dollars as set forth in Section 9.6.

1.28 "COVER," "COVERING" OR "COVERS" means, with respect to an RNAi Therapeutic Product, that in the absence of a license granted under a Valid Claim, the Development, Manufacture or Commercialization of the RNAi Therapeutic Product would infringe such Valid Claim.

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1.29    "DETAIL" OR "DETAILING" means a product presentation in a face-to-face meeting in an individual or group practice setting between a professional sales representative and a targeted prescriber in which one or more key benefits of the Profit-Sharing Product are verbally presented in a balanced manner.

1.30 "DEVELOPMENT," "DEVELOPING" or "DEVELOP" means the research and development activities related to the generation, characterization, optimization, construction, expression, use and production of RNAi Therapeutic Products directed to any MERCK RNAi Novel Target, any other research and development activities related to the clinical testing and qualification of such RNAi Therapeutic Products for clinical testing, and such other tests, studies and activities as may be required or recommended from time to time by the JSC or JCC (in the case of Profit-Sharing Products) or any Regulatory Authority to obtain Regulatory Approval of such an RNAi Therapeutic Product, including toxicology studies, statistical analysis and report writing, pre-clinical testing, clinical studies and regulatory affairs, product approval and registration activities.

1.31 "DEVELOPMENT EXPENSES" means, with respect to each Program Workplan, the internal and external costs and expenses incurred by the Parties and/or their Related Parties in the Development of Profit-Sharing Products, in accordance with such Program Workplan and the related budget for Development Expenses, including without limitation:

        (a) all costs as set forth in the applicable Program Workplan that are incurred in connection with the generation, characterization and optimization of Profit-Sharing Products directed to the Co-Development Target, and the subsequent pre-clinical and clinical Development of such Profit-Sharing Products;

        (b) all Development-related out-of-pocket costs and expenses as set forth in the applicable Program Workplan that are incurred, including without limitation payments to investigators, contract research organizations (CROs), other Third Party Development service providers and other contract labor services, relating to Development activities, institutional study expenses, investigator meeting expenses, central laboratory expenses, data management, statistical designs and studies, and document preparation;

        (c) fees incurred in connection with filings relating to Regulatory Approvals;

        (d) Cost of Goods Sold of Profit-Sharing Product used in Development activities, the costs and expenses incurred to purchase and/or package comparator or combination drugs or devices, and costs and expenses of disposal of clinical supplies;

        (e) Manufacturing Development Expenses incurred with respect to a Profit-Sharing Product prior to the First Commercial Sale of such Profit-Sharing Product in the United States;

        (f) the costs of internal scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed by the Parties in writing;

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        (g)     payments to Third Parties [**] pursuant to Section [**];

        (h) Losses arising out of Third Party product liability claims as set forth in Section 10.5.3(c)(ii);

        (i) Patent Expenses as set forth in Section 11.3.7 and costs of infringement suits as set forth in Section 11.6.2; and

        (j) any other costs explicitly included in the budgets included in the Program Workplan.

1.32 "DISTRIBUTION EXPENSES" means, with respect to a Profit-Sharing Product, the expenses incurred by MERCK and its Related Parties in the distribution of such Profit-Sharing Product in the United States, calculated as a percentage of Net Sales of such Profit-Sharing Product on the basis of the average distribution expenses of MERCK and its Related Parties as a percentage of Net Sales of all products distributed by MERCK and its Related Parties in the United States. The Parties will agree upon the appropriate percentage for each Calendar Year, based upon company-wide financial data from the prior Calendar Year.

1.33 "EXISTING ALNYLAM IN-LICENSES" means the Third Party agreements listed on Schedule 1.33, as such schedule may be amended pursuant to Sections
        7.4.1 or 7.5.

1.34 "FDA" means the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.35 "FIELD" shall mean the treatment and/or prophylaxis of diseases in humans with RNAi Therapeutic Products; provided, however, that with respect to the following Targets: (i) [**] (ii) any portions thereof,
        (iii) all transcript variants and allelic variants thereof, (iv) any RNA transcribed from within or overlapping this [**], (v) any proteins encoded by any such RNA transcripts and (vi) [**] such proteins, the Field shall exclude [**] and [**], including without limitation [**], and all other [**] in which [**] in the [**], including without limitation [**] of the [**]; but the Field shall not exclude [**] in which [**], such as (by way of example only) [**].

1.36 "FILING" of an NDA means the acceptance by a Regulatory Authority of an NDA for filing.

1.37 "FIRST COMMERCIAL SALE" means, with respect to any RNAi Therapeutic Product, the first sale for end use or consumption of such RNAi Therapeutic Product in a country after all required Regulatory Approvals have been granted by the Regulatory Authority of such country. For the avoidance of doubt, sales for clinical study purposes or compassionate use, named patient or similar use, shall not constitute a First Commercial Sale.

1.38 "FTE COSTS" means the amount determined by multiplying the number of FTEs allocated by a Party to perform the applicable work during the relevant time period, subject in the case of Profit-Sharing Products to any limitations set forth in the applicable Program Workplan or budget or otherwise established by the JSC, times the FTE Rate.

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        "FTE RATE" means initially $[**] per FTE, to increase no more than once annually by the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics from the beginning of the prior Calendar Year.

1.39 "FULL-TIME EQUIVALENT" or "FTE" means a full time equivalent person year (based on consistently applied practices of the applicable Party) of scientific, medical, technical, quality control, quality assurance, or managerial work performed by or on behalf of a Party. In no event shall an employee account for more than one (1) FTE year.

1.40 "IND" means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.41 "IND-ENABLING GLP TOXICOLOGY STUDIES" means genotoxicity, acute toxicology, safety pharmacology, and sub-chronic toxicology studies in species that satisfy applicable regulatory requirements using applicable good laboratory practices which meet the standard necessary for submission as part of an IND filing with a Regulatory Authority.

1.42 "INFORMATION" means any and all information and data, including without limitation all ALNYLAM RNAi Technology and MERCK RNAi Technology, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.43 "INITIATE", "INITIATED" or "INITIATION" means, with respect to a Clinical Study, the administration of the first dose to a subject in such Clinical Study.

1.44 "IN-LICENSES" means collectively, the ALNYLAM In-Licenses and the MERCK In-Licenses.

1.45 "INVENTION" means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice in the course of the performance of activities pursuant to this Agreement.

1.46 "JOINT COLLABORATION INVENTIONS" means Joint Technology Collaboration Inventions and Joint Therapeutic Collaboration Inventions, collectively.

1.47 "JOINT COLLABORATION IP" means Joint Collaboration Inventions and Joint Collaboration Patent Rights, collectively.

1.48 "JOINT COLLABORATION PATENT RIGHTS" means any and all Patent Rights in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which claim or Cover any Joint Collaboration Inventions. "Joint Collaboration Patent Rights" include, but are not limited to, those Patent Rights which claim or cover Joint Technology Collaboration Inventions or Joint Therapeutic Collaboration Inventions; or are divisions or continuations of Joint Collaboration Patent Rights, or constitute such portions of

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        continuations-in-part as are themselves within the definition of Joint
        Collaboration Patent Rights.

1.49 "JOINT STEERING COMMITTEE" or "JSC" means the joint steering committee as more fully described in Section 4.1.1.

1.50 "JOINT TECHNOLOGY COLLABORATION INVENTIONS" means any and all Know-How arising from the Technology Collaboration and developed or invented jointly by employee(s) of MERCK and/or its Affiliate and/or a Third Party acting on behalf of MERCK or its Affiliate, on the one hand, and employee(s) of ALNYLAM and/or its Affiliate and/or a Third Party acting on behalf of ALNYLAM or its Affiliate, on the other hand, during the Technology Collaboration Term.

1.51 "JOINT THERAPEUTIC COLLABORATION INVENTIONS" means any and all Know-How arising from the Therapeutic Collaboration and developed or invented jointly by employee(s) of MERCK and/or its Affiliate and/or a Third Party acting on behalf of MERCK or its Affiliate, on the one hand, and employee(s) of ALNYLAM and/or its Affiliate and/or a Third Party acting on behalf of ALNYLAM or its Affiliate, on the other hand, during the Therapeutic Collaboration Term.

1.52 "KNOW-HOW" means all biological materials and other tangible materials, inventions, discoveries, improvements, practices, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including without limitation pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise.

1.53 "MANUFACTURING" or "MANUFACTURE" means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of RNAi Therapeutic Products, including process and formulation development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, whether such activities are conducted by (a) ALNYLAM, its Affiliates or a Third Party contractor of ALNYLAM, or (b) MERCK, its Affiliates or a Third Party contractor of MERCK.

1.54 "MANUFACTURING DEVELOPMENT EXPENSES" means, with respect to a Profit-Sharing Product, to the extent not included in Development Expenses or Cost of Goods Sold, the internal and external costs of a Party incurred in process development, process validation, process improvement, formulation development, product characterization, manufacturing scale-up and recovery costs, the development of SOPs and QA/QC methods and procedures, the production of qualification lots, all costs incurred in obtaining and maintaining approval for the Manufacture of such Profit-Sharing Product for commercial sale, and the costs of preparing, submitting, reviewing and developing data and information for the purpose of a drug master file or for submission to a Regulatory Authority to obtain or retain such approvals. Manufacturing Development Expenses shall

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        be determined by a Party in accordance with generally accepted accounting principles in the United States consistently applied by such Party.

1.55 "MERCK BROAD RNAI PATENT RIGHTS" means any and all Patent Rights in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and to exclude Joint Collaboration Patent Rights), which (a) as of the Original Effective Date and/or during the Collaboration Term, are Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries and (b) are necessary or useful to ALNYLAM for in vitro and/or in vivo target identification and/or target validation. MERCK Broad RNAi Patent Rights include but are not limited to those Patent Rights which: (i) claim or cover MERCK Technology Collaboration Inventions; or (ii) are divisions or continuations of MERCK Broad RNAi Patent Rights, or constitute such portions of continuations-in-part as are themselves within the definition of MERCK Broad RNAi Patent Rights. "MERCK Broad RNAi Patent Rights" shall include, without limitation, those Patent Rights set forth in Schedule 1.55. The term "MERCK Broad RNAi Patent Rights" does not include any Patent Rights relating to MERCK RNAi Novel Targets or arising from the development of MERCK Development Products, including but not limited to Patent Rights relating to MERCK RNAi Novel Target IP.

1.56 "MERCK BROAD RNAI TECHNOLOGY" means any and all Know-How (including MERCK Technology Collaboration Inventions and MERCK's rights in Joint Technology Collaboration Inventions) which: (a) as of the Original Effective Date and/or during the Collaboration Term, is in the Control of MERCK or ROSETTA or their wholly-owned subsidiaries, and (b) is necessary or useful to ALNYLAM for in vitro and/or in vivo target identification and/or target validation including (i) data and methods for monitoring RNAi selectivity and potency, and (ii) approaches to optimal design of siRNAs, including but not limited to informatics approaches. "MERCK Broad RNAi Technology" does not include Know-How relating to MERCK RNAi Novel Targets or arising from the development of MERCK Development Products, including but not limited to MERCK RNAi Novel Target IP.

1.57 "MERCK COLLABORATION INVENTIONS" means MERCK Technology Collaboration Inventions, MERCK Therapeutic Collaboration Inventions, and MERCK's interest in Joint Collaboration Inventions, collectively.

1.58 "MERCK IN-LICENSE" means an agreement between MERCK and a Third Party pursuant to which MERCK has rights and obligations with respect to, or which otherwise Cover, an RNAi Therapeutic Product and which is necessary to Develop, Commercialize and/or Manufacture RNAi Therapeutic Products in the Field in the Territory.

1.59 "MERCK PRODUCT-SPECIFIC RNAI PATENT RIGHTS" means any and all Patent Rights in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and exclude Joint Collaboration Patent Rights) which: (a) as of the Original Effective Date and/or during the Collaboration Term, are Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries, and (b) are necessary or useful to ALNYLAM in connection with the

        Development, Manufacturing and Commercialization of a specific RNAi Therapeutic Product within the Therapeutic Collaboration. MERCK Product-Specific RNAi Patent Rights include but are not limited to those Patent Rights which: (i) claim or Cover a specific RNAi Therapeutic Product within the Therapeutic Collaboration; or (ii) claim or cover MERCK Therapeutic Collaboration Inventions; or (iii) are divisions or continuations of MERCK Product-Specific RNAi Patent Rights, or constitute such portions of continuations-in-part as are themselves within the definition of MERCK Product-Specific RNAi Patent Rights. "MERCK Product-Specific RNAi Patent Rights" include, without limitation, those Patent Rights set forth in Schedule 1.57. The term "MERCK Product-Specific RNAi Patent Rights" does not include any Patent Rights relating to MERCK RNAi Novel Targets or arising from the development of MERCK Development Products, including but not limited to patents or patent applications relating to MERCK RNAi Novel Target IP.

1.60 "MERCK PRODUCT-SPECIFIC RNAI TECHNOLOGY" means any and all Know-How (including without limitation MERCK Therapeutic Collaboration Inventions and MERCK's rights in Joint Therapeutic Collaboration Inventions) which:
        (a) as of the Original Effective Date and/or during the Collaboration Term, is in the Control of MERCK or ROSETTA or their wholly-owned subsidiaries, and (b) is necessary or useful to ALNYLAM for the Development, Manufacture or Commercialization of a specific RNAi Therapeutic Product within the Therapeutic Collaboration, and (c) is not included in MERCK Broad RNAi Technology. The term "MERCK Product-Specific RNAi Technology" does not include Know-How relating to MERCK RNAi Novel Targets or arising from the development of MERCK Development Products, including but not limited to MERCK RNAi Novel Target IP.

1.61 "MERCK RNAI NOVEL TARGET" means a [**] Target that is covered by MERCK RNAi Novel Target IP or intellectual property Controlled by MERCK or its Affiliates and which MERCK deems to be a potential Target for RNAi Therapeutic Products. Such Target is [**] based on the judgment of MERCK, but would include without limitation a target for which [**] or [**] is [**] to [**] target activity.

        A MERCK RNAi Novel Target may also include, without limitation:

        1.      [**] for which [**] have been [**], for example in [**];

        2.      [**] that exist as [**] has been [**]; and

        3.      [**] and [**] where [**] in the public domain.

        A MERCK RNAi Novel Target must be unique to MERCK at the time presented to ALNYLAM; that is it must be a Target for which: (a) MERCK or its Affiliate [**] on the MERCK RNAi Novel Target, whether or not (b) MERCK believes there are [**], the claims of which would be infringed (i) by the use of the MERCK RNAi Novel Target within the Therapeutic Collaboration, or (ii) by the [**] within the Therapeutic Collaboration in the absence of a license.

1.62 "MERCK RNAI NOVEL TARGET IP" means any and all Know-How and Patent Rights Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the Collaboration Term, and that both: (i) are necessary or useful to ALNYLAM for research, development, manufacturing, marketing, use, import or sale of RNAi Therapeutic Products within the Therapeutic Collaboration, and (ii) claim or cover specific MERCK RNAi Novel Targets.

1.63 "MERCK RNAI PATENT RIGHTS" means MERCK Broad RNAi Patent Rights and MERCK Product-Specific Patent Rights, collectively. The term "MERCK RNAi Patent Rights" shall not include Patent Rights that claim or Cover MERCK RNAi Novel Targets or MERCK RNAi Novel Target IP.

1.64 "MERCK RNAI TECHNOLOGY" means MERCK Broad RNAi Technology and MERCK Product-Specific RNAi Technology, collectively.

1.65 "MERCK TECHNOLOGY COLLABORATION INVENTIONS" means any and all Know-How arising from the Technology Collaboration and developed or invented solely by employees of MERCK or its Affiliates or other persons not employed by ALNYLAM acting on behalf of MERCK during the Technology Collaboration Term.

1.66 "MERCK THERAPEUTIC COLLABORATION INVENTIONS" means any and all Know-How arising from the Therapeutic Collaboration and developed or invented solely by employees of MERCK or its Affiliates or other persons not employed by ALNYLAM acting on behalf of MERCK during the Therapeutic Collaboration Term, including but not limited to MERCK-Assigned Therapeutic Collaboration Inventions (as defined in Section 11.2(d)).

1.67 "MERCK THERAPEUTIC COLLABORATION IP" means any and all Know-How (including MERCK Therapeutic Collaboration Inventions and MERCK's rights in Joint Therapeutic Collaboration Inventions) and Patent Rights, which:
        (a) are Controlled by MERCK or its Affiliates as of the Original Effective Date or during the Collaboration Term, and (b) are necessary or useful to ALNYLAM in connection with the Therapeutic Collaboration and/or in the Development, Manufacture and Commercialization of RNAi Therapeutic Products within the Therapeutic Collaboration.

1.68 "[**] PRODUCT" means a [**] RNAi Therapeutic Product that contains siRNAs directed against [**] MERCK Novel RNAi Target.

1.69 "[**] PRODUCT TARGET" means a MERCK Novel RNAi Target against which an siRNA in a [**] Product is directed.

1.70 "NDA" means a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application,
        Section 510(k) filing or similar application or submission filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological, pharmaceutical or other therapeutic or prophylactic product in that country or in that group of countries.

1.71 "NECESSARY THIRD PARTY IP" means, with respect to any country in the Territory, on a country-by-country basis, Know-How or Patent Rights in such country owned or controlled by a Third Party that Cover an RNAi Therapeutic Product.

1.72 "NET SALES" means the gross invoice price of an RNAi Therapeutic Product sold by MERCK or its Related Parties or by ALNYLAM or its Related Parties to the first Third Party (other than a Sublicensee of a Party) after deducting, if not previously deducted, from the amount invoiced or received:

        (a) trade and quantity discounts actually given other than early payment cash discounts;

        (b) returns, rebates, chargebacks and other allowances actually given;

        (c)     retroactive price reductions that are actually granted; and

        (d) a fixed amount equal to [**] percent ([**]%) of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

        With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the gross invoice price of the RNAi Therapeutic Product(s) containing the same composition and concentration of RNAi oligonucleotide(s) or oligonucleotide-derivatives sold without other clinically active ingredients. In the event that the RNAi Therapeutic Product is sold only as a Combination Product and not sold without other clinically active ingredients, the Parties shall negotiate in good faith another basis on which to calculate Net Sales with respect to a Combination Product that fairly reflects the value of the RNAi Therapeutic Product relative to the other clinically active ingredients in the Combination Product, but in no event shall such calculation result in the gross invoice price on which to base Net Sales being less than [**] percent ([**]%) of the gross invoice price of such Combination Product.

        A percentage of the deductions set forth in paragraphs (a) through (d) above equal to the ratio of the Net Sales for the RNAi Therapeutic Product to the Net Sales of the entire Combination Product will be applied in calculating Net Sales for a Combination Product.

1.73 "OPT-OUT PERIOD" means the Pre-IND Filing Opt-Out Period, the Phase I Completion Opt-Out Period or the Phase II Completion Opt-Out Period.

1.74    "PARTY" means MERCK and/or ALNYLAM.

1.75 "PATENT RIGHTS" means all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part and divisions), and all foreign equivalents of the foregoing.

1.76 "PHASE I STUDY" means a clinical study of an RNAi Therapeutic Product in human volunteers or patients the purpose of which is preliminary determination of safety and tolerability of a dosing regime and for which there are no primary endpoints (as understood by the FDA or other Regulatory Authorities) in the protocol relating to efficacy.

1.77 "PHASE I COMPLETION OPT-OUT PERIOD" means, with respect to an RNAi Therapeutic Product, the period of [**] days after the Completion of Phase I for such RNAi Therapeutic Product.

1.78 "PHASE II STUDY" means (a) a dose exploration, dose response, duration of effect, kinetics, dynamic relationship or preliminary efficacy and safety study of an RNAi Therapeutic Product in the target patient population or (b) a controlled dose ranging clinical trial to evaluate further the efficacy and safety of an RNAi Therapeutic Product in the target patient population and to define the optimal dosing regimen.

1.79 "PHASE II COMPLETION OPT-OUT PERIOD" means, with respect to an RNAi Therapeutic Product, the period of [**] days after the first "end of Phase II" meeting with the applicable Regulatory Authority has been concluded for such RNAi Therapeutic Product or as otherwise agreed by the Parties in writing.

1.80 "PHASE III STUDY" means a controlled pivotal clinical study of an RNAi Therapeutic Product that is prospectively designed to demonstrate statistically whether such RNAi Therapeutic Product is effective and safe for use in a particular indication in a manner sufficient to obtain Regulatory Approval to market such RNAi Product.

1.81 "POST-APPROVAL STUDY" means a clinical study Initiated in a country after receipt of Regulatory Approval for the RNAi Therapeutic Product in such country.

1.82 "PRE-CLINICAL DEVELOPMENT ACTIVITIES" means the Development activities undertaken by the Parties to (a) generate, characterize and optimize Profit-Sharing Products and (b) support the filing of an IND for Profit-Sharing Products, including without limitation, non-clinical studies and Manufacturing development activities.

1.83 "PRE-EXISTING ALNYLAM ALLIANCE AGREEMENTS" means the agreements listed on Schedule 1.83.

1.84    "PRE-EXISTING MERCK ALLIANCE AGREEMENTS" means the agreements listed on
        Schedule 1.84.

1.85 "PRE-IND FILING OPT-OUT PERIOD" means, with respect to an RNAi Therapeutic Product, the period commencing upon completion of the final IND-Enabling GLP Toxicology Study for such RNAi Therapeutic Product, and continuing until the later of: (a) [**] days after completion of the final IND-Enabling GLP Toxicology Study for such RNAi Therapeutic Product and (b) [**] for such RNAi Therapeutic Product to the applicable Regulatory Authority.

1.86 "PRODUCT TRADEMARKS" means the trademark(s), service mark(s), accompanying logos, trade dress and/or indicia of origin used in connection with the distribution, marketing, promotion and sale of [**] Products or RNAi Therapeutic Products in the Territory. For purposes of clarity, the term Product Trademark(s) shall not include, without limitation, the corporate names and logos of either Party, and shall include any internet domain names incorporating such Product Trademarks

1.87 "REGULATORY APPROVAL" means any and all approvals (including without limitation all applicable pricing and governmental reimbursement approvals) licenses, registrations, or authorizations of any Regulatory Authority necessary for the Development, Manufacture and Commercialization of an RNAi Therapeutic Product in any country, including the acceptance or non-rejection of INDs and the approval of NDAs.

1.88 "REGULATORY AUTHORITY" means any applicable government regulatory authority involved in granting approvals for the Development, Manufacturing, and/or Commercialization of an RNAi Therapeutic Product in the Territory, including, in the United States, the FDA.

1.89 "RELATED PARTY" means a Party's Affiliates and permitted Sublicensees, which term does not include wholesale distributors of such Party or its Affiliates who purchase RNAi Therapeutic Products from such Party or its Affiliates in an arm's length transaction and who have no sales, marketing or reporting obligation to such Party or its Affiliates. For purposes of clarity, such wholesale distributors do not include those distributors whose obligations to such Party or Affiliate include responsibility for sales and/or marketing efforts in a country of the Territory or sharing of costs and expenses with respect to sales and/or marketing on behalf of a Party or its Affiliates, which distributors shall be deemed to be permitted Sublicensees for purposes of this definition.

1.90 "[**]" means the [**] any portions thereof, [**] thereof, [**] any [**] from [**] or [**] any [**] such [**].

1.91 "RNAI PRODUCT" means a therapeutic and/or prophylactic product containing, comprised of or based on siRNAs or siRNA derivatives or other moieties effective in gene function modulation and designed to modulate the function of particular genes or gene products through RNA interference.

1.92 "RNAI TECHNOLOGY" means technology useful for in vitro and/or in vivo target identification and/or target validation using RNA interference.

1.93 "RNAI THERAPEUTIC PRODUCTS" means RNAi Products that are directed at MERCK RNAi Novel Targets and that are either (a) discovered, derived or developed by ALNYLAM or MERCK or any person or entity acting on either Party's behalf, including Affiliates, consultants and scientific advisors during the Therapeutic Collaboration, or (b) contributed by a Party to a Program in the Therapeutic Collaboration. "RNAi Therapeutic Products" include, but are not limited to, any and all: (i) ALNYLAM Therapeutic Collaboration Inventions and MERCK Therapeutic Collaboration Inventions that, in each case, are RNAi Products and are directed at MERCK RNAi Novel Targets;

        and (ii) therapeutic preparations of the RNAi Therapeutic Product in final form for sale by prescription, over-the-counter or any other method for therapeutic use, including, without limitation, any Profit-Sharing Products, Royalty-Bearing Products, MERCK Development Products and/or Combination Products.

1.94 "ROSETTA" means Rosetta Inpharmatics LLC, a wholly-owned subsidiary of MERCK.

1.95 "ROYALTY PAYOR" means, in relation to (a) a Royalty-Bearing Product, the Party obligated to pay royalties to the other Party under the terms and conditions of this Agreement, (b) a MERCK Development Product or a Profit-Sharing Product outside the United States, MERCK, and (c) a [**] Product in the event that MERCK does not exercise its Opt-In Right, ALNYLAM.

1.96 "ROYALTY RECIPIENT" means, in relation to (a) a Royalty-Bearing Product, the Party entitled to receive royalties from the other Party under the terms and conditions of this Agreement, (b) a MERCK Development Product or a Profit-Sharing Product outside the United States, ALNYLAM, and (c) a [**] Product in the event that MERCK does not exercise its Opt-In Right, MERCK.

1.97 "SALES AND MARKETING EXPENSES" means, with respect to a Profit-Sharing Product, the internal and external costs and expenses incurred by the Parties and their Related Parties in connection with the pre-launch market development, and the promotion, marketing, selling and product support of such Profit-Sharing Product in the United States, in accordance with the Commercialization Plan for such Profit-Sharing Product and the related budget for Sales and Marketing Expenses, including without limitation:

        (a) promotional and training materials for the sales representatives;

        (b)     patient support program costs;

        (c) disease management programs specifically developed for such Profit-Sharing Product;

        (d) outcomes and pharmacoeconomic studies and Post-Approval Studies for Profit-Sharing Product;

        (e) costs incurred in conducting joint meetings relating to Commercialization of such Profit-Sharing Product (excluding JCC meetings) prior to the date of First Commercial Sale of such Profit-Sharing Product in the United States (including lodging expenses and travel expenses associated with such a meeting);

        (f)     costs associated with Detailing to physicians;

        (g) costs associated with market development activities and other similar pre-launch activities;

        (h) Cost of Goods Sold of samples of such Profit-Sharing Product distributed in accordance with the Commercialization Plan;

        (i) the costs of internal scientific, medical, technical, quality assurance, quality control or managerial personnel engaged in Commercialization efforts (including without limitation Health Science Associates fielded by the Parties), which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed by the Parties in writing;

        (j) other out-of-pocket costs and expenses related to promotion, marketing, selling and product support of such Profit-Sharing Product, including without limitation costs and expenses associated with symposia, seminars, media advertising, market research and direct mailing, that are incurred in accordance with the applicable Commercialization Plan and the related budget; and

        (k) any other costs explicitly included in the budget for the Commercialization Plan.

1.98 "SMALL INTERFERING RNA" or "SIRNA" means a double-stranded ribonucleic acid (RNA) composition designed to act primarily through an RNA interference mechanism that consists of either (a) two separate oligomers of native or chemically modified RNA that are hybridized to one another along a substantial portion of their lengths, or (b) a single oligomer of native or chemically modified RNA that is hybridized to itself by self-complementary base-pairing along a substantial portion of its length to form a hairpin.

1.99 "SUBLICENSEE" means a Third Party to whom a Party grants a sublicense under any ALNYLAM RNAi Technology, MERCK RNAi Technology or Joint Collaboration IP, as the case may be, to Develop, Manufacture or Commercialize an RNAi Therapeutic Product in the Field in the Territory subject to Section 7.3 or otherwise grants rights to distribute, promote or sell an RNAi Therapeutic Product.

1.100 "TARGET" shall mean: (a) a polypeptide or entity comprising a combination of at least one polypeptide and other macromolecules, that is a site or potential site of therapeutic intervention by a therapeutic agent; or a nucleic acid which is required for expression of such polypeptide; (b) variants of a polypeptide, cellular entity or nucleic acid described in clause (a); (c) a defined non-peptide entity, including a microorganism, virus, bacterium or single cell parasite; provided that the entire genome of a virus shall be regarded as a single Target; or (d) a naturally occurring interfering RNA or microRNA or precursor thereof.

1.101 "TECHNOLOGY COLLABORATION" means the research activities undertaken by the Parties during the Technology Collaboration Term pursuant to Article 2 of the Original Agreement, but excluding the [**] Program.

1.102 "TECHNOLOGY COLLABORATION TERM" means the period commencing on the Original Effective Date and ending on the Effective Date.

1.103 "TERRITORY" means all of the countries in the world, and their territories and possessions.

1.104 "THERAPEUTIC COLLABORATION" means the Development, Manufacture and Commercialization activities undertaken by the Parties with respect to Profit-Sharing

        Products, Royalty-Bearing Products and MERCK Development Products in the Field and in the Territory.

1.105   "THIRD PARTY" means an entity other than a Party and its Affiliates.

1.106   "VALID CLAIM" means a claim of: (a) an issued and unexpired patent which
        (i) covers the Manufacture or Commercialization of a [**] Product or an RNAi Therapeutic Product, as the case may be; (ii) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or has not been appealed within the time allowed for appeal, and (iii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a [**] within the Territory, which covers the [**] of a [**] Product or an RNAi Therapeutic Product, as the case may be, that has been [**] years from the earliest date [**] and such [**].

1.107 "WORLDWIDE SALES" means aggregate worldwide Net Sales of a Royalty-Bearing Product or a [**] Product in a Calendar Year by a Party or its Related Parties, as the case may be.

ADDITIONAL DEFINITIONS. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

TERM                                                                           SECTION
------------------------------------------------------------------------    --------------
"AAA"                                                                       13.7.1
"ACQUIRED PARTY"                                                            13.3.1
"ALNYLAM-ASSIGNED THERAPEUTIC COLLABORATION INVENTIONS"                     11.2(d)
"ALNYLAM INDEMNITEES"                                                       10.5.1
"ALNYLAM TARGET IDENTIFICATION AND TARGET VALIDATION RNAI PATENT RIGHTS"    1.4
"ALNYLAM TECHNOLOGY"                                                        7.1.3(a)
"AGREEMENT TERM"                                                            12.1.2
"BANKRUPT PARTY"                                                            12.3.5
"BREACHING PARTY"                                                           12.2.1(a)
"CHANGE OF CONTROL"                                                         13.3.3
"CHANGE OF CONTROL NOTICE"                                                  13.3.1
"CODE"                                                                      12.3.5
"CO-DEVELOPMENT TARGET"                                                     3.2.2(c)
"COLLABORATION MANAGER"                                                     4.2
"CONTINUING PARTY"                                                          5.1
"CO-PROMOTION AGREEMENT"                                                    3.10.1
"CO-PROMOTION OPTION EXERCISE DATE"                                         3.10.1
"CRT AGREEMENT"                                                             7.5
"DEFENDING PARTY"                                                           11.6.4
"DISPUTE"                                                                   13.7.1
"DIVESTING PARTY"                                                           13.3.1(c)(iii)
"DROPPED MERCK DEVELOPMENT TARGET"                                          6.8
"EFFECTIVE DATE"                                                            Preamble
"EXCLUDED CLAIM"                                                            13.7.1

"EXPENSE SHARE REDUCTION OPTION"                                            3.9.1
"GATEKEEPER"                                                                3.2.2(a)
"HUMAN MATERIALS"                                                           10.1(e)
"INDEMNITEE"                                                                10.5.4
"INFRINGEMENT CLAIM"                                                        11.6.1
"INITIAL ENFORCEMENT RIGHTS PARTY"                                          11.5.3
"INITIAL NOTICE"                                                            6.8
"JCC"                                                                       3.10.2
"JSC"                                                                       4.1.1
"JSC CHAIRPERSON"                                                           4.1.2
"LOSSES"                                                                    10.5.1
"MERCK-ASSIGNED THERAPEUTIC COLLABORATION INVENTIONS"                       11.2(d)
"MERCK DEVELOPMENT PRODUCT"                                                 3.2.2(d)
"MERCK DEVELOPMENT TARGET"                                                  3.2.2(d)
"MERCK INDEMNITEES"                                                         10.5.2
"MERCK RNAI NOVEL TARGET INFORMATION"                                       3.2.2(b)
"MERCK TECHNOLOGY"                                                          7.1.3(a)
"NON-ACQUIRED PARTY"                                                        13.3.1
"NON-BANKRUPT PARTY"                                                        12.3.5
"NON-BREACHING PARTY"                                                       12.2.1(a)
"NOVARTIS"                                                                  Schedule 1.83
"NOVARTIS AGREEMENT"                                                        Schedule 1.83
"OPT-IN INFORMATION"                                                        2.2.2(a)
"OPT-IN NOTICE"                                                             2.2.2(b)
"OPT-IN PERIOD"                                                             2.2.2(a)
"OPT-IN RIGHT"                                                              2.2.2(a)
"OPT-OUT NOTICE"                                                            5.1(a)
"OPT-OUT PARTY"                                                             5.1(a)
"OPT-OUT POINT"                                                             5.1(b)
"OPT-OUT RIGHT"                                                             5.1
"ORIGINAL AGREEMENT"                                                        Recitals
"ORIGINAL EFFECTIVE DATE"                                                   Recitals
"PATENT EXPENSES"                                                           11.3.7
"PROFIT-SHARING PRODUCT"                                                    3.2.2(c)
"PROGRAM"                                                                   3.3
"PROGRAM WORKPLAN"                                                          3.3
"PROSECUTING PARTY"                                                         11.3.5
"PROVIDERS"                                                                 10.1(e)
"RECEIVING PARTY"                                                           12.4.1
"REGION"                                                                    12.3.6
"REQUESTED PARTY"                                                           3.7
"[**]"                                                                      2.2.1
"ROYALTY-BEARING PRODUCT"                                                   5.1
"SECONDARY ENFORCEMENT RIGHTS PARTY"                                        11.5.3
"SELECTION NOTICE"                                                          3.2.2(c)
"SIGNIFICANT PHARMACEUTICAL COMPANY"                                        13.3.3

"SOLE COMMERCIALIZATION PARTY"                                              13.3.1(c)(iii)
"SPC"                                                                       11.9
"[**]"                                                                      7.5
"TARGET RESPONSE NOTICE"                                                    3.2.2(a)
"TARGET SET"                                                                3.2.1
"THERAPEUTIC COLLABORATION TERM"                                            12.1.1
"TRANSFERRING PARTY"                                                        12.4.1
"U.S. CO-PROMOTION OPTION"                                                  3.10.1
"U.S. DEVELOPMENT EXPENSES"                                                 3.9.1
"U.S. OPERATING PROFIT/LOSS"                                                9.3

2.      TECHNOLOGY COLLABORATION

2.1 TERMINATION OF TECHNOLOGY COLLABORATION. ALNYLAM and MERCK hereby agree that the Technology Collaboration shall terminate as of the Effective Date and the Parties will mutually agree upon the contents and format of a final report (if any) describing the work performed by each Party under the Technology Collaboration.

2.2     [**].

2.2.1 [**]. Pursuant to the terms of the Original Agreement, ALNYLAM [**] for the development of RNAi Products [**] and MERCK has [**] development and commercialization of [**].

2.2.2   MERCK OPT-IN RIGHT.

        (a) Within [**] days of completing the [**] for the first [**] Product to reach such milestone, ALNYLAM shall provide MERCK with all information, materials and data listed on Schedule
                2.2.2 (provided that, with respect to those categories normally required for an IND filing, such information, materials or data may be omitted if the omission is approved by the relevant Regulatory Authority for an IND filing) ("OPT-IN INFORMATION") to enable MERCK to evaluate and decide whether to exercise its right to co-develop RNAi Products directed to the [**] Target under the Therapeutic Collaboration ("OPT-IN RIGHT"). Notwithstanding the above, "Opt-In Information" shall include all information, materials and/or data listed on Schedule 2.2.2 which is in ALNYLAM's or its Affiliate's possession (either by ownership or license) and relating to the [**] Target and any [**] Products developed by ALNYLAM.

        (b) MERCK shall have a period of [**] days after receiving from ALNYLAM all Opt-In Information relating to the [**] Target ("OPT-IN PERIOD") in which to exercise its Opt-In Right by written notice to ALNYLAM ("OPT-IN NOTICE"). If MERCK has not received all Opt-In Information set forth in Schedule 2.2.2, or any portion thereof (other than the materials and data which may be omitted pursuant to the first sentence of this Section 2.2.2(b)), MERCK shall notify

                ALNYLAM of same, which notice shall specify any missing Opt-In Information or any portion thereof; and ALNYLAM shall, promptly after receipt of such notice, provide any missing Opt-In Information identified in the notice to MERCK. If MERCK does not deliver such Opt-In Notice to ALNYLAM within the Opt-In Period, then MERCK shall be deemed to have declined to exercise its Opt-In Right, and the financial terms set forth in Section 9.4.1 shall apply. In the event that MERCK does not deliver such Opt-In Notice to ALNYLAM, MERCK and its Affiliates shall (i) immediately return to ALNYLAM all information (including Information), data and materials (including all ALNYLAM intellectual property) relating to the [**] Products and [**] Target, including, but not limited to that which was provided pursuant to Schedule 2.2.2, (ii) have no rights under this Agreement to the [**] Target, and (iii) be prohibited, for a period of [**] months commencing on the final day of the Opt-In Period, from researching, developing or commercializing, either alone or with or through any Third Party, any RNAi Product directed at the [**] Target.

        (c) Upon MERCK's giving an Opt-In Notice to ALNYLAM, MERCK shall pay ALNYLAM a fee of [**] Dollars ($[**]) plus [**] percent ([**]%) of the FTE Costs and out-of-pocket research costs which ALNYLAM incurred in developing the [**] Target and [**] Products from the date ALNYLAM elected to develop the [**] Target until the date of the Opt-In Notice. Thereafter, the [**] Target shall be deemed a Co-Development Target, the [**] Program shall be deemed a Program under the Therapeutic Collaboration and any [**] Products shall be deemed Profit-Sharing Products and shall be subject to all the terms of this Agreement applicable to Profit-Sharing Products other than the milestone payment provisions of Section 9.2.1.

2.3 EXCHANGE OF INFORMATION. In accordance with the provisions of Article 7, on an ongoing basis during the Collaboration Term:


        (a) ALNYLAM shall disclose to MERCK all ALNYLAM RNAi Technology that is Controlled by ALNYLAM or its Affiliates as of the Original Effective Date and/or during the Technology Collaboration Term which has not been previously disclosed and shall provide updates, at least quarterly, with regard to ALNYLAM RNAi Technology that is Controlled by ALNYLAM or its Affiliates as of the Original Effective Date and/or during the Technology Collaboration Term, and ALNYLAM RNAi Patent Rights that are Controlled by ALNYLAM or its Affiliates as of the Original Effective Date and/or during the Technology Collaboration Term, including but not limited to any and all ALNYLAM RNAi Patent Rights filings related thereto, and ALNYLAM Therapeutic Collaboration IP that is Controlled by ALNYLAM or its Affiliates as of the Original Effective Date and/or during the first [**] years of the Collaboration Term, including but not limited to any and all ALNYLAM RNAi Patent Rights filings related thereto;

        (b) MERCK shall disclose to ALNYLAM all MERCK Broad RNAi Technology that is Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the Technology Collaboration Term and

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

                MERCK Product-Specific RNAi Technology that is Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the first [**] years of the Collaboration Term which has not been previously disclosed and shall provide updates, at least quarterly, with regard to such MERCK Broad RNAi Technology that is Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the Technology Collaboration Term and MERCK Product-Specific RNAi Technology that is Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the first [**] years of the Collaboration Term, MERCK Broad RNAi Patent Rights that are Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the Technology Collaboration Term, including but not limited to any and all MERCK RNAi Patent Rights filings related thereto, and MERCK Therapeutic Collaboration IP that is Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries as of the Original Effective Date and/or during the first [**] years of the Collaboration Term, including but not limited to any and all MERCK RNAi Patent Rights filings related thereto; and

        (c) each Party shall disclose to the other any and all Joint Collaboration Inventions and Joint Collaboration Patent Rights not previously disclosed and shall provide updates, at least quarterly, with regard to such Joint Collaboration Inventions.

        Disclosures required by this Section 2.3 shall be subject to the confidentiality and non-use obligations of Third Party agreements and the confidentiality provisions of Section 8.1 of this Agreement.

3.      THERAPEUTIC COLLABORATION

3.1 OVERVIEW. The Parties shall collaborate in carrying out the Therapeutic Collaboration with the objective of developing RNAi Therapeutic Products for Targets associated with human diseases.

3.2     PROVISION AND SELECTION OF MERCK RNAI NOVEL TARGETS.

        3.2.1 MERCK RNAI NOVEL TARGETS. During the Therapeutic Collaboration Term, MERCK shall nominate nine (9) MERCK RNAi Novel Targets which are candidates for RNAi Therapeutic Products as follows:
                (a) three (3) such Targets within [**] days after the Effective Date, (b) three (3) additional Targets by [**] and (c) three (3) additional Targets by [**]. Each set of three (3) Targets is hereinafter referred to as a "TARGET SET".

        3.2.2 TARGET SELECTION. With regard to the nomination of MERCK RNAi Novel Targets to ALNYLAM by MERCK and notification to MERCK by ALNYLAM of its interest in selecting such MERCK RNAi Novel Targets, the following step-wise process shall apply:

                (a) For each Target Set, MERCK shall initially disclose to an individual ALNYLAM employee specified by ALNYLAM and reasonably acceptable to MERCK (the "GATEKEEPER") the NCBI Gene ID number (or, if a NCBI Gene ID number is not available, the specific sequence of the proposed MERCK RNAi Novel Target) of three (3) Targets that MERCK [**] to ALNYLAM as MERCK RNAi Novel Targets for such Target Set. Within [**] days following the Gatekeeper's receipt of such Targets, the Gatekeeper shall notify MERCK in writing (a "TARGET RESPONSE NOTICE") which, if any, of such Targets is either: (a) subject to a contractual obligation to a Third Party that would be breached by the inclusion of such Target as a MERCK RNAi Novel Target under this Agreement, or (b) the subject of an internal program to which ALNYLAM has committed or allocated [**] period immediately preceding MERCK's disclosure of the Target Set to the Gatekeeper. The Gatekeeper shall keep all information relating to the proposed MERCK RNAi Novel Target strictly confidential and shall not disclose such information to any other individual or entity, or use such information for any purpose other than verification as to whether or not such Target is available for nomination as a MERCK RNAi Novel Target under this Agreement. If a Target submitted to the Gatekeeper is [**], then MERCK [**] as a MERCK RNAi Novel Target [**] pursuant to the foregoing procedure for such Target Set. For clarity, notwithstanding the [**] MERCK RNAi Novel Targets evaluated by the Gatekeeper [**], MERCK shall not be entitled to nominate more than three (3) MERCK RNAi Novel Targets in any one Target Set, or to nominate more than three (3) Target Sets, in each case for ALNYLAM's consideration as potential Co-Development Targets.

                (b) MERCK shall notify ALNYLAM in writing of the MERCK RNAi Novel Targets that have been identified pursuant to the foregoing procedure for each Target Set and identify which Targets, if any, in such Target Set are [**] Targets as described in Section 3.2.3. MERCK shall provide to ALNYLAM the MERCK RNAi Novel Target information described in Schedule 3.2.2 ("MERCK RNAI NOVEL TARGET INFORMATION") for each of the MERCK RNAi Novel Targets in each Target Set [**] Targets. If ALNYLAM has not received all MERCK RNAi Novel Target Information set forth in Schedule 3.2.2, or any portion thereof, ALNYLAM shall notify MERCK of same, which notice shall specify any missing MERCK RNAi Novel Target Information or any portion thereof; and MERCK shall, promptly after receipt of such notice, provide to ALNYLAM any missing MERCK RNAi Novel Target Information identified in the notice. "MERCK RNAi Novel Target Information" shall include all information, materials and/or data listed on Schedule 3.2.2 which is in MERCK's or ROSETTA's or their fully-owned subsidiaries' Control and is directly relevant to the MERCK RNAi Novel Target.

                (c) As expeditiously as possible, but in no event later than [**] months after receiving the MERCK RNAi Novel Target Information for all of the MERCK RNAi Novel Targets in a Target Set ([**]), ALNYLAM shall notify MERCK

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

                        in writing ("SELECTION NOTICE") as to whether or not it is selecting one of the MERCK RNAi Novel Targets in a Target Set (and if so, which one) for the Development and Commercialization by both ALNYLAM and MERCK of RNAi Therapeutic Products directed at such MERCK RNAi Novel Target (each such Target, a "CO-DEVELOPMENT TARGET", and each such RNAi Therapeutic Product, a "PROFIT-SHARING PRODUCT").

                (d) Any MERCK RNAi Novel Target in a Target Set that is not selected by ALNYLAM as a Co-Development Target shall automatically be deemed a Target for which MERCK may Develop and Commercialize RNAi Therapeutic Products directed to such Target (each such Target a "MERCK DEVELOPMENT TARGET", and each such RNAi Therapeutic Product, a "MERCK DEVELOPMENT PRODUCT"). ALNYLAM and its Affiliates shall (i) immediately return to MERCK all information (including Information), data and materials (including all MERCK intellectual property) relating to the MERCK Development Targets, including, but not limited to that which was provided pursuant to Schedule 3.2.2, (ii) have no rights under this Agreement to the MERCK Development Targets, and (iii) be prohibited from researching, developing or commercializing, either alone or with or through any Third Party, any RNAi Product directed at such MERCK Development Target.

        3.2.3 [**]. MERCK may designate [**] MERCK RNAi Novel Targets within the first or second Target Set ([**]) as [**] Targets. Each such [**] Target shall be deemed a MERCK Development Target and each [**] a MERCK Development Product, and ALNYLAM shall not be entitled to [**] Targets as Co-Development Targets. If MERCK nominates (a) [**] Targets in the first or second Target Set and ALNYLAM [**] as a Co-Development Target, or (b) [**] Targets in the first or second Target Set, then [**] ALNYLAM, in its sole discretion, may [**] as a Co-Development Target.

3.3 PROGRAM WORKPLANS. The activities to be undertaken in the course of the Therapeutic Collaboration for each Co-Development Target (each, a "PROGRAM") shall be set forth in a detailed workplan ("PROGRAM WORKPLAN"). The Parties agree to conduct all their Development activities relating to the RNAi Therapeutic Products directed to Co-Development Targets in accordance with the applicable Program Workplan. Within [**] days after the selection of each Co-Development Target (or, in the event that MERCK exercises it Opt-In Right with respect to the [**] Target and [**] Products, the date of the Opt-In Notice), the JSC will agree upon a Program Workplan for a Program to research and develop one or more RNAi Therapeutic Products directed to each such Co-Development Target. The focus of the Program Workplans for the Programs will be on generating, characterizing and optimizing RNAi Therapeutic Products directed to the Co-Development Targets for further Development in the Field, including Clinical Studies, and as appropriate, the conduct of these studies. Each Party will contribute to each Program any RNAi Therapeutic Products directed to the applicable Co-Development Target that have been generated by such Party prior to the selection of the applicable Co-Development Target, subject to any rights such Party may have to Third Parties. The

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

        Program Workplan for each Program will identify such RNAi Therapeutic Products (if any).

3.4 COLLABORATION ACTIVITIES. The Program Workplans shall allocate Development tasks between the Parties consistent with their respective capabilities and, to the extent possible and scientifically sound, in a manner to maximize the expeditious and cost-effective Development and Manufacture of Profit-Sharing Products. With respect to each Profit-Sharing Product and Program, ALNYLAM will be responsible for leading the Pre-Clinical Development Activities under the applicable Program Workplan. With respect to each Profit-Sharing Product and Program, the Parties will discuss their respective responsibilities regarding the Manufacture and supply of Profit-Sharing Products for non-clinical studies and Clinical Studies initiated prior to the Completion of Phase II. With respect to each Profit-Sharing Product and Program, MERCK shall be responsible for the following activities under the applicable Program Workplan: (a) filing the IND for all Profit-Sharing Products, (b) leading non-clinical and clinical Development activities after the applicable IND is filed and (c) Manufacture and supply of Profit-Sharing Products for non-clinical studies and Clinical Studies initiated after Completion of Phase II (including, without limitation, any Manufacturing activities required to be initiated prior to Completion of Phase II in order to supply Profit-Sharing Products after Completion of Phase II in accordance with the applicable Program Workplan).

3.5 DILIGENCE. Each Party shall use Commercially Reasonable Efforts to perform its respective Development and Manufacturing activities under the Program Workplans in accordance with this Agreement according to the priorities established by the Program Workplans and the JSC.

3.6 RECORDS AND REPORTS. Each Party shall maintain scientific records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Program Workplans by such Party. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (or request the other Party to copy) all records of the other Party maintained in connection with the work done and results achieved in the performance of the Programs, but solely to the extent to which such records relate to an Profit-Sharing Product or to the extent access to such records is necessary for a Party to exercise its rights under this Agreement. All such records and the information disclosed therein shall be maintained in confidence by the recipient in accordance with Article 8.

3.7 AVAILABILITY OF EMPLOYEES. Each Party (the "REQUESTED PARTY") shall make available its employees engaged in the Programs upon reasonable notice during normal business hours and at their respective places of employment to consult with the other Party on the progress of the Programs, as coordinated through the Requested Party's Collaboration Manager or such other individual as may be designated by the Requested Party.

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

3.8     REGULATORY MATTERS AND COMPLIANCE FOR PROFIT-SHARING PRODUCTS.


        3.8.1 OWNERSHIP AND REFERENCE RIGHT. MERCK shall own the Regulatory Approvals and related regulatory documents submitted to the applicable Regulatory Authorities for all Profit-Sharing Products. The Party owning any Regulatory Approval and related regulatory documents shall license, including for cross-reference purposes, transfer, provide a letter of reference with respect to, or take other action necessary to make available such Regulatory Approvals and related regulatory documents to the other Party as may be reasonably necessary to enable such other Party to fulfill its obligations under the applicable Program Workplan and/or Commercialization Plan and exercise its rights under this Agreement with respect to the Development and Commercialization of such Profit-Sharing Products in the Territory.

        3.8.2   REGULATORY COORDINATION. Except as otherwise provided in Section
                3.8.3 or the applicable Program Workplan, MERCK shall (a) oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority, (b) be responsible for interfacing, corresponding and meeting with each Regulatory Authority, and
                (c) apprise ALNYLAM of all material communications from Regulatory Authorities in [**] as soon as reasonably possible but in any event within [**] business days, so as to permit ALNYLAM to exercise its rights under this Section 3.8, and to comply with its disclosure requirements under applicable securities laws. Except as otherwise provided in Section 3.8.3, ALNYLAM shall have the right at its sole expense to have a representative participate in all material meetings and, to the extent reasonably practicable for MERCK, material telephone discussions with the FDA with respect to Profit-Sharing Products.

        3.8.3 MANUFACTURING REGULATORY COMMUNICATIONS. Notwithstanding any provisions of Section 3.8.2 to the contrary, with respect to all regulatory issues related to the Manufacture of Profit-Sharing Products, including all matters relating to cGMP compliance, (a) in the case of supply of a Profit-Sharing Product for non-clinical studies and Clinical Studies initiated prior to the Completion of Phase II, ALNYLAM shall and (b) in the case of supply of a Profit-Sharing Product for non-clinical studies and Clinical Studies initiated after the Completion of Phase II (other than Phase III and Post-Approval Studies), MERCK shall:
                (i) be primarily responsible for overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority; (ii) be primarily responsible for interfacing, corresponding and meeting with each Regulatory Authority; (iii) be responsible for maintaining all regulatory filings; (iv) notify the other Party as soon as possible, but in any event within [**] business days, of any action by a Regulatory Authority in [**] that would halt, delay or otherwise impair the Development of a Profit-Sharing Product; and (v) provide to the other Party a written report once per Calendar Quarter of all material communications with any Regulatory Authority in [**]; and (c) in the case of supply of a Profit-Sharing Product for Phase III Study, Post-Approval Study or Commercialization purposes, including all matters relating to cGMP

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

                compliance, MERCK shall: (i) oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority, (ii) be responsible for interfacing, corresponding and meeting with each Regulatory Authority, (iii) be responsible for maintaining all regulatory filings, (iv) notify ALNYLAM as soon as possible, but in any event within [**] business days, of any action by a Regulatory Authority in [**] that would prohibit the marketing or the continued marketing of such Profit-Sharing Product or that would result in any shortage or projected shortage of such Profit-Sharing Product and (v) provide to ALNYLAM a written report once per Calendar Quarter of all material communications with any Regulatory Authority in [**].

        3.8.4 REPORTING ADVERSE EXPERIENCES. The Parties will develop and agree upon safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, and any product quality and product complaints involving adverse experiences, related to a Profit-Sharing Product, sufficient to permit each Party to comply with its legal obligations.

        3.8.5 COMPLIANCE. Each Party shall conduct the Therapeutic Collaboration and the Development, Manufacture and Commercialization of Profit-Sharing Products in accordance with all applicable laws, rules and regulations, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices.

3.9     FUNDING OF THE THERAPEUTIC COLLABORATION.

        3.9.1 U.S. DEVELOPMENT EXPENSES. From the date of approval by both Parties of the Program Workplan with respect to a Profit-Sharing Product, the Parties will [**] of all Development Expenses incurred in the conduct of the Program Workplan for such Profit-Sharing Product in order to generate data primarily to support Regulatory Approval of such Profit-Sharing Product in the United States ("U.S. DEVELOPMENT EXPENSES"). For the avoidance of doubt, U.S. Development Expenses may include expenses related to Clinical Studies performed outside of the United States in support of Regulatory Approval in the United States. The applicable Program Workplan will identify each Clinical Study that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States. Prior to the Initiation of the first Phase III Study with respect to each Profit-Sharing Product, each Party has a one-time option to reduce its percentage share of U.S. Development Expenses related to such Profit-Sharing Product ("EXPENSE SHARE REDUCTION OPTION"); provided, however, that in no event will such percentage share be less than [**] percent ([**]%). A Party may exercise such option by providing [**] months prior written notice to the other Party of such exercise and the percentage share of U.S. Development Expenses to be borne by such Party. In the event that MERCK exercises its Expense Share Reduction Option with respect to any Profit-Sharing Product, ALNYLAM shall assume final decision-making authority over the Development, Manufacturing and Commercialization activities for such Profit-Sharing Product with respect to the

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

                United States and the appropriate changes will be made to the provisions of this Agreement to reflect ALNYLAM's assumption of such final decision-making authority, including without limitation, the reallocation of responsibility for Development, Manufacturing and Commercialization activities and regulatory coordination with respect to the United States.

        3.9.2 EX-U.S. DEVELOPMENT EXPENSES. From the Effective Date, with respect to each Profit-Sharing Product, MERCK will bear [**] percent ([**]%) of the Development Expenses incurred in the conduct of the Program Workplan for such Profit-Sharing Product in order to generate data primarily to support Regulatory Approval of such Profit-Sharing Product in the Territory outside the United States.

        3.9.3 DEVELOPMENT EXPENSE BUDGET. Each Program Workplan under the Therapeutic Collaboration shall be accompanied by a budget prepared by the Parties setting forth the projected Development Expenses for such Program relating to the United States. Such Program Workplan budgets shall be reviewed and approved at least annually by the JSC pursuant to Section 4.1.4. U.S. Development Expenses identified within the budget for the applicable Program Workplan approved by the JSC shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 3.9.4. ALNYLAM and MERCK shall report quarterly to each other on their U.S. Development Expenses with respect to the immediately preceding Calendar Quarter, if any, with such reports to be submitted within [**] days after the end of each Calendar Quarter. The Parties shall seek to resolve any questions related to such U.S. Development Expenses within [**] days following receipt.

        3.9.4 EXPENSE RECONCILIATION. The Party that incurs more than its share of the total actual U.S. Development Expenses for a Profit-Sharing Product shall be paid by the other Party an amount sufficient to reconcile to its agreed percentage of actual U.S. Development Expenses in each Calendar Quarter; provided that total actual U.S. Development Expenses for both Parties for the Calendar Year to date have not exceeded [**]% of budgeted U.S. Development Expenses for such Profit-Sharing Product for the Calendar Year to date. If total actual U.S. Development Expenses exceeded budgeted U.S. Development Expenses by more than [**]% for the Calendar Year to date, the reimbursing Party shall first pay the other Party an amount sufficient to cause the reimbursing Party to have borne its stated percentage of [**]% of the budgeted U.S. Development Costs. Actual U.S. Development Expenses in excess of [**]% of budgeted U.S. Development Expenses shall also be reimbursed if
                (a) both Parties approve the additional U.S. Development Expenses in advance or (b) such excess U.S. Development Expenses are the result of work carried out in response to a governmental requirement to do such work and the Party incurring such excess U.S. Development Expenses has notified the other Party prior to incurring such excess U.S. Development Expenses. Subject to the foregoing clause (b), any proposal to increase U.S. Development Expense for any Calendar Year by more than [**]% of the U.S. Development Expenses budgeted for such Calendar Year, if the Parties

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

                are unable to reach consensus on such issue, after referral to the executive officers of the Parties pursuant to Section 13.7.1, shall not be approved. Reconciling payments under this
                Section 3.9.4 shall be made within [**] days of receipt of the other Party's quarterly report.

3.10 COMMERCIALIZATION AND MANUFACTURE OF PROFIT-SHARING PRODUCTS. The rights and obligations set forth in this Section 3.10 shall apply to both Parties, as applicable, in respect of each Profit-Sharing Product.

        3.10.1 U.S. CO-PROMOTION OPTION FOR PROFIT-SHARING PRODUCTS. Except in the event that ALNYLAM has exercised its Expense Share Reduction Option with respect to a Profit-Sharing Product, ALNYLAM shall have the option to Co-Promote such Profit-Sharing Product with MERCK in the United States (the "U.S. CO-PROMOTION OPTION"), which option shall be exercisable at any time (the "CO-PROMOTION OPTION EXERCISE DATE"), but no later than [**] months prior to the target launch date for such Profit-Sharing Product in the United States. If ALNYLAM exercises the U.S. Co-Promotion Option, the Parties' respective Co-Promotion responsibilities in the United States shall be negotiated in good faith and set forth in a definitive agreement ("CO-PROMOTION AGREEMENT") to be executed no later than [**] months prior to the target launch date for such Profit-Sharing Product in the United States. Such Co-Promotion Agreement shall contain terms substantially similar to those set forth in Schedule 3.10.1.

        3.10.2 JOINT COMMERCIALIZATION COMMITTEE. Within [**] months after ALNYLAM has exercised its U.S. Co-Promotion Option the Parties shall establish a Joint Commercialization Committee ("JCC") to oversee Commercialization activities in the United States relating to Profit-Sharing Products. The JCC will be chaired by MERCK and shall be comprised of three (3) named representatives of MERCK and three (3) named representatives of ALNYLAM. Each Party shall appoint its respective representatives to the JCC from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. All JCC representatives shall have appropriate marketing or commercialization expertise and ongoing familiarity with the Profit-Sharing Products. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives. The responsibilities of the JCC shall include overseeing the Commercialization of each Profit-Sharing Product, reviewing the Commercialization Plan and related budget for each Profit-Sharing Product and facilitating implementation of such Commercialization Plans and other related activities; provided, however, that all issues relating to Commercialization activities and budgets shall be subject to MERCK's final decision-making authority as set forth in Section
                4.4.1 and also subject to the proviso in Section 4.4.1; provided further, that in recognition of the importance of budgets, ALNYLAM shall have the full opportunity to review and comment on the Commercialization budget before final approval by MERCK. Any disputes related to Commercialization budgets shall be resolved as described in Section 4.5.2, but with the substitution of the JCC for the JSC. The meeting schedule and

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

                additional responsibilities of the JCC shall be determined upon establishment of the JCC.

        3.10.3 DILIGENCE. MERCK agrees to use Commercially Reasonable Efforts to Commercialize each Profit-Sharing Product in the Territory. Upon exercise by ALNYLAM of its U.S. Co-Promotion Option with respect to a Profit-Sharing Product, (a) the Parties agree to diligently collaborate in the Commercialization of such Profit-Sharing Product in the Field in the United States and (b) ALNYLAM agrees to use Commercially Reasonable Efforts to Commercialize such Profit-Sharing Product in the United States. Except as otherwise set forth in this Section 3.10, all activities shall be undertaken by the Parties in accordance with the Commercialization Plan developed under Section 3.10.5 and all sales shall be made under Product Trademark(s) selected by MERCK and approved by the JSC, using only professional sales representatives who are employees of the Parties, in the United States, or outside the United States, using professional sales representatives who are employees or direct independent contractors of MERCK.

        3.10.4 LEAD COMMERCIALIZATION PARTY; CERTAIN ALNYLAM RIGHTS. MERCK shall be responsible for developing a suitable global marketing strategy for each Profit-Sharing Product in the Territory and for sales activities, the development of marketing materials and the implementation of operational matters related to such activities including marketing, sales, supply and distribution of each Profit-Sharing Product in the Territory. MERCK shall be responsible for booking sales and shall warehouse and distribute the Profit-Sharing Product in the Territory. In the event that ALNYLAM exercises its U.S. Co-Promotion Option pursuant to
                Section 3.10.1, ALNYLAM shall have the right (but not the obligation) to field Health Science Associates in support of Profit-Sharing Products. The number and deployment of such Health Science Associates shall be detailed in the Commercialization Plan for each Profit-Sharing Product, and any Health Science Associates fielded by ALNYLAM shall be fully integrated into the efforts of MERCK's Health Science Associates. Regardless of whether ALNYLAM has exercised its U.S. Co-Promotion Option, the Parties shall mutually agree (such agreement not to be unreasonably withheld) upon the participation of key opinion leaders and/or investigators from time to time in meetings with investors sponsored by ALNYLAM.

        3.10.5 COMMERCIALIZATION PLAN. Prior to the [**] for a Profit-Sharing Product, MERCK shall prepare a statement of interest with respect to such Profit-Sharing Product for submission to the JSC. The statement of interest shall provide [**] by such Profit-Sharing Product. After submission of the statement of interest, but prior to submission of the [**] to the JSC as described below, [**] the Development of such Profit-Sharing Product shall be submitted to the JSC as they become available. [**] months prior to the completion of the design of the first Phase III Study with respect to such Profit-Sharing Product, MERCK shall prepare [**] for submission to the JSC. The [**] will [**] for such Profit-Sharing Product and [**] such Profit-Sharing Product. Thereafter on an annual basis (until such time as such responsibility shifts to the JCC pursuant to
                Section 3.10.2), MERCK shall

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                prepare a rolling [**] plan (a "COMMERCIALIZATION PLAN") for
                Commercializing such Profit-Sharing Product in the Field in the United States. The initial Commercialization Plan for such Profit-Sharing Product shall include [**] the Commercialization Plan. The subsequent Commercialization Plan will contain [**] in the United States with respect to such Profit-Sharing Product and shall contain [**]. Such subsequent Commercialization Plan is expected to include, without limitation, [**] for the Profit-Sharing Product. The Commercialization Plan shall also include, as an appendix, [**] in and for the United States after the First Commercial Sale of the relevant Profit-Sharing Product in the United States.

        3.10.6 MANUFACTURE. MERCK shall be responsible for the Manufacture and supply of each Profit-Sharing Product for Commercialization purposes. MERCK shall have the right to Manufacture the Profit-Sharing Product or have the Profit-Sharing Product Manufactured by an Affiliate or Third Party; provided that MERCK shall remain at all times fully liable for the Manufacture of the Profit-Sharing Product. In the event that MERCK uses a Third Party to fulfill its obligations hereunder, such Third Party shall be bound by confidentiality and non-use obligations which are no less stringent than those set forth in Article 8 of this Agreement.

4.      COLLABORATION MANAGEMENT

4.1 JOINT STEERING COMMITTEE. The Parties hereby establish a committee to facilitate the Development and Manufacturing of Profit-Sharing Products under the Therapeutic Collaboration as follows:

        4.1.1 COMPOSITION OF THE JOINT STEERING COMMITTEE. The Therapeutic Collaboration shall be conducted under the direction of a joint steering committee (the "JSC") comprised of two (2) named representatives of MERCK and two (2) named representatives of ALNYLAM. Each Party shall appoint its respective representatives to the JSC from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. Each Party shall have at least one JSC representative who is a senior employee (director level or above), and all JSC representatives shall have appropriate research, preclinical, manufacturing, clinical development or commercialization expertise and ongoing familiarity with the Collaboration. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to such representative's and consultant's written agreement to comply with the requirements of Section 8.1. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.

        4.1.2   JSC CHAIRPERSON. The JSC Chairperson shall rotate every twelve
                (12) months between ALNYLAM and MERCK. The initial JSC Chairperson shall be a representative of ALNYLAM. The Chairperson's responsibilities shall include (a) scheduling meetings at least quarterly, but more frequently if the JSC determines it necessary; (b) setting agenda for meetings with solicited input from

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                other members; (c) confirming and delivering minutes to the JSC for review and approval; and (d) conducting effective meetings, including ensuring that objectives for each meeting are set and achieved.

        4.1.3 MEETINGS. The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between ALNYLAM and MERCK facilities (or such other locations as is determined by the JSC). Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment, but at least two meetings per year shall be conducted in person.

        4.1.4 JSC RESPONSIBILITIES. The JSC shall have the following responsibilities with respect to Co-Development Targets and Profit-Sharing Products (but shall have no oversight over MERCK Development Products, [**] Products or Royalty-Bearing Products):

                (a) oversight of all Program activities relating to Co-Development Targets and Profit-Sharing Products;

                (b) determining the overall Development strategy for the Programs and the Profit-Sharing Products in the Field in the Territory;

                (c) reviewing for approval the Program Workplans (including without limitation, identifying each Clinical Study in such Program Workplans that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States) within [**] days after the selection of a Co-Development Target by ALNYLAM (or, in the event that MERCK exercises it Opt-In Right with respect to the [**] Target and [**] Products, the date of the Opt-In Notice), and reviewing for approval the related Development Expense budgets described in Section 3.9.3 within [**] days after the selection of a Co-Development Target by ALNYLAM (or, in the event that MERCK exercises it Opt-In Right with respect to the [**] Target and [**] Products, the date of the Opt-In Notice), in each case with appropriate input from ALNYLAM and MERCK senior management;

                (d) reviewing for approval (i) an annual update to each Program Workplan and the related Development Expense budgets described in Section 3.9.3, no later than December 31 of each Calendar Year, and (ii) any modifications to such Program Workplans and Development Expense budgets within [**] days of each submission to the JSC (including without limitation, identifying each Clinical Study in such updates and modifications to such Program Workplans that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States);

                (e) determining each Party's responsibilities under the Program Workplans consistent with Section 3.4;

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

                (f) facilitating the transfer of Know-How and Information between the Parties for purposes of conducting the Program Workplans;

                (g) regularly assessing the progress of the Parties in their conduct of the Program Workplans and against the timelines and budgets contained therein, reviewing relevant data, considering issues of priority, and determining which Profit-Sharing Products to advance into clinical development;

                (h) reviewing for approval any Manufacturing plans for Profit-Sharing Products and overseeing activities conducted thereunder;

                (i) reviewing for approval, within the Parties' regular business cycles, but no later than [**] days after a proposal is made to the JSC by either Party, the entry of any Profit-Sharing Product into IND-Enabling GLP Toxicology Studies;

                (j) monitoring the diligence of each Party in performing its obligations with respect to the Co-Development Targets and Profit-Sharing Products hereunder;

                (k) identifying and prioritizing academic collaborations relating to the Programs for review by the appropriate level of management of ALNYLAM and MERCK;

                (l)     reviewing for approval the terms of any In-License under
                        Section 7.4.1;

                (m) considering and advising on technical issues that arise in the Programs; and

                (n) performing such other activities relating to Co-Development Targets and Profit-Sharing Products as are contemplated under this Agreement or that the Parties agree shall be the responsibility of the JSC.

4.2 APPOINTMENT OF SUBCOMMITTEES, PROJECT TEAMS AND COLLABORATION MANAGERS. The JSC shall be empowered to create such subcommittees of itself and additional project teams as it may deem appropriate or necessary. Each such subcommittee and project team shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed thereby subject to the terms of this Agreement. Each Party shall also designate a "COLLABORATION MANAGER" for each Profit-Sharing Product. The Collaboration Managers for the Profit-Sharing Products will be responsible for the day-to-day worldwide coordination of the Program for the applicable Profit-Sharing Product and will serve to facilitate communication between the Parties with respect to such Profit-Sharing Product. Each Party may change its designated Collaboration Manager from time to time upon written notice to the other Party.

4.3 REPORTS AND MINUTES. Each Party will provide the members of the JSC with written copies of all materials they intend to present at the JSC meeting. The JSC may also

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        request at any time specific data or information related to Development activities in the Programs or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of such Development activities and the Party or appropriate committee to whom such request is made shall promptly provide to the other Party or JSC such report, data or information. A secretary shall be appointed for each meeting and shall prepare minutes of the meeting, which shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.

4.4     DECISION-MAKING.

        4.4.1 FINAL DECISION-MAKING. The JSC shall operate by consensus, however, the JSC shall not have final decision-making authority regarding issues relating to Pre-Clinical Development Activities, Development activities and Commercialization activities for each Profit-Sharing Product, which issues shall be subject to MERCK's final decision-making authority; provided, however, that if MERCK exercises its Expense Share Reduction Option with respect to any Profit-Sharing Product pursuant to
                Section 3.9.1, thereafter ALNYLAM shall have final decision-making authority over Development and Commercialization activities for such Profit-Sharing Product with respect to the United States.

        4.4.2 BUDGETS. As set forth in Sections 4.1.4(c) and (d), for Profit-Sharing Products, the JSC shall have primary responsibility, subject to each Party's normal budget approval process, for the review and approval of Development Expense budgets for Program Workplans, including budgets related to Development activities over which one Party has final decision-making authority pursuant to Section 4.4.1. In recognition of the importance of budgets, each Party shall have the full opportunity to review and comment on budgets before final approval. Any disputes related to budgets shall be resolved in accordance with Section 4.5.2.

        4.4.3 VOTING. With respect to decisions of the JSC, the representatives of each Party shall have collectively one vote on behalf of such Party. For each meeting of the JSC, at least two (2) representatives of each Party shall constitute a quorum. Action on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement.

4.5 DISPUTES. The JSC shall attempt to resolve any and all disputes relating to Co-Development Targets or Profit-Sharing Products by unanimous consensus. In the event the JSC is unable to reach a unanimous consensus with respect to any such dispute, then the following dispute resolution provisions shall apply.

        4.5.1   With respect to a dispute concerning a matter provided for in
                Section 4.4.1, the Party with final decision-making authority shall have the authority to resolve the dispute; provided, however, that the Party with final decision-making authority shall consult with the Party without final decision-making authority, and give due consideration to such Party's expressed interests regarding all such matters, and the Party without final decision-making authority shall have the right to propose

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

                an alternative plan for good faith consideration by the JSC (such as, without limitation, an alternative non-clinical or clinical plan), and if such alternative plan is rejected, then the JSC shall provide the Party without final decision-making authority with its rationale for such decision.

        4.5.2   With respect to a dispute concerning a matter provided for in
                Section 4.4.2, the Party with final decision-making authority shall have the authority to resolve the dispute; provided, however, that the Party without final decision-making authority shall have the right to propose an alternative budget for good faith consideration by the JSC, and if such alternative budget is rejected, then the JSC shall provide the Party without final decision-making authority with its rationale for such decision.

        4.5.3 With respect to all other matters, except those relating to the Cost of Goods Sold of a Profit-Sharing Product as described in
                Section 1.26, if the JSC is unable to resolve such dispute, and the dispute is material, then the dispute shall be submitted to escalating levels of MERCK and ALNYLAM senior management for review. If the dispute cannot be resolved despite escalation, then the dispute resolution provisions of Section 13.7 shall apply.

4.6 DISSOLUTION OF JSC. The JSC shall be dissolved at the end of the Therapeutic Collaboration. Notwithstanding the foregoing, ALNYLAM will participate on the JSC until the earlier of (1) the cessation of Development activities with respect to Profit-Sharing Products under this Agreement, or (b) Commercialization of the first Profit-Sharing Product, after which event ALNYLAM will have the right, but not the obligation to participate on the JSC.

5.      OPT-OUT RIGHTS FOR PROFIT-SHARING PRODUCTS AND CO-DEVELOPMENT TARGETS

5.1 OPT-OUT RIGHTS. Each Party shall have the right to narrow the Parties' Therapeutic Collaboration hereunder to exclude a Co-Development Target and all RNAi Therapeutic Products directed to such Co-Development Target (an "OPT-OUT RIGHT"), subject to the following terms and conditions:

        (a) Either Party (the "OPT-OUT PARTY") may exercise its Opt-Out Right with respect to a Co-Development Target by giving the other Party [**] days' prior written notice ("OPT-OUT NOTICE") of the Opt-Out Party's intent to exercise its Opt-Out Right; provided, however, that except in the case that information regarding a competing product or scientific information arises, either within or outside of the Therapeutic Collaboration, which has a significant adverse effect on the commercial value of RNAi Therapeutic Products directed to such Co-Development Target or on the probability of the development of safe and efficacious RNAi Therapeutic Products directed to such Co-Development Target, a Party may only exercise its Opt-Out Right with respect to a Co-Development

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

                Target during an Opt-Out Period for the most advanced RNAi Therapeutic Product directed to such Co-Development Target.

        (b) On the effective date of the exercise of such Opt-Out Right (the "OPT-OUT POINT"), the definition of Co-Development Targets shall thereafter be narrowed to exclude the applicable Co-Development Target, and the definition of Programs shall thereafter be narrowed to exclude the Program for such Co-Development Target.

        (c) Within [**] days of the Opt-Out Point, by notice to the Opt-Out Party, the other Party may elect to continue the Development and Commercialization of RNAi Therapeutic Products directed to the Target that is the subject of such Opt-Out Notice, in which event:

                (i) Such other Party will thereafter be deemed the "CONTINUING PARTY" with respect to RNAi Therapeutic Products directed to such Target;

                (ii) Each Profit-Sharing Product directed to such Target will be deemed a "ROYALTY-BEARING PRODUCT" and the provisions of Section 12.4 shall apply to each such Royalty-Bearing Product;

                (iii) The Continuing Party shall be free to Develop, Manufacture and Commercialize Royalty-Bearing Products directed to such Co-Development Target, in the Field in the Territory, with or without a partner or collaborator and without any further obligation to the Opt-Out Party with respect to such activities under this Agreement, subject to the continuing obligations of the Parties with respect to Royalty-Bearing Products set forth in
                        Article 6 and Sections 9.2.2 and 9.4.3;

                (iv) For a period of [**] years after the Opt-Out Point neither the Opt-Out Party nor any of its Affiliates shall, alone or with a Third Party, research, develop, Manufacture or Commercialize RNAi Products directed to such Target in the Field in the Territory; and

                (v) The licenses granted to the Opt-Out Party by the Continuing Party with respect to such RNAi Therapeutic Products set forth in Article 7 shall terminate and the licenses granted to the Continuing Party by the Opt-Out Party with respect to such RNAi Therapeutic Products set forth in Article 7 shall continue in full force and effect.

        (d) If the Party that is not the Opt-Out Party does not elect to become the Continuing Party with respect to the Target that is the subject of an Opt-Out Notice, then:

                (i) The definition of RNAi Therapeutic Product shall thereafter be narrowed to exclude any RNAi Therapeutic Products directed to such Target; and

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

                (ii) Except for the provisions of this Agreement that survive termination of this Agreement pursuant to Section 12.5 and this Section 5.2, the financial, license and other terms of this Agreement shall no longer apply to such Target or to the Development, Manufacture and Commercialization of RNAi Therapeutic Products directed to such Target.

6. DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF ROYALTY-BEARING PRODUCTS, MERCK DEVELOPMENT PRODUCTS AND [**] PRODUCTS

        The rights and obligations set forth in this Article 6 shall apply to the Continuing Party with respect to the Development, Manufacture and Commercialization of each Royalty-Bearing Product and/or to MERCK with respect to the Development, Manufacture and Commercialization of each MERCK Development Product and/or to ALNYLAM with respect to the development, manufacture and commercialization of each [**] Product if MERCK does not exercise its Opt-In Right.

6.1     DEVELOPMENT AND COMMERCIALIZATION.

        6.1.1 MERCK DEVELOPMENT PRODUCTS. Upon designation of a MERCK Development Target pursuant to Section 3.2.2(d), MERCK shall be solely responsible for all Development, Manufacturing and Commercialization activities relating to MERCK Development Products directed to such MERCK Development Target, and shall bear one hundred percent (100%) of all expenses for Development, Manufacture and Commercialization of such MERCK Development Products; provided, however, that at any time prior to the completion of IND-Enabling GLP Toxicology Studies of a MERCK Development Product, MERCK may request in writing that ALNYLAM perform certain Development activities with respect to such MERCK Development Product, and ALNYLAM, in its sole discretion, may agree to perform such activities for MERCK. In such event, MERCK will reimburse ALNYLAM for its direct out-of-pocket costs and expenses incurred by ALNYLAM and its Affiliates in the performance of such activities and the costs of internal scientific, medical, technical or managerial personnel of ALNYLAM and its Affiliates engaged in such efforts, which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed by the Parties in writing.

        6.1.2 ROYALTY-BEARING PRODUCTS. Upon designation of a Royalty-Bearing Product pursuant to Section 5.1, the Continuing Party shall be solely responsible for all Development, Manufacturing (subject to Section 6.4) and Commercialization activities relating to such Royalty-Bearing Product and shall bear one hundred percent (100%) of all expenses for the Development, Manufacture and Commercialization of such Royalty-Bearing Product incurred after the Opt-Out Point and the JSC and JCC shall cease to have oversight or management responsibility with respect to such Royalty-Bearing Product.

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        6.1.3   [**] PRODUCTS. Unless MERCK exercises its Opt-In Right, ALNYLAM shall be solely responsible for all development, manufacturing and commercialization activities relating to [**] Products, and shall bear one hundred percent (100%) of all expenses for development, manufacture and commercialization of such [**] Products.

6.2 COMPLIANCE AND DILIGENCE. After the Opt-Out Point, the Continuing Party shall use Commercially Reasonable Efforts to Develop, Manufacture (subject to Section 6.4) and Commercialize the Royalty-Bearing Product. All Development, Manufacturing and Commercialization activities with respect to such Royalty-Bearing Product shall be conducted at the Continuing Party's sole cost and expense and in accordance with all applicable laws, rules and regulations, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices. Upon designation of a MERCK Development Target pursuant to Section 3.2.2(d), MERCK shall comply with the foregoing obligations of the Continuing Party except that such obligation shall apply with respect to MERCK Development Products directed to such MERCK Development Target. ALNYLAM shall comply with the foregoing obligations of the Continuing Party except that such obligation shall apply with respect to the [**] Products directed to the [**] Target.

6.3 REPORTS. After the Opt-Out Point, the Continuing Party shall prepare and deliver to the Opt-Out Party, by no later than each [**], a written plan that summarizes the Development, Manufacturing and Commercialization activities to be undertaken in the next Calendar Year and the dates by which such activities are targeted to be accomplished. In addition, the Continuing Party shall prepare and deliver to the Opt-Out Party, by no later than each [**] (for the period ending December 31 of the prior Calendar Year), written reports which shall update any prior report filed hereunder, including a summary of the Continuing Party's Development, Manufacturing and Commercialization activities performed to date, as applicable. The Continuing Party shall provide the Opt-Out Party with written notice of (a) all filings and submissions for Regulatory Approval regarding Royalty-Bearing Products in a timely manner; and (b) all Regulatory Approvals obtained or denied within [**] days of receipt of written notice of such obtaining or denial; provided, however, that for filings and submissions for Regulatory Approval, and Regulatory Approvals obtained or denied, in the United States, the European Union, Japan, and Canada, the Continuing Party will notify the Opt-Out Party as soon as reasonably possible, but in any event within [**] business days of the Continuing Party's receipt of notice of such filing or submission for Regulatory Approval, or of the obtaining or denial of such Regulatory Approval, as the case may be. At the Opt-Out Party's reasonable request from time to time and without unduly burdening the Continuing Party, the Continuing Party shall also provide such other information and shall agree to meet with the Opt-Out Party as needed (but not more than once each year) to keep the Opt-Out Party reasonably informed of the Continuing Party's Development and Commercialization activities. Upon designation of a MERCK Development Target pursuant to Section 3.2.2(d), MERCK shall comply with the foregoing obligations of the Continuing Party except that such obligation shall apply with respect to all MERCK Development Products directed to such MERCK Development Target. ALNYLAM shall comply with the foregoing obligations of the Continuing Party

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

        except that such obligation shall apply with respect to all [**] Products directed to the [**] Target.

6.4 CLINICAL AND COMMERCIAL SUPPLY. In the event that ALNYLAM exercises its Opt-Out Rights with respect to a Profit-Sharing Product prior to the Completion of Phase II and MERCK is the Continuing Party for the Royalty-Bearing Product, at MERCK's option ALNYLAM shall continue to Manufacture and supply such Royalty-Bearing Product to MERCK until [**] months after the applicable Opt-Out Point or such earlier time as may be agreed by MERCK. In the event that: (a) MERCK exercises its Opt-Out Rights with respect to a Profit-Sharing Product during the Phase II Completion Opt-Out Period, (b) MERCK has commenced Manufacture of such Royalty-Bearing Product at the time that MERCK exercises its Opt-Out Rights, and (c) ALNYLAM is the Continuing Party for the Royalty-Bearing Product, then, at ALNYLAM's option, MERCK shall continue to Manufacture and supply such Royalty-Bearing Product to ALNYLAM for [**] months after such Opt-Out Point or such earlier time as may be agreed by ALNYLAM. The Continuing Party shall pay the Opt-Out Party for any such Royalty-Bearing Product supplied pursuant to this Section 6.4 at the Cost of Goods Sold of such Royalty-Bearing Product.

6.5 REGULATORY APPROVALS. Notwithstanding anything to the contrary contained in Section 3.8, after the Opt-Out Point for a Royalty-Bearing Product, the Continuing Party shall be the holder of all Regulatory Approvals (including IND and NDA submissions) for such Royalty-Bearing Product. To the extent permitted by law, and subject to any obligations the Continuing Party may have to Third Parties, the Opt-Out Party will assign to the Continuing Party, as soon as practical after the Opt-Out Point, all regulatory filings related to such Royalty-Bearing Product to the extent requested by the Continuing Party, including any draft IND documents, and copies of all correspondence and notes of any oral communication with Regulatory Authorities regarding such Royalty-Bearing Product. The Opt-Out Party will execute such further instruments, documents or certificates, as may be required to more effectively assign the regulatory filings to the Continuing Party. To the extent the Opt-Out Party cannot transfer all such Regulatory Approvals, the Opt-Out Party shall permit the Continuing Party to use and cross-reference such regulatory filings. Upon designation of a MERCK Development Target pursuant to Section 3.2.2(d), MERCK shall be the holder of all Regulatory Approvals (including IND and NDA submissions) for all MERCK Development Products directed to such MERCK Development Target. Unless MERCK exercises its Opt-In Right ALNYLAM shall be the holder of all Regulatory Approvals (including IND and NDA submissions) for all [**] Products.

6.6 MANUFACTURING REGULATORY COMMUNICATIONS. Notwithstanding any provisions of Section 3.8 to the contrary, with respect to all Manufacturing issues related to Royalty-Bearing Products and MERCK Development Products, and all manufacturing issues related to [**] Products, including all matters relating to cGMP compliance, the Continuing Party, in the case of Royalty-Bearing Products, MERCK in the case of MERCK Development Products, and ALNYLAM, in the case of [**] Products, shall: (a) oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority, (b) be responsible for interfacing,

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        corresponding and meeting with each Regulatory Authority and (c) be responsible for maintaining all regulatory filings.

6.7 TECHNOLOGY TRANSFER. For a period of [**] months after the applicable Opt-Out Point, each Party, subject to any obligations the Party may have to Third Parties, shall provide to the other Party, at such other Party's request, any and all Know-How related to the Royalty-Bearing Products necessary for the other Party to perform its obligations or exploit its rights under this Agreement. Such technology transfer shall include, but not be limited to, technical assistance. The costs and expenses directly related to such provision of Know-How and technical assistance shall be calculated in accordance with the provisions related to Development Expenses and Commercialization Expenses, as applicable, and shall be borne equally by the Opt-Out Party and the Continuing Party. Each Party shall use such Know-How of the other Party solely for the purposes of performing its obligations or exploiting its rights under this Agreement with respect to the Royalty-Bearing Products.

6.8 RIGHT OF FIRST NEGOTIATION FOR MERCK DEVELOPMENT TARGETS. During the Agreement Term, MERCK agrees to promptly notify ALNYLAM in writing ("INITIAL NOTICE") if MERCK decides to discontinue the development and commercialization of all RNAi Products directed to a MERCK Development Target (the "DROPPED MERCK DEVELOPMENT TARGET"). Such Initial Notice shall include material information relating to such Dropped MERCK Development Target that is Controlled by MERCK and that ALNYLAM may reasonably need in order for ALNYLAM to evaluate the Dropped MERCK Development Target program, including without limitation, any obligations MERCK may have to any Third Parties relating to such RNAi Products or the Dropped MERCK Development Target; or, in the case where MERCK has [**]. ALNYLAM shall have [**] days after receipt of the Initial Notice to notify MERCK in writing of its interest in obtaining exclusive rights to develop and commercialize RNAi Products directed to such Dropped MERCK Development Target; provided, however, that ALNYLAM shall have no such option if MERCK [**]. If ALNYLAM notifies MERCK in writing within such [**] day period that it is interested in such Dropped MERCK Development Target, then, subject to any obligations MERCK may have to any Third Party relating to such RNAi Products or such Dropped MERCK Development Target, the Parties shall promptly commence good faith negotiations and MERCK will exclusively negotiate with ALNYLAM for a period of up to [**] months after ALNYLAM receives the Initial Notice in an effort to reach a mutually acceptable definitive agreement for the exclusive rights to develop and commercialize RNAi Products directed to such Dropped MERCK Development Target. If (a) ALNYLAM does not notify MERCK in writing within such [**] day period that it is interested in such Dropped MERCK Development Target, or (b) despite each Party's good faith efforts, ALNYLAM and MERCK are not able to reach agreement on and execute a definitive agreement within such [**] month period, then the definition of MERCK Development Target shall thereafter be narrowed to exclude the applicable Dropped MERCK Development Target.

7.      LICENSES

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7.1   LICENSE GRANTS.

      7.1.1 ALNYLAM GRANT TO MERCK. ALNYLAM hereby grants to MERCK a royalty-free license in the Territory, with a right to sublicense to its Affiliates, (a) under ALNYLAM Target Identification and Target Validation RNAi Patent Rights, (b) under ALNYLAM's interest in Joint Collaboration Patent Rights and Joint Collaboration Inventions, (c) under ALNYLAM Technology Collaboration Inventions, (d) to ALNYLAM RNAi Technology and (e) under ALNYLAM-Assigned Therapeutic Collaboration Inventions, that in the case of each of (a), (c) and
            (d) were Controlled by ALNYLAM or its Affiliates during the Technology Collaboration Term; in each case during and after the Collaboration Term, for the sole purpose of in vitro and/or in vivo target identification and/or target validation research relating to drug discovery and/or development activities of MERCK and/or its Affiliates, including in collaborations with Third Parties in which MERCK and/or its Affiliates has any rights (but not necessarily all rights) to discoveries made. The foregoing license shall be Co-exclusive until September 8, 2006, and thereafter shall be non-exclusive. Notwithstanding any other provisions of this Agreement, the license grant to MERCK under ALNYLAM-Assigned Therapeutic Collaboration Inventions shall be perpetual.

      7.1.2 MERCK GRANT TO ALNYLAM. MERCK hereby grants to ALNYLAM a non-exclusive, royalty-free license in the Territory, with a right to sublicense its Affiliates (except as set forth in Section 7.3.2), under (a) MERCK Broad RNAi Patent Rights that were Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries during the Technology Collaboration Term, (b) MERCK Broad RNAi Technology that was Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries during the Technology Collaboration Term, (c) MERCK's interest in Joint Collaboration Patent Rights, and (d) MERCK-Assigned Therapeutic Collaboration Inventions; in each case during and after the Collaboration Term, for the sole purpose of research (including, without limitation, for internal in vitro and/or in vivo target validation and/or target identification research by ALNYLAM or its Affiliates), development, manufacture, use, import or sale of therapeutic products based on RNA interference, which products are to be sold by ALNYLAM, its Affiliates, or its Third Party collaborators. For the avoidance of doubt, it is acknowledged that, with regard to research and development activities, such license grant shall apply only to research and development activities using RNA interference. ALNYLAM's license under MERCK-Assigned Therapeutic Collaboration Inventions shall be perpetual.

            The Parties agree that neither ALNYLAM nor its Affiliates have the right to sublicense any MERCK intellectual property, including without limitation MERCK RNAi Patent Rights, MERCK's interest in Joint Collaboration Patent Rights, and/or MERCK RNAi Technology, to any Third Party (including without limitation any Third Party collaborator) other than as expressly provided in Section 7.3. The Parties further agree that neither ALNYLAM nor its Affiliates have the right to deliver or disclose to any Third Party (including without

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            limitation any Third Party collaborator) any MERCK RNAi Technology other than as expressly provided in Section 7.3; provided, further that, under no circumstance other than pursuant to Section 7.1.3,
            7.1.4 or 7.1.6, shall ALNYLAM or its Affiliates provide any Third Party with MERCK Product-Specific RNAi Technology or MERCK Product-Specific RNAi Patent Rights.

      7.1.3 PROFIT-SHARING PRODUCTS.

            (a) DEVELOPMENT LICENSES. Subject to the terms and conditions of this Agreement, solely for the purpose of conducting each Program in the Therapeutic Collaboration, (i) ALNYLAM hereby grants to MERCK a worldwide, royalty-free, Co-exclusive license, sublicensable to its Affiliates, under and to any and all ALNYLAM RNAi Technology, ALNYLAM Collaboration Inventions, ALNYLAM Therapeutic Collaboration IP, ALNYLAM RNAi Patent Rights and ALNYLAM's interest in Joint Collaboration IP (collectively, "ALNYLAM TECHNOLOGY"), to Develop Profit-Sharing Products in such Program in the Field in the Territory; and (ii) MERCK hereby grants to ALNYLAM a worldwide, royalty-free, Co-exclusive license, sublicenseable to its Affiliates (except as otherwise set forth in Section 7.3.2), under and to any and all MERCK RNAi Technology, MERCK RNAi Patent Rights, MERCK Collaboration Inventions, MERCK Therapeutic Collaboration IP, MERCK's interest in Joint Collaboration IP and MERCK RNAi Novel Target IP which are Controlled by MERCK or ROSETTA or their wholly-owned subsidiaries (collectively, "MERCK TECHNOLOGY") to Develop Profit-Sharing Products in such Program in the Field in the Territory (for the avoidance of doubt, it is acknowledged that, with regard to research and development activities, such license grant shall apply only to research and development activities using RNA interference). Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.3 below.

            (b) COMMERCIALIZATION LICENSES. Subject to the terms and conditions of this Agreement, including without limitation ALNYLAM's U.S. Co-Promotion Option set forth in Section 3.10.1, ALNYLAM hereby grants MERCK a license under and to any and all ALNYLAM Technology to Commercialize Profit-Sharing Products in the Field in the Territory. Such license shall be exclusive in the United States with respect to each Profit-Sharing Product, unless ALNYLAM exercises its U.S. Co-Promotion Option, in which case such license shall be Co-exclusive. Such license shall be exclusive and royalty-bearing in the Territory outside the United States. Subject to the terms and conditions of this Agreement, upon ALNYLAM's exercise of its U.S. Co-Promotion Option, MERCK hereby grants ALNYLAM a Co-exclusive license under and to any and all MERCK Technology to Commercialize Profit-Sharing Products in the Field in the United States. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.3 below.

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

            (c) MANUFACTURING LICENSES. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in Sections 3.4, 3.10.6 and 6.4, ALNYLAM hereby grants MERCK a non-exclusive license under and to any and all ALNYLAM Technology to Manufacture Profit-Sharing Products in the Field for the Territory. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in Sections 3.4 and 6.4, MERCK hereby grants ALNYLAM a non-exclusive license under and to any and all MERCK Technology to Manufacture Profit-Sharing Products in the Field for the Territory. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.3 below.

            (d) PRODUCT TRADEMARK LICENSES. Subject to the terms and conditions of this Agreement, upon ALNYLAM's exercise of its U.S. Co-Promotion Option with respect to a Profit-Sharing Product, MERCK hereby grants ALNYLAM a Co-exclusive license to use the Product Trademark(s) selected by MERCK and approved by the JSC for such Profit-Sharing Product to Commercialize such Profit-Sharing Product in the Field in the United States. Furthermore, in the event that MERCK makes public use of Product Trademark(s) in the Development of a Profit-Sharing Product, MERCK shall grant ALNYLAM a Co-exclusive license to use such Product Trademark(s) to perform its Development obligations under this Agreement with respect to such Profit-Sharing Product. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.3 below.

      7.1.4 ROYALTY-BEARING PRODUCTS. Subject to the terms and conditions of this Agreement, in relation to each Royalty-Bearing Product, the Opt-Out Party hereby grants the Continuing Party a license under and to ALNYLAM Technology (if the Opt-Out Party is ALNYLAM), or MERCK Technology (if the Opt-Out Party is MERCK), that is applicable to such Royalty-Bearing Product, to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in the Territory. Such license shall be exclusive and royalty-bearing for the royalty term of such Royalty-Bearing Product as set forth in
            Section 9.4.5 in each country in the Territory, and shall thereafter be a non-exclusive, royalty-free license to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in such country. Such licenses shall include the right to grant sublicenses and licenses as provided in Section 7.3 below. For the avoidance of doubt, it is acknowledged that such license grant shall apply only to such Royalty-Bearing Product and shall not apply to any other product, and shall apply only to research and development activities using RNA interference.

      7.1.5 MERCK DEVELOPMENT PRODUCTS. Subject to the terms and conditions of this Agreement, in relation to each MERCK Development Product, ALNYLAM hereby grants MERCK a license under and to ALNYLAM Technology which is necessary or useful to Develop, Manufacture and/or Commercialize such MERCK Development Product in the Field in the Territory. Such license shall be exclusive and royalty-bearing for the royalty term of such MERCK Development Product as

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

            set forth in Section 9.4.5 in each country in the Territory, and shall thereafter be a non-exclusive, royalty-free license to Develop, Manufacture and Commercialize such MERCK Development Product in the Field in such country. As applicable pursuant to
            Section 6.1.1, MERCK hereby grants ALNYLAM a worldwide, royalty-free, non-exclusive license under and to MERCK Technology which is applicable to the MERCK Development Product, to perform Development activities under Section 6.1.1 with respect to such MERCK Development Product in the Field in the Territory. Such licenses shall include the right to grant sublicenses and licenses as provided in Section 7.3 below. For the avoidance of doubt, it is acknowledged that such license grant shall apply only to such MERCK Development Product and shall not apply to any other product, and shall apply only to research and development activities using RNA interference.

      7.1.6 [**] PRODUCTS. Subject to the terms and conditions of this Agreement, in relation to each [**] Product, MERCK hereby grants ALNYLAM a license under and to MERCK Technology which is necessary or useful to develop, manufacture and commercialize such [**] Product in the Field in the Territory. Such license shall be exclusive and royalty-bearing for the royalty term of such [**] Product as set forth in Section 9.4.5 in each country in the Territory, and shall thereafter be a non-exclusive, royalty-free license to develop, manufacture and commercialize such [**] Product in the Field in such country. Such license shall terminate if MERCK exercises its Opt-In Right pursuant to Section 2.2.2. Such license shall include the right to grant sublicenses and licenses as provided in Section 7.3 below. For the avoidance of doubt, it is acknowledged that such license grant shall apply only to such [**] Product and shall not apply to any other product, and shall apply only to research and development activities using RNA interference.

7.2 JOINT COLLABORATION IP. Subject to the rights granted each Party under this Agreement, including without limitation certain Co-exclusive licenses, and except as otherwise provided in this Agreement, each Party shall have the right to practice, use, sell, keep, license or assign to Third Parties its interest in any Joint Collaboration IP and otherwise undertake all activities a sole owner might undertake with respect to such Joint Collaboration IP without the consent of and without accounting to the other Party.

7.3   SUBLICENSES AND LICENSES OF JOINT COLLABORATION IP.

      7.3.1 AFFILIATES. Subject to Section 7.3.2, each Party shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to its Affiliates for so long as such entity remains an Affiliate.

      7.3.2 ALNYLAM AFFILIATE RESTRICTIONS. For purposes of subsections 7.1.1, 7.1.2, 7.1.3, 7.1.4, 7.1.5 and 7.1.6 and 7.2, where noted, the term
            "Affiliate" with respect to ALNYLAM shall not include any corporation or business entity of which any of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by ALNYLAM and of which [**] or more of the securities or other ownership interests representing the equity or voting stock or general

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

            partnership interest are owned, controlled or held by a Significant Pharmaceutical Company or by any investment entity affiliated with any such Significant Pharmaceutical Company.

      7.3.3 PROFIT-SHARING PRODUCTS. With respect to Profit-Sharing Products, each Party shall be entitled to grant sublicenses of its rights under Section 7.1.3 (and licenses under any Joint Collaboration IP) in connection with its activities under a Program Workplan or Commercialization Plan to academic collaborators, and contract service organizations, that in each case are approved by the JSC in accordance with Section 4.1.4 to perform its obligations under such Program Workplan or Commercialization Plan.

      7.3.4 ROYALTY-BEARING PRODUCTS, MERCK DEVELOPMENT PRODUCTS AND [**] PRODUCTS. Subject to the terms of Section 7.3.6, the Continuing Party, in the case of Royalty-Bearing Products, MERCK, in the case of MERCK Development Products, and ALNYLAM, in the case of [**] Products, shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) with respect to Royalty-Bearing Products, MERCK Development Products or [**] Products, as the case may be, to Third Parties to Develop and Commercialize (or in the case of [**] Products, develop and commercialize) such Royalty-Bearing Products, MERCK Development Products or [**] Products, as the case may be. The Continuing Party shall notify the Opt-Out Party, MERCK shall notify ALNYLAM, and ALNYLAM shall notify MERCK, following the grant of any such sublicense or license to a Third Party, with respect to a Royalty-Bearing Product, MERCK Development Product or [**] Product, respectively.

      7.3.5 MANUFACTURING SUBLICENSES. Subject to the terms of Section 7.3.6, each Party entitled to Manufacture RNAi Therapeutic Products or manufacture [**] Products under the terms and conditions of this Agreement shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to Third Parties to Manufacture such RNAi Therapeutic Products or manufacture [**] Products; provided, that such Party shall remain primarily responsible with respect to such sublicense. Each such sublicense with respect to a Profit-Sharing Product shall require the approval of the JSC or JCC, as applicable. Each such sublicense with respect to a Royalty-Bearing Product, MERCK Development Product or [**] Product shall be discussed between the Parties for a period of up to [**] days; provided, however, that the Continuing Party, in the case of a Royalty-Bearing Product, or MERCK, in the case of a MERCK Development Product, or ALNYLAM, in the case of a [**] Product, may thereafter grant such sublicense in its sole discretion.

      7.3.6 TERMS. Each sublicense granted by a Party pursuant to Section 7.3.4 or Section 7.3.5 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement. Agreements with any Commercializing or commercializing Sublicensee shall contain the following provisions: (a) a requirement that such

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            Sublicensee submit applicable sales or other reports consistent with those required hereunder; (b) an audit requirement similar to the requirement set forth in Section 9.5; and (c) a requirement that such Sublicensee comply with the confidentiality and non-use provisions of Article 8 with respect to both Parties' Information.

      7.3.7 LIABILITY. Each Party shall at all times be responsible for the performance of its Sublicensees under this Agreement.

7.4   IN-LICENSES. All licenses and other rights granted to MERCK under this
      Article 7 are subject to the rights granted to ALNYLAM under the ALNYLAM In-Licenses, and are also subject to and limited to the extent of the rights ALNYLAM has granted and is required to grant to Third Parties pursuant to Pre-Existing ALNYLAM Alliance Agreements. All licenses and other rights granted to ALNYLAM under this Article 7 are subject to the rights granted to MERCK under the MERCK In-Licenses, and are also subject to and limited to the extent of the rights MERCK has granted and is required to grant to Third Parties pursuant to Pre-Existing MERCK Alliance Agreements.

      7.4.1 IN-LICENSES FOR PROFIT-SHARING PRODUCTS. With respect to each Profit-Sharing Product, if either Party identifies any Necessary Third Party IP that at the time of identification is not Controlled by a Party, such Party shall notify the JSC and include in such notification a summary of such Necessary Third Party IP, the anticipated commercial terms of the necessary license and any other relevant information. The [**] shall [**] a license [**] with the [**] of the [**] and [**]. If [**], the [**] shall [**] shall [**]
            and [**] shall be [**] Party. [**], the [**] shall [**] to the [**]. If [**], such [**] shall [**] under this Agreement. Each Party shall comply with all applicable terms and conditions of the In-Licenses of the other Party and shall take such actions as may be required to allow such Party to comply with its obligations thereunder, including obligations relating to patent matters, confidentiality, indemnification and diligence. The Parties agree that this Section
            7.4.1 shall not apply to any In-Licenses entered into by either Party or its Affiliates prior to the Original Effective Date of this Agreement.

      7.4.2 CONTINUATION OF LICENSES GRANTED UNDER IN-LICENSES FOR ROYALTY-BEARING PRODUCTS. With respect to In-Licenses of the Opt-Out Party in existence at the Opt-Out Point that Cover the applicable Royalty-Bearing Product, the Opt-Out Party will determine whether
            (a) such In-Licenses may be assigned to the Continuing Party subject to Third Party consent(s) and (b) the Opt-Out Party's interest in retaining certain rights to exploit products other than such Royalty-Bearing Product. If the Opt-Out Party determines that such In-Licenses are assignable, the Opt-Out Party will assign such In-Licenses to the Continuing Party subject to any Third Party consents. With respect to such In-Licenses which are not assignable, the Opt-Out Party shall maintain these licenses for the duration of the sublicense granted by the Opt-Out Party to the Continuing Party under this Agreement. All amounts payable with respect to such non-assignable In-Licenses shall be shared by the Opt-Out Party and the Continuing Party in proportion to the rights being utilized by the Opt-Out Party and the Continuing Party under such In-Licenses; provided that all amounts allocable to the rights sublicensed to the

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

            Continuing Party shall be paid by the Opt-Out Party subject to reimbursement by the Continuing Party pursuant to Section 9.4.9.2. Such sublicense shall remain in full force and effect under the terms of this Agreement so long as the Continuing Party complies with all obligations relevant to such In-Licenses.

      7.4.3 IN-LICENSES FOR MERCK DEVELOPMENT PRODUCTS. MERCK shall be solely responsible for obtaining any licenses of Necessary Third Party IP for the Development, Manufacturing or Commercialization of MERCK Development Products. Such MERCK In-Licenses shall not grant rights to any Third Party that conflict with the terms and conditions of this Agreement. The costs of MERCK In-Licenses shall be borne by MERCK and such MERCK In-Licenses shall include confidentiality and non-use provisions which are no less stringent than those set forth in Section 8.1 of this Agreement. In the event that ALNYLAM is obligated to make a payment to a Third Party under an ALNYLAM In-License of Necessary Third Party IP for the research, development, Manufacturing or Commercialization of a MERCK Development Product that is sublicensed to MERCK hereunder, then MERCK shall reimburse ALNYLAM for such payments which are reasonably allocable to such sublicensed rights. The Parties agree that this
            Section 7.4.3 shall not apply to any agreement entered into by either Party or its Affiliates prior to the Original Effective Date of this Agreement.

      7.4.4 IN-LICENSES FOR [**] PRODUCTS. Unless MERCK exercises its Opt-In Right, ALNYLAM shall be solely responsible for obtaining any licenses of Necessary Third Party IP for the development, manufacturing or commercialization of [**] Products and the costs of such licenses shall be borne by ALNYLAM. Such licenses shall (a) not grant rights to any Third Party that conflict with the terms and conditions of this Agreement and (b) include confidentiality and non-use provisions which are no less stringent than those set forth in Section 8.1 of this Agreement. In the event that MERCK is obligated to make a payment to a Third Party under a MERCK license of Necessary Third Party IP for the research, development, manufacturing or commercialization of a [**] Product that is sublicensed to ALNYLAM hereunder, unless MERCK exercises its Opt-In Right, then ALNYLAM shall reimburse MERCK for such payments which are reasonably allocable to such sublicensed rights. The Parties agree that this Section 7.4.4 shall not apply to any agreement entered into by either Party or its Affiliates prior to the Original Effective Date of this Agreement.

7.5 CERTAIN PATENT RIGHTS. Notwithstanding anything to the contrary herein, the licenses to ALNYLAM Technology hereunder initially shall not include licenses to Patent Rights licensed by ALNYLAM or its Affiliates under either (a) [**] or (b) [**]; provided that if any such Patent Rights in-licensed by ALNYLAM become issued Patent Rights that Cover a Profit-Sharing Product, MERCK Development Product or Royalty-Bearing Product with respect to which MERCK is the Continuing Party, then ALNYLAM shall so notify MERCK in writing, and MERCK shall have the option of expanding its licenses to ALNYLAM Patent Rights hereunder to include such issued Patent Rights by notifying ALNYLAM of such election in writing. Upon such election, the [**] or the [**], as the

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

      case may be, shall be deemed an Existing ALNYLAM In-License and Schedule
      1.33 shall be amended accordingly.

7.6 NO OTHER RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or other right in any Know-How or Patent Rights of the other Party, including items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.

8.    CONFIDENTIALITY AND PUBLICATION

8.1 NONDISCLOSURE OBLIGATION. All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to a non-Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

      (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party's business records;

      (b) is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

      (c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

      (d) is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party's business records;

      (e) is deemed necessary by counsel to the receiving Party to be disclosed to such Party's attorneys or independent accountants for the sole purpose of enabling such attorneys or independent accountants to provide advice to the receiving Party, on the condition that such attorneys and independent accountants agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; provided, however, that the term of confidentiality for such attorneys and independent accountants shall be no less than [**] years; or

      (f) is deemed necessary by a Party to be disclosed to Related Parties, agents, consultants, and/or other Third Parties for the Development, Manufacturing or Commercialization of an RNAi Therapeutic Product or deemed necessary by ALNYLAM to be disclosed to such entities for the development, manufacturing or commercialization of a [**] Product (in each case, for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations substantially similar to those contained in

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            this Agreement provided, however, that the term of confidentiality for such Third Parties shall be no less than [**] years.

      Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

      Notwithstanding the obligations of confidentiality and non-use set forth above, a receiving Party may provide Information disclosed to it to (i) governmental or other Regulatory Authorities in order to obtain patents or to gain or maintain approval to conduct Clinical Studies or to otherwise Develop, Manufacture or Commercialize RNAi Therapeutic Products or to develop, manufacture or commercialize [**] Products; provided, that such disclosure shall be subject to the prior written consent of the Party whose Information is intended to be disclosed (which consent shall not be unreasonably withheld), and such Information shall be disclosed only to the extent reasonably necessary to obtain patents or authorizations, (ii) the extent required by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, (iii) any bona fide actual or prospective underwriters, investors, lenders or other financing sources who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective underwriters, investors, lenders or other financing sources to determine their interest in underwriting or making an investment in, or otherwise providing financing to, the receiving Party; provided, however, that in the case of an investor that is a Significant Pharmaceutical Company, such disclosure shall be subject to the prior written consent of the Party whose Information is intended to be disclosed (which consent shall not be unreasonably withheld), and (iv) in the event that the Party seeking to provide Information of the other Party is the Continuing Party with respect to a Royalty-Bearing Product, or MERCK with respect to a MERCK Development Product, or ALNYLAM with respect to a [**] Product, any bona fide actual or prospective collaborators or strategic partners with respect to the Development or Commercialization of such Royalty-Bearing Product, or MERCK Development Product, or [**] Product as the case may be, who are obligated to keep such information confidential; provided, however, that the Party and/or its Affiliates shall only disclose to actual or prospective collaborators and strategic partners the general subject matter of this Agreement, the licenses granted hereunder, the provisions set forth in Sections 13.2 and 13.3, the provisions of Articles 8, 9, and 11, and such Know-How and Patent Rights relating to such Royalty-Bearing Product, MERCK Development Product or [**] Product as the receiving Party, in its reasonable judgment, considers necessary for such actual or prospective collaborators or strategic partners to evaluate their interest in such Royalty-Bearing Product, MERCK Development Product or [**] Product, as the case may be.

      If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this
      Section 8.1 or Section 8.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 8.1 and Section 8.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably practical, including without limitation seeking an order of confidentiality, to ensure the continued confidential treatment of such Information. In addition to the foregoing restrictions on public disclosure, if either Party concludes that a copy of this Agreement must be filed with the Securities and Exchange Commission, such Party shall provide the other Party with a copy of this Agreement showing any sections as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposal and to suggest additional portions of the Agreement for confidential treatment, and will take such Party's reasonable comments into consideration before filing the Agreement.

8.2 PUBLICATION. MERCK and ALNYLAM each acknowledge the other Party's interest in publishing the results of the research and Development under the Collaboration. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 8.1, either Party, its Affiliates, or their respective employees or consultants wishing to make a publication or a disclosure to a Third Party relating to the Collaboration or any Profit-Sharing Product shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least thirty (30) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of sixty (60) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article 11 below. Upon expiration of such sixty (60) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation. With respect to any proposed publications or disclosures by investigators or academic or non-profit collaborators, such materials shall be subject to review under this Section 8.2 to the extent that MERCK or ALNYLAM, as the case may be, has the right and ability (after using reasonable efforts) to do so. For the avoidance of doubt, subject to its obligations under Section 8.1, the Continuing Party with respect to a Royalty-Bearing Product, MERCK with respect to a MERCK Development Product, and ALNYLAM with respect to a [**] Product, may make publications and disclosures to Third Parties relating to such Royalty-Bearing Product, MERCK Development Product or [**] Product, as the case may be, without any obligation to permit the Opt-Out Party, ALNYLAM, or MERCK, respectively, to review or comment on such publication or disclosure. Furthermore, subject to its rights under Section 8.1, the Opt-Out Party with respect to a Royalty-Bearing Product shall have no right to make any publications and disclosures to Third Parties relating to such Royalty-Bearing Product, ALNYLAM shall have no right to make any publications and disclosures to Third Parties relating to such MERCK Development Product, and MERCK shall have no right to make any publications and disclosures to Third Parties relating to such [**] Product.

8.3 PUBLICITY/USE OF NAMES. No disclosure of the existence of, or the terms of, this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or expressly permitted by the terms hereof.

      Notwithstanding the foregoing, prior to the execution of this Agreement by both Parties, the Parties shall agree in writing upon a press release to be issued jointly by the Parties publicizing the amended terms of the Collaboration. After such initial press release, neither Party shall issue a press release or public announcement relating to the Collaboration or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may
      (a) once a press release or other written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party, and (b) issue a press release or public announcement as required, in the reasonable judgment of such Party, by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, in each case after first notifying the other Party of such planned press release or public announcement at least seven
      (7) business days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made pursuant to the foregoing clause (b), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least seven (7) business days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name.

9.    PAYMENTS; ROYALTIES AND REPORTS

9.1 ORIGINAL AGREEMENT PAYMENTS; USE OF PROCEEDS. MERCK has made all payments payable to ALNYLAM through the Effective Date pursuant to Section 5.1 of the Original Agreement. ALNYLAM shall use all payments received from MERCK pursuant to Section 5.1 of the Original Agreement solely for the purpose of funding its proposed business operations, including the subject matter of this Agreement, which focus on RNAi Technology and development of drugs based on RNA interference. Such payments are not creditable against any future payments by MERCK to ALNYLAM.

9.2   MILESTONE FEES.

      9.2.1 PROFIT-SHARING PRODUCTS. MERCK shall make the non-refundable, non-creditable milestone payments to ALNYLAM set forth below no later than [**] calendar days after the earliest date on which the corresponding milestone event has been achieved with respect to the first Profit-Sharing Product in each Program to achieve such milestone event.

MILESTONE EVENT                                                   PAYMENT
---------------                                                   -------
Initiation of IND-Enabling GLP Toxicology Studies                  $[**]
Submission of IND                                                  $[**]

      9.2.2 ROYALTY-BEARING PRODUCTS.

            (a) If either Party has exercised its Opt-Out Right with respect to a Co-Development Target during the Phase I Completion Opt-Out Period for the most advanced RNAi Therapeutic Product directed to such Target, and the other Party is the Continuing Party with respect to such Target and Royalty-Bearing Products directed thereto, then the Continuing Party shall make a non-refundable, non-creditable milestone payment to the Opt-Out Party in the amount of $[**] no later than [**] business days after the earliest date on which the first NDA Filing for the first such Royalty-Bearing Product has been achieved.

            (b) If either Party has exercised its Opt-Out Right with respect to a Co-Development Target during the Phase II Completion Opt-Out Period for the most advanced RNAi Therapeutic Product directed to such Target, and the other Party is the Continuing Party with respect to such Target and Royalty-Bearing Products directed thereto, then the Continuing Party shall make the non-refundable, non-creditable milestone payments to the Opt-Out Party set forth below no later than [**] business days after the earliest date on which the corresponding milestone event has been achieved for the first time with respect to the first such Royalty-Bearing Product.

MILESTONE EVENT                      PAYMENT
---------------                      -------
Initiation of Phase III Study         $[**]
First NDA Filing                      $[**]

      9.2.3 MERCK DEVELOPMENT PRODUCTS. MERCK shall make the non-refundable, non-creditable milestone payments to ALNYLAM set forth below with respect to each MERCK Development Target, no later than [**] business days after the earliest date on which the corresponding milestone event has been achieved for the first time with respect to a MERCK Development Product directed to such MERCK Development Target. Each milestone payment shall be payable only once with respect to each MERCK Development Target, except in the case where a milestone event has been achieved with respect to a Multi-Target Product which is Covered by a Valid Claim at the time the milestone event is achieved, in which case the applicable milestone payment amount shall be doubled regardless of the number of Multi-Target Product Targets to which such Multi-Target Product is directed.

MILESTONE EVENT                                                   PAYMENT
---------------                                                   -------
Initiation of IND-Enabling GLP Toxicology Studies                  $[**]
Initiation of Phase I Study                                        $[**]
Initiation of Phase II Study                                       $[**]
Initiation of Phase III Study                                      $[**]
First NDA Filing                                                   $[**]
First NDA Regulatory Approval                                      $[**]

9.3 U.S. OPERATING PROFIT/LOSS FOR PROFIT-SHARING PRODUCTS. The Parties shall share equally the U.S. Operating Profit/Loss for all Profit-Sharing Products; provided, however, that if a Party exercises its Expense Share Reduction Option pursuant to Section 3.9.1 to reduce its percentage share of U.S. Development Expenses with respect to a Profit-Sharing Product, the Parties' percentage shares of the U.S. Operating Profit/Loss for such Profit-Sharing Product shall be the same as their respective percentage shares of U.S. Development Expenses as adjusted pursuant to the Expense Share Reduction Option.

      "U.S. OPERATING PROFIT/LOSS" shall be calculated for each Profit-Sharing Product by determining Net Sales of such Profit-Sharing Product in the relevant time period in the United States and by then subtracting the Commercialization Expenses accrued by either Party in respect of such Profit-Sharing Product in the relevant time period in the United States.

      Within [**] days after submission of the first Commercialization Plan for such Profit-Sharing Product to the JCC, the Parties will discuss and agree upon the procedures for reporting, reconciliation and payments with respect to U.S. Operating Profit/Loss.

9.4   ROYALTIES.

      9.4.1 ROYALTIES PAYABLE ON [**] PRODUCTS. Subject to the terms and conditions of this Agreement, if MERCK elects, pursuant to Section 2.2.2(b), not to exercise its Opt-In Right, or fails to do so prior to the expiration of the Opt-In Period, then

            ALNYLAM shall pay MERCK royalties on Net Sales of each [**] Product by ALNYLAM or its Related Parties as follows:

            (a) in the event that [**] satisfied clause (a) of the definition of "MERCK RNAi Novel Target" at the time [**] was presented to ALNYLAM during the Technology Collaboration Term, and MERCK had the belief set forth in clause (b) of such definition, then ALNYLAM shall pay MERCK the royalty rates set forth hereinbelow with respect to [**] Products; and

            (b) in the event that [**] satisfied clause (a) of the definition of "MERCK RNAi Novel Target" at the time [**] was presented to ALNYLAM during the Technology Collaboration Term, but MERCK did not have the belief set forth in clause (b) of such definition, then ALNYLAM shall pay MERCK one-half of the applicable royalty rate set forth hereinbelow with respect to [**] Products.

                                            ROYALTY
  WORLDWIDE SALES              (AS A PERCENTAGE OF WORLDWIDE SALES)
------------------------       ------------------------------------
    $0 to $[**]                               [**]%
   $[**] to $[**]                             [**]%
$[**] to $[**]                                [**]%
Greater than $[**]                            [**]%

            Royalties on Worldwide Sales in a Calendar Year shall be paid at the rate applicable to the portion of Worldwide Sales within each of the Worldwide Sales levels above. For example, if, during a Calendar Year, Worldwide Sales were equal to $[**], the royalties payable by ALNYLAM would be calculated by adding (i) [**]% of the first $[**],
            (ii) [**]% of the next $[**], and (iii) [**]% of the final $[**].

      9.4.2 ROYALTIES PAYABLE ON PROFIT-SHARING PRODUCTS. Subject to the terms and conditions of this Agreement, MERCK shall pay to ALNYLAM royalties on aggregate Net Sales in the Territory outside the United States of each Profit-Sharing Product by MERCK or its Related Parties as follows:

     CALENDAR YEAR NET SALES OF THE
PROFIT-SHARING PRODUCT IN THE TERRITORY                       ROYALTY
     OUTSIDE THE UNITED STATES                   (AS A PERCENTAGE OF NET SALES)
---------------------------------------          ------------------------------
             $0 - $[**]                                     [**]%
            $[**] - $[**]                                   [**]%
            $[**] - $[**]                                   [**]%
         Greater than $[**]                                 [**]%

              Royalties on aggregate Net Sales of the Profit-Sharing Products in the Territory outside the United States in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such Calendar Year. For example, if, during a Calendar Year, aggregate Net Sales were equal to $[**], the royalties payable by MERCK would be calculated by adding (i) [**]% of the first $[**], (ii) [**]% of the next $[**], and (iii) [**]% of the final $[**].

      9.4.3 ROYALTIES PAYABLE ON ROYALTY-BEARING PRODUCTS. Subject to the terms and conditions of this Agreement, the Royalty Payor shall pay to the Royalty Recipient royalties on a country-by-country basis for Worldwide Sales of each Royalty-Bearing Product, such royalties to be calculated as set forth in Section 9.4.3.1.

      9.4.3.1 GENERAL PROCEDURE FOR CALCULATION OF ROYALTIES. For each scenario under which royalties are due from one Party to the other, Section
              9.4.3.2 sets forth values for the following parameters: Sublicense Revenue Fraction (expressed as a percentage), Royalty Rate One, Royalty Rate Two, Royalty Rate Three and Royalty Rate Four. The values set forth for these parameters in Section 9.4.3.2 shall be used to calculate the royalties due under each scenario in relation to each Royalty-Bearing Product, as follows:

              (a) In the event that all of the Worldwide Sales for the Royalty-Bearing Product are made by the Royalty Payor or its Related Parties, the Royalty Payor shall pay the Royalty Recipient royalties on Worldwide Sales as follows:

                                                  ROYALTY
   WORLDWIDE SALES                    (AS A PERCENTAGE OF WORLDWIDE SALES)
----------------------                ------------------------------------
    $0 to $[**]                               Royalty Rate One
  $[**] to $[**]                              Royalty Rate Two
  $[**] to $[**]                             Royalty Rate Three
Greater than $[**]                           Royalty Rate Four

              Royalties on Worldwide Sales in a Calendar Year shall be paid at the rate applicable to the portion of Worldwide Sales within each of the Worldwide Sales levels above. For example, if, during a Calendar Year, Worldwide Sales were equal to $[**], the royalties payable by the Royalty Payor would be calculated by adding (i) the royalties with respect to the first $[**] at Royalty Rate One,
              (ii) the royalties with respect to the next $[**] at Royalty Rate Two, and (iii) the royalties with respect to the final $[**] at Royalty Rate Three.

            (b) In the event that all of the Worldwide Sales for the Royalty-Bearing Product are made through one or more Sublicensees of the Royalty Payor, the Royalty Payor shall pay the Royalty Recipient the lesser of (i) an amount equal to the Sublicense Revenue Fraction multiplied by the revenues received by the Royalty Payor from its Sublicensees in relation to such Worldwide Sales, and (ii) the amounts that would be due pursuant to Section 9.4.3.1(a) if all Worldwide Sales had been made directly by the Royalty Payor or its Related Parties, without a Sublicensee.

            (c) In the event that some of the Worldwide Sales for the Royalty-Bearing Product are made directly by the Royalty Payor or its Related Parties, and some of the Worldwide Sales for the Royalty-Bearing Product, in one or more countries, are made through one or more Sublicensee(s), the royalties to be paid by the Royalty Payor to the Royalty Recipient shall be calculated as follows:

                  (i) The fraction of Worldwide Sales that were made in each country shall be determined by dividing Country Sales in such country by Worldwide Sales (such fraction, the "COUNTRY FRACTION" for such country).

                  (ii)  For each country:

                        v. "Level One Limit" shall be calculated by multiplying the Country Fraction for such country by $[**];

                        w. "Level Two Threshold" shall be calculated by adding one dollar to "Level One Limit";

                        x. "Level Two Limit" shall be calculated by multiplying the Country Fraction for such country by $[**];

                        y. "Level Three Threshold" shall be calculated by adding one dollar to "Level Two Limit"; and

                        z. "Level Three Limit" shall be calculated by multiplying the Country Fraction for such country by $[**].

                  (iii) For each country in the Territory in which Country Sales are made by the Royalty Payor or its Related Parties and not by a Sublicensee, the Royalty Payor shall pay the Royalty Recipient royalties as follows:

                                                   ROYALTY
   COUNTRY SALES IN COUNTRY IN THE           (AS A PERCENTAGE OF
              TERRITORY                         COUNTRY SALES)
--------------------------------------       -------------------
$0 to Level One Limit for such country       Royalty Rate One

   Level Two Threshold to Level Two          Royalty Rate Two
        Limit for such country

 Level Three Threshold to Level Three        Royalty Rate Three
      Limit for such country

  Greater than Level Three Limit for         Royalty Rate Four
           such country

                  (iv) Royalties on Country Sales of the Royalty-Bearing Products in each country in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Country Sales within each of the Country Sales levels above during such Calendar Year. For example, if, during a Calendar Year, Country Sales of a Royalty-Bearing Product were equal to $[**], and the Level One Limit is $[**], the Level Two Limit is $[**], and the Level Three Limit is $[**], then the royalties payable by the Royalty Payor would be calculated by adding (i) the royalties with respect to the first $[**] at Royalty Rate One, (ii) the royalties with respect to the next $[**] at Royalty Rate Two, (iii) the royalties with respect to the next $[**] at Royalty Rate Three, and
                        (iv) the royalties with respect to the final $[**] at Royalty Rate Four.

                  (v) For each country in which Country Sales are made through one or more Sublicensees of the Royalty Payor, the Royalty Payor shall pay the Royalty Recipient the lesser of (x) an amount equal to the Sublicense Revenue Fraction multiplied by the revenues received by the Royalty Payor from its Sublicensees in relation to such Country Sales, and (y) the amounts that would be due pursuant to Section 9.4.3.1(c)(iii) if such Country Sales had been made directly by the Royalty Payor or its Related Parties, without a Sublicensee.

      9.4.3.2 AFTER EXERCISE OF OPT-OUT RIGHTS. If either Party has exercised its Opt-Out Right with respect to a Co-Development Target, and the other Party elects to be the Continuing Party with respect to any RNAi Therapeutic Product in the Program directed to such Co-Development Target, then the Continuing Party shall be the Royalty Payor and the Opt-Out Party shall be the Royalty Recipient with respect to such Royalty-Bearing Product. With respect to the Royalty-Bearing Product in such Program that is at the most advanced stage of Development, the Royalty Payor shall pay the Royalty Recipient royalties determined by the Opt-Out Period in which such Opt-Out Rights were exercised, as set forth in clauses
              (a)-(c) below, or if the Opt-Out Point did not occur in an Opt-Out Period, determined by the Opt-Out Period most recently preceding the Opt-Out Point. With respect to all other Royalty-Bearing Products in such Program, the Royalty Payor shall pay the Royalty Recipient [**] percent ([**]%) of the amount of royalties calculated as set forth in clause (a) below for the exercise of the Opt-Out Right during the Pre-IND Filing Opt-Out Period; provided, however, that if ALNYLAM is the Opt-Out Party, in no event shall the royalties payable to ALNYLAM with respect to Net Sales in a country for any Calendar Quarter be less than the amount of any royalties and any portions of milestones or other payments under the Existing ALNYLAM In-Licenses that are reasonably allocable to the Commercialization or Manufacture of the Royalty-Bearing Product in or for such country in the Field.

              (a) If such exercise by MERCK or ALNYLAM of its Opt-Out Right occurred during the Pre-IND Filing Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

              (b) If such exercise by MERCK or ALNYLAM of its Opt-Out Right occurred during the Phase I Completion Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

              (c) If such exercise by MERCK or ALNYLAM of its Opt-Out Right occurred during the Phase II Completion Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

      9.4.4 ROYALTIES PAYABLE ON MERCK DEVELOPMENT PRODUCTS. Subject to the terms and conditions of this Agreement, MERCK shall pay to ALNYLAM royalties on aggregate Net Sales in the Territory of each MERCK Development Product by MERCK or its Related Parties as follows:


      CALENDAR YEAR NET SALES OF THE                              ROYALTY
MERCK DEVELOPMENT PRODUCT IN THE TERRITORY             (AS A PERCENTAGE OF NET SALES)
------------------------------------------             ------------------------------
             $0 - $[**]                                            [**]%
            $[**] - $[**]                                          [**]%
            $[**] - $[**]                                          [**]%
            $[**] - $[**]                                          [**]%
         Greater than $[**]                                        [**]%

              Royalties on aggregate Net Sales of MERCK Development Products in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such Calendar Year. For example, if, during a Calendar Year, aggregate Net Sales were equal to $[**], the royalties payable by MERCK would be calculated by adding (i) [**]% of the first $[**], (ii) [**]% of the next $[**], and (iii) [**]% of the final $[**].

      9.4.5 ROYALTY TERM. The royalty payment obligations of the Royalty Payor with respect to each [**] Product and each RNAi Therapeutic Product at the rates set forth in Section 9.4.1, 9.4.2, 9.4.3 and
              9.4.4 shall be effective as of the date of First Commercial Sale of such [**] Product or RNAi Therapeutic Product, as the case may be, in a country and shall continue until the later of (a) the expiration of the last Valid Claim of the Patent Rights covering the Manufacture or Commercialization of the [**] Product or RNAi Therapeutic Product, as the case may be, in the country of sale that are licensed to such Royalty Payor under this Agreement, or
              (b) the [**] anniversary of the First Commercial Sale in such country, subject to the following conditions:

              (a) only one royalty shall be due with respect to the same unit of [**] Product or RNAi Therapeutic Product;

              (b) no royalties shall be due upon the sale or other transfer among a Party or its Related Parties, but in such cases the royalty shall be due and calculated upon the Party's or its Related Party's Net Sales to the first independent Third Party;

              (c) no royalties shall accrue on the sale or other disposition of the [**] Product or RNAi Therapeutic Product by the Parties or their Related Parties for use in a Clinical Study; and

              (d) no royalties shall accrue on the disposition of [**] Product or RNAi Therapeutic Product in reasonable quantities by a Party or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

      9.4.6 ROYALTY PAYABLE UNDER MANAGED PHARMACEUTICAL CONTRACT. It is understood by the Parties that the applicable Royalty Payor and its Related Parties may sell a [**] Product or an RNAi Therapeutic Product, as the case may be, to an independent Third Party (such as a retailer or wholesaler) and may subsequently perform services relating to such [**] Product or RNAi Therapeutic Product, as the case may be, or other products, under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the Parties that Net Sales shall be based on the average invoice price at which similar quantities of such [**] Product or RNAi Therapeutic Product, as the case may be, are sold in the country in question to Third Parties without providing such services.

      9.4.7 CHANGE IN SALES PRACTICES. The Parties acknowledge that during the Agreement Term, a Royalty Payor's sales practices for the marketing and distribution of a [**] Product or an RNAi Therapeutic Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating the Royalty Recipient to the extent currently contemplated under this
              Section 9.4.

      9.4.8 COMPULSORY LICENSES. If a compulsory license is granted to a Third Party with respect to a [**] Product or an RNAi Therapeutic Product in any country in the Territory with a royalty rate lower than the applicable royalty rate set forth in this Section 9.4, then the royalty rate to be paid by the Royalty Payor on Net Sales in that country under this Section 9.4 shall be reduced to the rate paid by the compulsory licensee.

      9.4.9   NECESSARY THIRD PARTY IP.

      9.4.9.1 PROFIT-SHARING PRODUCTS. If the Development, Manufacture or Commercialization of a Profit-Sharing Product by a Party in accordance with this Agreement infringes Necessary Third Party IP then:

              (a) The amount of any portions of milestones or other payments paid by either Party under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Development of the Profit-Sharing Product in the Field (i) in the United States, shall be included in the U.S. Development Expenses for such Profit-Sharing Product and shared by the Parties pursuant to Section 3.9, and (ii) in the Territory outside the United States, shall be borne by MERCK.

              (b) The amount of any royalties and any portions of milestones or other payments paid by either Party under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for the United States in the Field, shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 9.3.

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              (c)   The applicable royalties in each country in the Territory
                    outside the United States payable by MERCK to ALNYLAM pursuant to Section 9.4.2 will be (i) reduced by [**] percent ([**]%) of the amount paid by MERCK and (ii) increased by [**] percent ([**]%) of the amount paid by ALNYLAM, in each case, of any royalties and any portions of milestones or other payments under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field; provided, however, that, on a country-by-country basis, in no event shall the royalties payable to ALNYLAM with respect to Net Sales in a country for any Calendar Quarter be reduced below the greater of (x) [**] percent ([**]%) of the royalties otherwise payable by MERCK to ALNYLAM for such Calendar Quarter as calculated pursuant to Section 9.4.2 or (y) [**] that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field.

      9.4.9.2 [**] PRODUCTS, ROYALTY-BEARING PRODUCTS AND MERCK DEVELOPMENT PRODUCTS. If the Development, Manufacture or Commercialization of a Royalty-Bearing Product by a Continuing Party, or a MERCK Development Product by MERCK, or the development, manufacture or commercialization of a [**] Product by ALNYLAM, in each case in accordance with this Agreement, infringes Necessary Third Party IP, the applicable royalties in each country in the Territory payable to the Royalty Recipient in the case of a [**] Product pursuant to Section 9.4.1, a Royalty-Bearing Product pursuant to
              Section 9.4.3, or a MERCK Development Product pursuant to Section 9.4.4, will be (a) reduced by [**] percent ([**]%) of the amount paid by the Royalty Payor and (b) increased by [**] percent ([**]%) of the amount paid by the Royalty Recipient (and not already reimbursed by the Royalty Payor pursuant to Section 7.4.2,
              7.4.3 or 7.4.4, as the case may be), in each case, of any royalties and any portions of milestones or other payments under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Development, Manufacture and Commercialization of the Royalty-Bearing Product or the MERCK Development Product, or the development, manufacture and commercialization of a [**] Product, as the case may be, in or for such country in the Field; provided, however, that, on a country-by-country basis, in no event shall the royalties payable to the Royalty Recipient with respect to Net Sales in a country for any Calendar Quarter be reduced below the greater of (i) [**] percent ([**]%) of the royalties otherwise payable by the Royalty Payor to the Royalty Recipient for such Calendar Quarter as calculated pursuant to 9.4.1 in the case of a [**] Product,
              Section 9.4.3 in the case of Royalty-Bearing Products, or Section
              9.4.4 in the case of MERCK Development Products, and (ii) if ALNYLAM is the Royalty Recipient, [**] that are reasonably allocable to the Commercialization or Manufacture of the Royalty-Bearing Product or MERCK Development Product, as the case may be, in or for such country in the Field.

      9.4.10 BLENDED ROYALTY RATES. The Parties acknowledge and agree that the Patent Rights and Know-How licensed pursuant to this Agreement justify royalty rates of

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              differing amounts with respect to the sales of [**] Products or
              RNAi Therapeutic Products, as the case may be, which rates could be applied separately to [**] Products or RNAi Therapeutic Products involving the exercise of such Patent Rights and/or the incorporation of such Know-How, and that, if such royalties were calculated separately, royalties relating to Patent Rights and royalties relating to Know-How would last for different terms. Notwithstanding the foregoing, the Parties have determined, for reasons of convenience, that blended royalty rates for the Patent Rights and the Know-How licensed hereunder, as set forth above, will apply during a single royalty term. The Parties acknowledge and agree that nothing in this Agreement (including without limitation any exhibits or attachments hereto) shall be construed as representing an estimate or projection of either (a) the number of [**] Products or RNAi Therapeutic Products that will or may be successfully Developed or Commercialized or (b) anticipated sales or the actual value of any [**] Product or RNAi Therapeutic Product, and that the figures set forth in this Section 9.4 or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Parties' royalty payment obligations to each other in the event such sales performance is achieved.

      9.4.11 REPORTS; PAYMENT OF ROYALTY. During the Agreement Term, commencing upon the First Commercial Sale of each [**] Product or RNAi Therapeutic Product, as the case may be, the Royalty Payor shall furnish to the Royalty Recipient a quarterly written report [**], the Net Sales [**] of such [**] Product or RNAi Therapeutic Product subject to royalty payments sold by the Royalty Payor or its Related Parties during the reporting period and the royalties payable under this Agreement. Quarterly reports shall be due no later than the [**] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Each Party shall keep complete and accurate records in sufficient detail to enable the royalties and other payments payable hereunder to be determined, including without limitation records of the items underlying U.S. Development Expenses and U.S. Operating Profit/Loss, ALNYLAM's costs and expenses with respect to its Development activities for MERCK Development Products pursuant to Section 6.1.1 and its research and development activities for the [**] Target and [**] Products pursuant to
              Section 2.2.2(c).

9.5   AUDITS.

      9.5.1 Upon the written request of a Party and not more than once in each Calendar Year, the other Party and/or its Related Parties shall permit an independent certified public accounting firm of nationally-recognized standing selected by the requesting Party and reasonably acceptable to the other Party, at the requesting Party's expense except as set forth below, to have access during normal business hours to such of the records of the other Party as may be reasonably necessary to verify the accuracy of the royalty and other reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request for the sole

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              purpose of verifying the basis and accuracy of payments made under
              Sections 2.2.2(c), 3.9, 6.1.1 and 13.3 and this Article 9.

      9.5.2 If such accounting firm identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [**] business days of the date the requesting Party delivers to the other Party such accounting firm's written report so concluding, or as otherwise agreed by the Parties in writing. Such written report shall be binding upon the Parties. The fees charged by such accounting firm shall be paid by the requesting Party, unless such discrepancy represents an underpayment by the other Party of the lesser of [**] U.S. dollars ($[**]) or [**] percent ([**]%) of the total amounts due hereunder, in which case such fees shall be paid by the other Party.

      9.5.3 The Royalty Payor shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to the Royalty Payor, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by the Royalty Recipient's independent accountant to the same extent required of the Royalty Payor under this Agreement.

      9.5.4 Unless an audit for such year has been commenced upon the expiration of thirty-six (36) months following the end of any year, the calculation of royalties and other payments payable with respect to such year shall be binding and conclusive upon both Parties, and the Royalty Payor and its Related Parties shall be released from any further liability or accountability with respect to royalties for such year.

      9.5.5 Each Party shall treat all financial information subject to review under this Section 9.5 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

9.6 PAYMENT EXCHANGE RATE. All payments to be made under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by the receiving Party from time to time. In the case of sales outside the United States by each Party and its Related Parties, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due shall be made at the rate of exchange utilized by such Party in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded.

9.7 INCOME TAX WITHHOLDING. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this
      Article 9, the paying Party shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 9. The paying Party shall submit appropriate proof of payment of the withholding taxes to the receiving Party within a

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      reasonable period of time. At the request of the receiving Party, the paying Party shall, at its cost, give the receiving Party such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable the receiving Party to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

10.   REPRESENTATIONS AND WARRANTIES

10.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that as of the Effective Date of this Agreement:

      (a) It is duly-organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

      (b) It is duly-authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly-authorized to do so by all requisite corporate action.

      (c) This Agreement is legally binding upon it, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound.

      (d) Except as set forth in Section 10.1(d) of Schedule 10 to this Agreement, it has not, and will not during the term of this Agreement, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

      (e) If any human cell lines, tissue, human clinical isolates or similar human-derived materials ("HUMAN MATERIALS") have been or are to be collected and/or used in the Therapeutic Collaboration, each Party represents and warrants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Human Materials, and
              (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. Each Party shall provide documentation of such approvals and consents upon the other Party's request. Each Party further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligation to the individuals or entities ("PROVIDERS") who contributed the Human Materials, including, without limitation, any obligation of compensation to such Providers or

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              any other Third Party for the intellectual property associated with, or commercial use of, the Human Materials for any purposes.

      (f) Neither Party nor any of its Affiliates has been debarred or is subject to debarment and neither Party nor any of its Affiliates will use in any capacity, in connection with the performance of its obligations in the Development, Manufacture or Commercialization of a [**] Product or an RNAi Therapeutic Product, any person or entity that has been debarred pursuant to
              Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any person or entity that is performing activities under the Collaboration is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any person or entity used in any capacity by such Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of a [**] Product or an RNAi Therapeutic Product.

10.2 ALNYLAM REPRESENTATIONS AND WARRANTIES. ALNYLAM represents and warrants to MERCK that as of the Effective Date of this Agreement:

      (a) To the best of ALNYLAM's knowledge, the ALNYLAM RNAi Patent Rights exist and are not invalid or unenforceable, in whole or in part;

      (b) It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the ALNYLAM RNAi Patent Rights or the ALNYLAM RNAi Technology in a manner that conflicts with any rights granted to MERCK hereunder; and

      (c) Except as set forth in Section 10.2(c) of Schedule 10, there are no claims, judgments or settlements against or owed by ALNYLAM or its Affiliates or pending or threatened claims or litigation relating to the ALNYLAM RNAi Patent Rights or the ALNYLAM RNAi Technology.

10.3 MERCK REPRESENTATIONS AND WARRANTIES. MERCK represents and warrants to ALNYLAM that as of the Effective Date of this Agreement:

      (a) To the best of MERCK's knowledge, the MERCK RNAi Patent Rights and the Patent Rights within the MERCK RNAi Technology exist and are not invalid or unenforceable, in whole or in part;

      (b) It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the MERCK RNAi Patent Rights, MERCK RNAi Novel Target IP or the MERCK RNAi Technology in a manner that conflicts with the rights granted to ALNYLAM hereunder; and

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      (c)     There are no claims, judgments or settlements against or owed by
              MERCK or its Affiliates or pending or threatened claims or litigation relating to the MERCK RNAi Patent Rights, MERCK RNAi Novel Target IP or the MERCK RNAi Technology.

10.4 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, [**] PRODUCTS, RNAi THERAPEUTIC PRODUCTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY [**] PRODUCT OR RNAi THERAPEUTIC PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE RNAi THERAPEUTIC PRODUCTS WILL BE ACHIEVED.

10.5  INDEMNIFICATION.

      10.5.1 GENERAL INDEMNIFICATION BY MERCK. MERCK shall indemnify, hold harmless, and defend ALNYLAM, its Affiliates, and their respective directors, officers, employees and agents ("ALNYLAM INDEMNITEES") from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys' fees) (collectively, "LOSSES") arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by MERCK in this Agreement, or any breach or violation of any covenant or agreement of MERCK in or pursuant to this Agreement, or (b) the negligence or willful misconduct by or of MERCK, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from MERCK's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by ALNYLAM hereunder. Furthermore, MERCK shall have no obligation to indemnify the ALNYLAM Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by ALNYLAM in this Agreement, or any breach or violation of any covenant or agreement of ALNYLAM in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the ALNYLAM Indemnitees.

      10.5.2 GENERAL INDEMNIFICATION BY ALNYLAM. ALNYLAM shall indemnify, hold harmless, and defend MERCK, its Affiliates and their respective directors, officers, employees and agents ("MERCK INDEMNITEES") from and against any and all Losses arising out of or resulting from, directly or indirectly, (a) any

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              breach of, or inaccuracy in, any representation or warranty made by ALNYLAM in this Agreement, or any breach or violation of any covenant or agreement of ALNYLAM in or pursuant to this Agreement, or (b) the negligence or willful misconduct by or of ALNYLAM, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from ALNYLAM's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by MERCK hereunder. Furthermore, ALNYLAM shall have no obligation to indemnify the MERCK Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by MERCK in this Agreement, or any breach or violation of any covenant or agreement of MERCK in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the MERCK Indemnitees.

      10.5.3  PRODUCT LIABILITY.

              (a) MERCK shall indemnify and hold harmless the ALNYLAM Indemnitees from, against and in respect of any and all Losses arising out of Third Party product liability claims incurred or suffered by the ALNYLAM Indemnitees, or any of them, directly or indirectly relating to a [**] Product or an RNAi Therapeutic Product and resulting from or arising out of the negligence, willful misconduct, or breach of this Agreement of or by MERCK or any of the other MERCK Indemnitees, except to the extent caused by the negligence, willful misconduct or breach of this Agreement of or by ALNYLAM or any of the other ALNYLAM Indemnitees.

              (b) ALNYLAM shall indemnify and hold harmless the MERCK Indemnitees from, against and in respect of any and all Losses arising out of Third Party product liability claims incurred or suffered by the MERCK Indemnitees, or any of them, directly or indirectly relating to a [**] Product or an RNAi Therapeutic Product and resulting from or arising out of the negligence, willful misconduct, or breach of this Agreement of or by ALNYLAM or any of the other ALNYLAM Indemnitees, except to the extent caused by the negligence, willful misconduct or breach of this Agreement of or by MERCK or any of the other MERCK Indemnitees.

              (c) Any Losses arising out of Third Party product liability claims (other than such claims entitled to indemnification under Sections 10.5.3(a) or (b)) shall (i) be borne by the Continuing Party, to the extent such Losses were incurred with respect to the Development, Manufacture or Commercialization of a Royalty-Bearing Product, (ii) be included in U.S. Development Expenses and shared by the Parties pursuant to Section 3.9.1, to the extent such Losses were incurred with respect to the Development (and/or related Manufacture) of a Profit-Sharing Product in the United States, (iii) be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss pursuant to Section 9.3,

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                    to the extent such Losses were incurred with respect to the
                    Commercialization (and/or related Manufacture) of a Profit-Sharing Product in the United States, (iv) be borne by MERCK, to the extent such Losses were incurred with respect to Development, Manufacture or Commercialization of a Profit-Sharing Product in the Territory outside the United States or a MERCK Development Product in the Territory, or
                    (iv) unless MERCK exercises its Opt-In Right, be borne by ALNYLAM to the extent such Losses were incurred with respect to the development, manufacture or commercialization of a [**] Product in the Territory.

      10.5.4 INDEMNIFICATION PROCEDURE. In the event of any such claim against any MERCK Indemnitee or ALNYLAM Indemnitee (individually, an "INDEMNITEE"), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party's written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 10.5.1, 10.5.2 or 10.5.3 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided, that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.

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11.   INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

11.1 INVENTORSHIP. Inventorship for patentable Inventions shall be determined in accordance with United States patent laws for determining inventorship.

11.2 OWNERSHIP OF COLLABORATION INVENTIONS. The entire right, title and interest in:

      (a) ALNYLAM Technology Collaboration Inventions and ALNYLAM Therapeutic Collaboration Inventions shall be owned solely by ALNYLAM;

      (b) MERCK Technology Collaboration Inventions and MERCK Therapeutic Collaboration Inventions shall be owned solely by MERCK;

      (c) Joint Collaboration Inventions shall be owned jointly by ALNYLAM and MERCK; and

      (d) In the event MERCK, solely or jointly with ALNYLAM, makes any discovery, improvement, or Invention with respect to a [**] Target after receiving the Opt-In Information for such [**] Target, and prior to the exercise of MERCK's Opt-In Right or MERCK's failure to do so before the expiration of the Opt-In Right exercise period, then MERCK shall assign the same to ALNYLAM and it shall be an "ALNYLAM-ASSIGNED THERAPEUTIC COLLABORATION INVENTION" and shall be included within the definition of an ALNYLAM Therapeutic Collaboration Invention. In the event ALNYLAM, solely or jointly with MERCK, makes any discovery, improvement, or Invention with respect to a MERCK RNAi Novel Target after receiving the MERCK RNAi Novel Target Information for such MERCK RNAi Novel Target, and prior to its election either: (i) to select such MERCK RNAi Novel Target as a Co-Development Target or (ii) to decline to do so and ALNYLAM's return to MERCK of all information and materials relating to the MERCK RNAi Novel Target (as provided in Section 3.2.2(d)), then ALNYLAM shall assign the same to MERCK and it shall be a "MERCK-ASSIGNED THERAPEUTIC COLLABORATION INVENTION" and shall be included within the definition of a MERCK Therapeutic Collaboration Inventions.

      ALNYLAM shall promptly disclose to MERCK the development, making, conception or reduction to practice of ALNYLAM Technology Collaboration Inventions, ALNYLAM Therapeutic Collaboration Inventions and Joint Collaboration Inventions and MERCK shall promptly disclose to ALNYLAM the development, making, conception or reduction to practice of MERCK Technology Collaboration Inventions, MERCK Therapeutic Collaboration Inventions and Joint Collaboration Inventions.

      ALNYLAM shall cause and ensure that each and every ALNYLAM employee, agent or representative, including consultants and scientific advisors, working on the Collaboration has assigned or will assign to ALNYLAM his/her rights to Inventions. MERCK shall cause and ensure that each and every MERCK employee, agent or representative,

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      including consultants and scientific advisors, working on the
      Collaboration has assigned or will assign to MERCK his/her rights to Inventions.

11.3  PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

      11.3.1 MERCK TECHNOLOGY. MERCK has the sole responsibility to, at MERCK's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising MERCK Technology (other than Joint Collaboration IP), in MERCK's name.

      11.3.2 ALNYLAM TECHNOLOGY. ALNYLAM has the sole responsibility to, at ALNYLAM's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising ALNYLAM Technology (other than Joint Collaboration IP), in ALNYLAM's name.

      11.3.3 JOINT COLLABORATION IP. Subject to ALNYLAM's continuing right to the prior review of, comment on, revision to and approval of material documents, which shall not be unreasonably delayed or withheld, MERCK has the sole responsibility to, at MERCK's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Joint Collaboration IP (other than Broad RNAi Technology Collaboration IP), in the names of both ALNYLAM and MERCK. Notwithstanding the foregoing, if (a) ALNYLAM is the Continuing Party with respect to a Royalty-Bearing Product and the Joint Collaboration IP Covers or claims such Royalty-Bearing Product or (b) the Joint Collaboration IP Covers or claims a [**] Product and MERCK has not exercised its Opt-In Right, then ALNYLAM shall have the sole responsibility to, at ALNYLAM's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Joint Collaboration IP Covering or claiming such Royalty-Bearing Product or such [**] Product in the names of both ALNYLAM and MERCK. Each Party shall use Commercially Reasonable Efforts to make available to the Prosecuting Party or its authorized attorneys, agents or representatives, such of its employees as the Prosecuting Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Joint Collaboration IP. Each Party shall sign, or use Commercially Reasonable Efforts to have signed, all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Joint Collaboration IP, at no cost to the Prosecuting Party.

      11.3.4 BROAD RNAI TECHNOLOGY COLLABORATION IP. Notwithstanding Section 11.3.3, subject to MERCK's continuing right to the prior review of, comment on, revision to and approval of material documents relating to Joint Collaboration IP, which shall not be unreasonably delayed or withheld, and except as may be otherwise agreed by the Parties, ALNYLAM has the sole responsibility to, at ALNYLAM's

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              discretion, file, conduct ex parte and inter partes prosecution, and maintain, including the defense of any interference or opposition proceedings, in the Territory, all Patent Rights comprising Broad RNAi Technology Collaboration IP in the names of both ALNYLAM and MERCK. MERCK shall use Commercially Reasonable Efforts to make available to ALNYLAM or its authorized attorneys, agents or representatives, such of its employees as ALNYLAM in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Broad RNAi Technology Collaboration IP. MERCK shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Broad RNAi Technology Collaboration IP, at no cost to ALNYLAM.

      11.3.5 CONTINGENT RIGHTS. The Party having the right to prosecute and maintain patents under Sections 11.3.1, 11.3.2, 11.3.3 and 11.3.4 shall be referred to as the "PROSECUTING PARTY". In the event the Prosecuting Party elects not to seek or continue to seek or maintain patent protection on any ALNYLAM Collaboration Inventions, MERCK Collaboration Inventions or Joint Collaboration IP which are subject to the other Party's licensed rights under
              Section 7 in the Territory, the other Party shall have the right (but not the obligation), at its expense, to prosecute and maintain in any country within the Territory patent protection on such ALNYLAM Collaboration Inventions, MERCK Collaboration Inventions or Joint Collaboration IP in the name of ALNYLAM, MERCK or both Parties as set forth in Sections 11.3.1, 11.3.2, 11.3.3 and 11.3.4. The previously Prosecuting Party shall use Commercially Reasonable Efforts to make available to the other Party or its authorized attorneys, agents or representatives, such of its employees as are reasonably necessary to assist the other Party in obtaining and maintaining the patent protection described under this Section 11.3.5. The previously Prosecuting Party shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute such patent applications or to obtain or maintain such patents.

      11.3.6 COOPERATION. Each Party hereby agrees: (a) to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake patent prosecution; (b) to provide the other Party with copies of all material correspondence pertaining to prosecution with the patent offices; (c) to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights; and (d) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the prosecution and maintenance of the other Party's patent applications.

      11.3.7 PATENT EXPENSES. The patent filing, prosecution and maintenance expenses incurred after the Effective Date with respect to Patent Rights comprised of ALNYLAM Technology and MERCK Technology ("PATENT EXPENSES") shall be borne by each Party having the right to file, prosecute and maintain such Patent Rights under this
              Section 11.3, except that Patent Expenses incurred (a) by the

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              Opt-Out Party with respect to a Royalty-Bearing Product shall be reimbursed in full by the Continuing Party, (b) by a Party with respect to a Profit-Sharing Product in the United States prior to the First Commercial Sale of such product in the United States shall be included in U.S. Development Expenses for such product and shared by the Parties pursuant to Section 3.9, (c) by a Party with respect to a Profit-Sharing Product in the United States after the First Commercial Sale of such product in the United States shall be included in Commercialization Expenses for such product for purposes of calculating U.S. Operating Profit/Loss pursuant to Section 9.3, (d) by ALNYLAM with respect to a Profit-Sharing Product in the Territory outside the United States or a MERCK Development Product in the Territory shall be reimbursed in full by MERCK, or (e) unless MERCK has exercised its Opt-In Right, by MERCK with respect to a [**] Product shall be reimbursed in full by ALNYLAM.

11.4 INTERFERENCE, OPPOSITION, REEXAMINATION AND REISSUE. The Parties agree that:

      (a) ALNYLAM shall, within ten (10) days of learning of such event, inform MERCK of any request for, or filing or declaration of, any interference, opposition or reexamination or reissue relating to ALNYLAM RNAi Patent Rights.

      (b) MERCK shall, within ten (10) days of learning of such event, inform ALNYLAM of any request for, or filing or declaration of, any interference, opposition, or reexamination or reissue relating to MERCK RNAi Patent Rights and Patent Rights contained in MERCK RNAi Novel Target IP.

      (c) In connection with any interference with a Third Party Patent Right, opposition by a Third Party and not on behalf of the other Party, reissue, or reexamination proceeding (other than one instituted by the other Party) relating to ALNYLAM RNAi Patent Rights, MERCK RNAi Patent Rights, MERCK RNAi Novel Target IP, or Joint Collaboration Patent Rights, MERCK and ALNYLAM shall cooperate fully and shall provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other Party informed of developments in any such action or proceeding to the extent permissible by law and to the extent allowed by a written agreement with a Third Party under which a Party has obtained rights to the applicable patent rights.

11.5  THIRD PARTY INFRINGEMENT OF COLLABORATION INTELLECTUAL PROPERTY.

      11.5.1 NOTICES. Each Party shall promptly report in writing to the other Party during the Agreement Term any (a) known or suspected infringement of any ALNYLAM Technology or MERCK Technology being used in the Therapeutic Collaboration, including without limitation any Joint Collaboration IP or (b) unauthorized use or misappropriation of any Information by a Third Party of which it becomes aware, and shall provide the other Party with all available evidence supporting such infringement, or unauthorized use or misappropriation.

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       11.5.2 RIGHTS TO ENFORCE.

       (a)    MERCK'S FIRST RIGHT.

              Subject to the provisions of Section 11.5.2(b) and the provisions of any Third Party agreement under which MERCK's rights in MERCK Technology are granted or ALNYLAM's rights in ALNYLAM Technology are granted and of any In-License, in respect of each (i) Profit-Sharing Product in the Field in the Territory, (ii) Royalty-Bearing Product in the Field in the Territory for which MERCK is the Continuing Party, and (iii) MERCK Development Product, MERCK shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising (x) MERCK Technology or ALNYLAM Technology that is licensed to MERCK under Article 7 with respect to such Profit-Sharing Product, Royalty-Bearing Product or MERCK Development Product, as the case may be, or (y) Joint Collaboration IP Covering, claiming or relating to such Profit-Sharing Product, Royalty-Bearing Product, or MERCK Development Product, as the case may be.

       (b)    ALNYLAM'S FIRST RIGHT.

              (i) Subject to the provisions of any Third Party agreement under which ALNYLAM's rights in ALNYLAM Technology or MERCK's rights in MERCK Technology are granted and of any In-License, in respect of (x) each Royalty-Bearing Product in the Field in the Territory for which ALNYLAM is the Continuing Party, and (y) unless MERCK exercises its Opt-In Right, each [**] Product, ALNYLAM shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising ALNYLAM Technology or MERCK Technology that is licensed to ALNYLAM under
                     Section 7.1 with respect to such Royalty-Bearing Product or [**] Product or Joint Collaboration IP Covering, claiming or relating to such Royalty-Bearing Product or [**] Product.

              (ii) ALNYLAM shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising Broad RNAi Technology Collaboration IP.

       11.5.3 STEP-IN RIGHTS. Subject to the provisions of any Third Party license agreement under which ALNYLAM's rights in ALNYLAM Technology are granted or MERCK's rights in MERCK Technology are granted, and of any In-Licenses, if the

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              Party with the first right to enforce (the "INITIAL ENFORCEMENT
              RIGHTS PARTY") ALNYLAM Technology, MERCK Technology, Joint Collaboration IP or Broad RNAi Technology Collaboration IP under
              Section 11.5.2 fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant thereto within [**] days after becoming aware of the basis for such suit or action, then the other Party (the "SECONDARY ENFORCEMENT RIGHTS PARTY") may, in its discretion, provide the Initial Enforcement Rights Party with written notice of such Secondary Enforcement Rights Party's intent to initiate a suit or take other appropriate action. If the Secondary Enforcement Rights Party provides such notice and the Initial Enforcement Rights Party fails to initiate a suit or take such other appropriate action within [**] days after receipt of such notice from the Secondary Enforcement Rights Party, then the Secondary Enforcement Rights Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect its ownership interest in and to, or licensed interest under, as applicable, ALNYLAM Technology and MERCK Technology, including without limitation, Joint Collaboration IP.

       11.5.4 PROCEDURES; EXPENSES AND RECOVERIES. The Party having the right to initiate any infringement suit under Section 11.5.2 above shall have the sole and exclusive right to select counsel for any such suit and shall pay all expenses of the suit, including attorneys' fees and court costs and reimbursement of the other Party's reasonable out-of-pocket expense in rendering assistance requested by the initiating Party, except that such expenses in respect of any Profit-Sharing Product in the United States (i) prior to the First Commercial Sale of such Profit-Sharing Product in the United States shall be included in U.S. Development Expenses for such product and shared by the Parties pursuant to Section 3.9.1, and
              (ii) after the First Commercial Sale of such Profit Sharing Product in the United States shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss pursuant to
              Section 9.3. If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, or if either Party is unable to initiate or prosecute such suit solely in its own name or it is otherwise advisable to obtain an effective legal remedy, in each case, the other Party shall join as a party to the suit and will execute and cause its Affiliates to execute all documents necessary for the initiating Party to initiate litigation to prosecute and maintain such action. In addition, at the initiating Party's request, the other Party shall provide reasonable assistance to the initiating Party in connection with an infringement suit at no charge to the initiating Party except for reimbursement by the initiating Party of reasonable out-of-pocket expenses incurred in rendering such assistance. The non-initiating Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. If the Parties obtain from a Third Party, in connection with such suit, any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation), such amounts shall be allocated as follows:

              (a) In all cases, to reimburse each Party for all expenses of the suit, including attorneys' fees and disbursements, court costs and other litigation expenses; and

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              (b)    If the infringement by the Third Party is related to a
                     Profit-Sharing Product in the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States, the balance shall be applied to reimburse the Parties for U.S. Development Expenses in accordance with their share of such expenses as set forth in Section 3.9.1 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States, the balance shall be deemed Net Sales for the purpose of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 9.3; or

              (c) If the infringement by the Third Party is related to a Profit-Sharing Product in the Territory outside the United States, the remaining amount shall be treated as if it were Net Sales of MERCK, with ALNYLAM receiving a royalty on such remaining amount pursuant to the terms of Section 9.4.2, and the balance being retained by MERCK; or

              (d) If the infringement by the Third Party is related to a Royalty-Bearing Product, the remaining amount shall be treated as if it were Net Sales of the Continuing Party, with the other Party receiving a royalty on such remaining amount pursuant to the terms of Section 9.4.3, and the balance being retained by the Continuing Party; or

              (e) If the infringement by the Third Party is related to a MERCK Development Product, the remaining amount shall be treated as if it were Net Sales of MERCK, with ALNYLAM receiving a royalty on such remaining amount pursuant to the terms of Section 9.4.4, and the balance being retained by MERCK; or

              (f) If the infringement by the Third Party is related to a [**] Product, unless MERCK has exercised its Opt-In Right, the remaining amount shall be treated as if it were Net Sales of ALNYLAM, with MERCK receiving a royalty on such remaining amount pursuant to the terms of Section 9.4.1, and the balance being retained by ALNYLAM.

11.6   CLAIMED INFRINGEMENT.

       11.6.1 NOTICE. In the event that a Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the Development, Manufacture or Commercialization of RNAi Therapeutic Products in the Field in the Territory ("INFRINGEMENT CLAIM"), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served. Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to

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              the other Party and to offer reasonable assistance to the other
              Party at no cost to the other Party.

       11.6.2 PROFIT-SHARING PRODUCTS. Any Infringement Claim brought against either Party or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of any Profit-Sharing Product in the Field in the Territory, shall be defended by MERCK if it so desires; provided, however, that ALNYLAM shall defend any such Infringement Claim relating to Broad RNAi Technology, if it so desires. All litigation costs and expenses incurred by the Defending Party (defined below) in connection with such Infringement Claim, and all damages, payments and other amounts awarded against, or payable by, either Party under any settlement with such Third Party (a) with respect to the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States, shall be U.S. Development Expenses for such Profit-Sharing Product as set forth in Section 3.9 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States, shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss in respect of such Profit-Sharing Product pursuant to Section 9.3, and (b) with respect to the Territory outside the United States, shall be borne by MERCK.

       11.6.3 ROYALTY-BEARING PRODUCTS, MERCK DEVELOPMENT PRODUCTS AND [**] PRODUCTS. In respect of any Royalty-Bearing Product, the applicable Continuing Party shall assume full responsibility for any Infringement Claims brought against either Party or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of such Royalty-Bearing Product. All liabilities, damages, costs and expenses arising out of such Third Party Infringement Claims shall be borne by the Continuing Party. In respect of any MERCK Development Product, (a) MERCK shall assume full responsibility for any Infringement Claims brought against either Party or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of such MERCK Development Product and (b) all liabilities, damages, costs and expenses arising out of such Third Party Infringement Claims shall be borne by MERCK. Unless MERCK exercises its Opt-In Right, in respect of any [**] Product, (i) ALNYLAM shall assume full responsibility for any Infringement Claims brought against either Party or its Affiliates or Sublicensees arising out of the development, manufacture or commercialization of such [**] Product and (ii) all liabilities, damages, costs and expenses arising out of such Third Party Infringement Claims shall be borne by ALNYLAM.

       11.6.4 PROCEDURE. The Party having the initial right to defend an Infringement Claim shall be referred to as the "DEFENDING Party." The Defending Party shall have the sole and exclusive right to select counsel for any Infringement Claim; provided, that it shall consult with the other Party with respect to selection of counsel for such defense. The Defending Party shall keep the other Party informed, and shall from time to time consult with the other Party regarding the status of any such claims and shall provide the other Party with copies of all documents filed in, and all written communications relating to, any suit brought in

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              connection with such claims. The other Party shall also have the right to participate and be represented in any such claim or related suit, at its own expense. The other Party shall have the sole and exclusive right to control the defense of an Infringement Claim in the event the Defending Party fails to exercise its right to assume such defense within [**] days following written notice from the other Party of such Infringement Claim. No Party shall settle any claims or suits involving rights of another Party without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the provisions of this Section 11.6.4 shall only apply to a MERCK Development Product to the extent any ALNYLAM Technology Covering or claiming such MERCK Development Product is licensed to MERCK pursuant to Section 7.1 and to a [**] Product to the extent any MERCK Technology Covering or claiming such [**] Product is licensed to ALNYLAM pursuant to Section 7.1.

       11.6.5 LIMITATIONS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE 10, THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF ALNYLAM AND MERCK, AND THE SOLE AND EXCLUSIVE REMEDY OF ALNYLAM OR MERCK, AS THE CASE MAY BE, IN THE CASE OF ANY CLAIMED INFRINGEMENT OF ANY THIRD PARTY PATENT RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

11.7 OTHER INFRINGEMENT RESOLUTIONS. In the event of a dispute or potential dispute that has not ripened into a demand, claim or suit of the types described in Sections 11.5 and 11.6 of this Agreement (e.g., actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute (including the sharing in and allocating the payment or receipt of damages, license fees, royalties and other compensation) shall apply.

11.8   PRODUCT TRADEMARKS.

       11.8.1 OWNERSHIP OF PRODUCT TRADEMARKS. MERCK shall own the Product Trademarks for Profit-Sharing Products and MERCK Development Products in the Territory and shall be responsible for filing and maintaining the Product Trademarks for such RNAi Therapeutic Products in the Territory (including payment of costs associated therewith), subject to reimbursement of such costs in the United States as Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 9.3. Each Party shall have the right to monitor the quality of Profit-Sharing Products in accordance with reasonable procedures to be agreed upon by the Parties. The Continuing Party shall own the Product Trademarks for Royalty-Bearing Products and shall be solely responsible for filing and maintaining the Product Trademarks for such RNAi Therapeutic Products in the Territory (including payment of costs associated therewith). Promptly after exercising its Opt-Out Right with respect to such Royalty-Bearing Product, MERCK shall assign to ALNYLAM all Product

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              Trademarks for such Royalty-Bearing Product Controlled by MERCK in accordance with terms and conditions to be negotiated by the Parties in good faith. Unless MERCK exercises its Opt-In Right, ALNYLAM shall own the Product Trademarks for [**] Products and shall be solely responsible for filing and maintaining the Product Trademarks for such [**] Products in the Territory (including payment of costs associated therewith).

       11.8.2 THIRD PARTY INFRINGEMENT.

              (a) PROFIT-SHARING PRODUCTS. In the event that either Party becomes aware of any infringement of a Product Trademark for a Profit-Sharing Product by a Third Party, it shall promptly notify the other and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including without limitation by the institution of legal proceedings against such Third Party. All out-of-pocket costs, including attorneys' fees, relating to such legal proceedings incurred (a) with respect to the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States shall be included in U.S. Development Expenses for such Profit-Sharing Product and shared by the Parties pursuant to Section 3.9.1 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States shall be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 9.3 and (b) in the Territory outside the United States shall be borne solely by MERCK.

              (b) ROYALTY-BEARING PRODUCTS, MERCK DEVELOPMENT PRODUCTS AND [**] PRODUCTS. The applicable Continuing Party shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a Royalty-Bearing Product by a Third Party. MERCK shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a MERCK Development Product by a Third Party. Unless MERCK has exercised its Opt-In Right, ALNYLAM shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a [**] Product by a Third Party.

       11.8.3 CLAIMED INFRINGEMENT. If a Third Party challenges the Parties' right to commercialize a Profit-Sharing Product under the selected Product Trademark, the JSC shall consider the grounds for such challenge and recommend to MERCK a course of action in the affected market based on an assessment of the legal merits of such Third Party claim. The foregoing procedure shall also be followed in the event of an objection to the selected Product Trademark raised by a Regulatory Authority. In the case of a Royalty-Bearing Product, the Continuing Party will defend and indemnify the Opt-Out Party for and against any claims of infringement of the rights of a Third Party by the use of a Product Trademark in connection with such Royalty-Bearing Product. In the case of a MERCK

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              Development Product, MERCK will defend and indemnify ALNYLAM for and against any claims of infringement of the rights of a Third Party by the use of a Product Trademark in connection with such MERCK Development Product. In the case of a [**] Product, unless MERCK has exercised its Opt-In Right, ALNYLAM will defend and indemnify MERCK for and against any claims of infringement of the rights of a Third Party by the use of a Product Trademark in connection with such [**] Product.

11.9 PATENT TERM EXTENSIONS. The Parties shall use reasonable efforts to obtain all available supplementary protection certificates ("SPC") and other extensions of Patent Rights (including those available under the Hatch-Waxman Act) Covering or claiming RNAi Therapeutic Products. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Patent Rights. The Party first eligible to seek patent term restoration or extension of any such Patent Rights or any SPC related thereto shall have the right to do so; provided, that if in any country the first Party has an option to extend the patent term for only one of several patents, the first Party shall consult with the other Party before making the election. If more than one patent is eligible for extension or patent term restoration, the Parties shall agree upon a strategy that shall maximize patent protection and commercial value for RNAi Therapeutic Products. All filings for such extensions and certificates shall be made by the Party to whom responsibility for prosecution and maintenance of such Patent Rights are assigned, provided, that in the event that the Party to whom such responsibility is assigned elects not to file for an extension or SPC, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension or SPC in the patentee's name and such Party shall provide all necessary assistance in connection therewith. The provisions of this Section 11.9 shall also apply to Patent Rights Covering or claiming a MERCK Development Product to the extent such Patent Rights are included in ALNYLAM Technology licensed to MERCK with respect to such MERCK Development Product pursuant to Section 7.1 and to a [**] Product to the extent such Patent Rights are included in MERCK Technology licensed to ALNYLAM with respect to such [**] Product pursuant to Section 7.1.

11.10 PATENT CERTIFICATION. To the extent required by law or permitted by law, the Parties shall use Commercially Reasonable Efforts to maintain with the applicable Regulatory Authorities during the Agreement Term correct and complete listings of applicable Patent Rights for RNAi Therapeutic Products and [**] Products being commercialized, including all so called "Orange Book" listings required under the Hatch-Waxman Act. The provisions of this Section 11.10 shall apply to Patent Rights Covering or claiming a MERCK Development Product to the extent such Patent Rights are included in ALNYLAM Technology licensed to MERCK with respect to such MERCK Development Product pursuant to Section 7.1 and to a [**] Product to the extent such Patent Rights are included in MERCK Technology licensed to ALNYLAM with respect to such [**] Product pursuant to Section 7.1.

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12.    TERM AND TERMINATION

12.1   TERM AND EXPIRATION.

       12.1.1 COLLABORATION TERM. Except as otherwise provided herein, the term of the Collaboration shall commence on the Original Effective Date and continue until the end of the Therapeutic Collaboration Term as set forth below ("COLLABORATION TERM"). The term of the Therapeutic Collaboration shall commence on the one (1) year anniversary of the Original Effective Date and continue for a period of four (4) years and thereafter until the date on which no Profit-Sharing Products are being Developed or Commercialized by the Parties ("THERAPEUTIC COLLABORATION TERM"). Expiration of the Therapeutic Collaboration shall only affect the terms, responsibilities and activities undertaken in accordance with the Therapeutic Collaboration and shall not affect the other terms of this Agreement.

       12.1.2 EXPIRATION OF AGREEMENT. This Agreement shall be effective as of the Original Effective Date and, unless terminated earlier pursuant to Sections 12.2 below, this Agreement shall continue in effect until expiration of all royalty obligations and profit-sharing obligations hereunder ("AGREEMENT TERM"). Upon expiration of the Agreement Term, all licenses of the Parties under Article 7 then in effect shall become fully paid-up, perpetual, non-exclusive licenses.

12.2   TERMINATION FOR CAUSE.

       12.2.1 CAUSE FOR TERMINATION. This Agreement may be terminated at any time during the Agreement Term:

              (a) upon written notice by either Party (the "NON-BREACHING PARTY") if the other Party (the "BREACHING PARTY") is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the Dispute is resolved pursuant to Section 13.6 hereof; or

              (b) by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy, receivership or such proceeding is not dismissed within ninety (90) days after the filing thereof.

12.3   EFFECT OF TERMINATION FOR CAUSE.

       12.3.1 MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF A ROYALTY-BEARING PRODUCT. If the material breach has, or is reasonably likely to have, a material adverse effect for the Non-Breaching Party with respect to the

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              Development, Manufacture or Commercialization of a particular
              Royalty-Bearing Product in either a particular Region or Regions or with respect to the entire Territory, then this Agreement shall not terminate in its entirety, nor with respect to such Royalty-Bearing Product or in the Territory outside of any affected Region(s), provided that with respect to all affected Region(s):

              (a) except to the extent such licenses are necessary for the Breaching Party to perform its obligations under clause (c) below, the licenses granted to the Breaching Party under this Agreement with respect to the Development, Manufacture and Commercialization of such Royalty-Bearing Product in such affected Region(s) shall terminate;

              (b) the Breaching Party hereby grants to the Non-Breaching Party an exclusive (even as to the Breaching Party), non-royalty-bearing, perpetual license under (i) ALNYLAM RNAi Technology, ALNYLAM Collaboration Inventions, ALNYLAM Therapeutic Collaboration IP and ALNYLAM RNAi Patent Rights if the Breaching Party is ALNYLAM, or (ii) MERCK RNAi Technology, MERCK RNAi Patent Rights, MERCK Therapeutic Collaboration IP, MERCK Collaboration Inventions and MERCK RNAi Novel Target IP if the Breaching Party is MERCK, to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in such affected Region(s); provided, however, that to the extent such license includes a sublicense under Necessary Third Party IP, ------- including without limitation the Existing ALNYLAM In-Licenses, the non-Breaching Party shall be fully responsible for all royalties, milestones or other payments under such In-Licenses reasonably allocable to such Royalty-Bearing Product in such affected Region(s);

              (c) in the event that the Breaching Party is Manufacturing and supplying the Royalty-Bearing Product pursuant to Section 6.4, the Breaching Party shall have the obligation, if requested by the Non-Breaching Party, to continue to Manufacture and supply the Royalty-Bearing Product for such affected Region(s) in accordance with, and for the time period described in, Section 6.4; and

              (d) in the event that the Non-Breaching Party is Manufacturing and supplying the Royalty-Bearing Product pursuant to
                     Section 6.4, the Breaching Party shall have the obligation to reimburse the Non-Breaching Party for any committed and non-refundable or non-creditable costs or expenses incurred by the Non-Breaching Party, as of the date of notice of termination, with respect to the supply of such Royalty-Bearing Product for the Breaching Party for such affected Region(s), and shall purchase, at the Cost of Goods Sold, any Royalty-Bearing Product Manufactured and supplied by the Non-Breaching Party for such Region(s), as well as any work in progress, raw materials, intermediates or components relating to the Royalty-Bearing Product, in each case in accordance with, and for the time period described in Section 6.4.

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       12.3.2 MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION
              OF A PROFIT-SHARING PRODUCT. If the material breach has, or is reasonably likely to have, a material adverse effect on the Development, Manufacture or Commercialization of a particular Profit-Sharing Product in either a particular Region or Regions or with respect to the entire Territory, then this Agreement shall not terminate in its entirety, nor with respect to such Profit-Sharing Product in the Territory outside of any affected Region(s), provided that with respect to all affected Region(s):

              (a) the licenses granted to the Breaching Party under this Agreement with respect to the Development, Manufacture and Commercialization of such Profit-Sharing Product in the affected Region(s) shall terminate;

              (b) the licenses granted to the Non-Breaching Party by the Breaching Party with respect to such Profit-Sharing Product in the affected Region(s) pursuant to Article 7 shall continue in full force and effect; and

              (c) the Non-Breaching Party shall have the right to Develop, Manufacture and Commercialize such Profit-Sharing Product in the Field in the affected Region(s), either alone or in collaboration with Third Parties, without any financial obligation to the Breaching Party; provided, however, that to the extent the licenses in Section 12.3.2(b) include a sublicense under Necessary Third Party IP, including without limitation the Existing ALNYLAM In-Licenses, the Non-Breaching Party shall be fully responsible for all royalties, milestones or other payments under such In-Licenses reasonably allocable to such Profit-Sharing Product in the affected Region(s).

       12.3.3 MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF A MERCK DEVELOPMENT PRODUCT OR [**] PRODUCT. If the material breach has, or is reasonably likely to have, a material adverse effect on the Development, Manufacture or Commercialization of a particular MERCK Development Product in a particular Region or Regions or with respect to the entire Territory, or a material adverse effect on the development, manufacture or commercialization of a particular [**] Product in a particular Region or Regions or with respect to the entire Territory, then in either case this Agreement shall not terminate in its entirety, nor with respect to such MERCK Development Product or [**] Product, as the case may be, in the Territory outside of any affected Region(s); provided that with respect to such all affected Region(s) the licenses granted to the Breaching
              Party under this Agreement with respect to such MERCK Development Product or [**] Product, as the case may be, and, in the case of the MERCK Development Product, the prohibition in Section 3.2.2(d)(iii) with respect to such MERCK Development Product, shall terminate.

       12.3.4 OTHER MATERIAL BREACHES. If the material breach does not have, or is not reasonably likely to have, a material adverse effect on the Development, Manufacture or Commercialization of any RNAi Therapeutic Product or [**]

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              Product, then the Non-Breaching Party shall be entitled to pursue any and all remedies available to it for such breach, including without limitation, damages and specific performance, other than the termination of this Agreement in whole or in part.

       12.3.5 TERMINATION UPON BANKRUPTCY OF A PARTY. If this Agreement is terminated by either Party (the "NON-BANKRUPT PARTY") pursuant to
              Section 12.2.1(b) due to the rejection of this Agreement by or on behalf of the other Party (the "BANKRUPT PARTY") under Section 365 of the United States Bankruptcy Code (the "CODE"), all licenses and rights to licenses granted under or pursuant to this Agreement by the Bankrupt Party to the Non-Bankrupt Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that the Non-Bankrupt Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Code, the Non-Bankrupt Party shall be entitled to a complete duplicate of or complete access to (as the Non-Bankrupt Party deems appropriate) any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the Non-Bankrupt Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefore by the Non-Bankrupt Party. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Code or other applicable law.

       12.3.6 DEFINITION OF REGION. For purposes of this Article 12, "REGION" shall mean any of the following regions in the Territory: (a) the United States; (b) the European Union, (c) the region comprised of the following countries: Australia, Bangladesh, Bhutan, Brunei, Darussalam, Burma, Cambodia, China (including Hong Kong), India, Indonesia, Japan, Laos, Macao, Malaysia, Mongolia, Nepal, New Zealand, Papua New Guinea, Pakistan, Philippines, Republic of Korea, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam; and (d) the region comprised of the countries of the world not included in clauses (a), (b) or (c) above.

12.4   OTHER CONSEQUENCES OF TERMINATION OR THE EXERCISE OF OPT-OUT RIGHTS.

       12.4.1 OTHER CONSEQUENCES OF TERMINATION. For purposes of this Section 12.4.1, "TRANSFERRING PARTY" shall mean the Breaching Party or the Opt-Out Party, as the case may be, and "RECEIVING PARTY" shall mean the Non-Breaching Party or the Continuing Party, as the case may be. In addition to the consequences set forth in Sections 5.2 and 12.3 and without limiting any other legal or equitable remedies that a Party may have, in the event of a termination pursuant to Section

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              12.2 with respect to the Region(s) to which such termination applies, or upon the exercise by a Party of its Opt-Out Rights pursuant to Section 5.2:

              (a) with respect to each Royalty-Bearing Product or Profit-Sharing Product that is the subject of the material breach or the exercise of an Opt-Out Right, the Transferring Party shall:

                     (i) promptly provide, or cause to be provided, to the Receiving Party all Know-How it Controls that pertains to the applicable Royalty-Bearing Product or Profit-Sharing Product not previously provided by it to the Receiving Party reasonably necessary for the practice of the license rights granted to such other Party under this Agreement;

                     (ii) promptly transfer, or cause to be transferred, to the Receiving Party, subject to the completion of the on-going Clinical Studies under subsection (c) below, as applicable, all Regulatory Approvals and related regulatory documents and publicly disclosed Product Trademarks for the applicable Royalty-Bearing Product or Profit-Sharing Product in its possession (only with respect to the terminated Region(s), in the event of termination pursuant to
                            Section 12.2), or, if transfer or assignment of any such Regulatory Approvals is not legally permissible, the Transferring Party shall grant the Receiving Party, the right to access, use and cross-reference such Regulatory Approvals and related regulatory documents;

                     (iii) promptly transfer, or cause to be transferred, to the Receiving Party any and all tangible manifestations and embodiments of the other Party's Know-How and other materials provided by it pursuant to this Agreement in respect of such Royalty-Bearing Product or Profit-Sharing Product (provided, that in the event of termination pursuant to Section 12.2, such transfer shall only be to the extent necessary to enable the Receiving Party to exercise its rights with respect to the terminated Region(s);

                     (iv) promptly assign, or cause to be assigned, to the Receiving Party upon the Receiving Party's request, any Third Party agreements to which the Transferring Party is a party, to the extent such agreements relate to the Development, Manufacture or Commercialization of the applicable Royalty-Bearing Product or Profit-Sharing Product (in the terminated Region(s), in the event of termination pursuant to
                            Section 12.2);

              (b) The Breaching Party will allow the Non-Breaching Party, or its contract research organization, to complete any on-going Clinical Studies already Initiated by the Breaching Party or its contract research organization (with respect to the terminated Region(s), in the event of termination pursuant to Section 12.2), or if this is not reasonably practicable, the Breaching Party will complete such Clinical Studies at the Non-Breaching Party's expense. At the option of the Non-Breaching Party, the Breaching Party will assign

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                     to the Non-Breaching Party, all investigator and other
                     agreements relating to other clinical trials (with respect to the terminated Region(s), in the event of termination pursuant to Section 12.2), to the extent legally permissible; and

              (c) The Transferring Party will cooperate in any reasonable manner requested by the Receiving Party to achieve a smooth transition of the development, manufacturing, marketing and sales of the Royalty-Bearing Product or Profit-Sharing Product to it or its licensees as contemplated by Section
                     5.2 or 12.3, as applicable, such as transfer of its Know-How relating to Manufacturing and assistance in connection with regulatory matters relating to the transfer of the Royalty-Bearing Product or Profit-Sharing Product.

12.5 EFFECT OF EXPIRATION OR TERMINATION; SURVIVAL. Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including, without limitation, the obligation to pay royalties for RNAi Therapeutic Products and [**] Products sold prior to such expiration or termination. The provisions of Articles 8, 11, and 13 and Sections 10.5, 12.3, 12.4 and 12.5 shall survive the expiration or termination of the Agreement. Except as set forth in this
       Article 12, upon termination or expiration of this Agreement all other rights and obligations cease.

13.    MISCELLANEOUS

13.1 FORCE MAJEURE. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

13.2 ASSIGNMENT. Except as provided in this Section 13.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. Either Party may, without the other Party's consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate. In any event, the assigning Party shall remain responsible for the performance by its Affiliate of this Agreement or any obligations hereunder so assigned to such Affiliate, and such assignment shall terminate, and all rights so assigned shall revert to the assigning Party, if and when such Affiliate

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       ceases to be an Affiliate of the assigning Party. Furthermore, in connection with a Change of Control (as defined below) of a Party, subject to the provisions of Section 13.3, such Party may assign this Agreement and its rights and obligations hereunder in whole to the surviving entity or acquirer upon ninety (90) days' prior written notification to the other Party. Any attempted assignment not in accordance with this Section 13.2 shall be void.

       Notwithstanding the foregoing, the rights of any permitted assignee of ALNYLAM's rights to practice any of MERCK's intellectual property, including but not limited to MERCK RNAi Patent Rights, MERCK RNAi Technology and MERCK RNAi Novel Target IP, shall remain subject to the limitations set forth in this Agreement.

13.3   CHANGE OF CONTROL.

       13.3.1 In the event of a Change of Control of a Party, such Party (the "ACQUIRED PARTY") shall provide prompt written notice to the other Party (the "NON-ACQUIRED PARTY") of the effective date of such Change of Control ("CHANGE OF CONTROL NOTICE"), the Parties will promptly discuss and agree in good faith on procedures with respect to any subject matter of this Agreement that is not addressed by this Section 13.3, and each Party will ensure the confidentiality of Information of the Parties. Furthermore, for each Co-Development Target, the Non-Acquired Party may elect, by written notice to the Acquired Party within [**] days after receipt of the Change of Control Notice, to no longer participate in the Development and Commercialization of any Profit-Sharing Products directed to such Co-Development Target. If the Non-Acquired Party makes such an election, then effective on the date the Non-Acquired Party makes its election:

              (a) for each Profit-Sharing Product with respect to which the end of the Phase II Completion Opt-Out Period has not occurred as of the effective date of the Change of Control:

                     (i) if the Acquired Party elects to become the Continuing Party for such Profit-Sharing Product,
                            (w) such Profit-Sharing Product will be deemed a Royalty-Bearing Product, (x) the provisions of Sections 5.1(c) and 12.4 shall apply to such Royalty-Bearing Product, with the Non-Acquired Party deemed to be the Opt-Out Party with respect to such Royalty-Bearing Product and the "Opt-Out Point" for such Royalty-Bearing Product deemed to be the date the Non-Acquired Party makes its election, (y) the Acquired Party shall pay the Non-Acquired Party milestones and royalties with respect to such Royalty-Bearing Product, calculated as set forth in Sections 9.2.2 and 9.4.3.2 respectively, in each case as if the Non-Acquiring Party has exercised Opt-Out Rights in respect of such Royalty-Bearing Product during the Opt-Out Period in which the Opt-Out Point occurred, or if the Opt-Out Point does not occur during an Opt-Out Period, then as if the exercise of Opt-Out Rights occurred during the Opt-Out Period next succeeding the Opt-Out Point, and (z) the Continuing Party

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                            shall be free to Develop, Manufacture and
                            Commercialize such Royalty-Bearing Product in the Field in the Territory, with or without a partner or collaborator and without any further obligation to the Non-Acquired Party with respect to such activities under this Agreement, subject to the continuing obligations of the Parties with respect to Royalty-Bearing Products set forth in Articles 6 and 9; and

                     (ii) if the Acquired Party does not elect to become the Continuing Party for such Profit-Sharing Product, the definition of RNAi Therapeutic Product shall thereafter be narrowed to exclude such product and the financial, license and other terms of this Agreement shall no longer apply to such product or the Development, Manufacture and Commercialization of such product.

              (b) for each Profit-Sharing Product with respect to which a Phase III Clinical Trial has been Initiated, but with respect to which an NDA has not been filed as of the effective date of the Change of Control:

                     (i) in the Territory outside of the United States, MERCK shall retain the right to Develop, Manufacture and Commercialize such Profit-Sharing Product and the obligation to pay royalties with respect thereto to ALNYLAM pursuant to Section 9.4.2; and

                     (ii) in the United States, such Profit-Sharing Product shall be deemed a Royalty-Bearing Product, the provisions of Sections 5.1(c) and 12.4 will apply to such Royalty-Bearing Product, with the Non-Acquired Party deemed to be the Opt-Out Party with respect to such Royalty-Bearing Product and the "Opt-Out Point" for such Royalty-Bearing Product deemed to be the date the Non-Acquired Party makes its election; provided, however, that the Acquired Party shall pay the Non-Acquired Party (x) within [**] days after making such election, $[**] for such Royalty-Bearing Product; (y) a non-refundable, non-creditable milestone payment in the amount of $[**] no later than [**] business days after the date of the first NDA Filing with respect to such Royalty-Bearing Product; and (z) royalties on Net Sales of such Royalty-Bearing Product calculated as set forth in
                            Section 9.4.3.1, with the following values:

                            (1) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                            (2)    Royalty Rate One shall be [**] percent
                                   ([**]%);

                            (3)    Royalty Rate Two shall be [**] percent
                                   ([**]%);

                            (4) Royalty Rate Three shall be [**] percent ([**]%); and

                            (5)    Royalty Rate Four shall be [**] percent
                                   ([**]%).

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              (c)    for each Profit-Sharing Product with respect to which an
                     NDA has been filed:

                     (i) in the Territory outside of the United States, MERCK shall retain the right to Develop, Manufacture and Commercialize such Profit-Sharing Product and the obligation to pay royalties with respect thereto to ALNYLAM pursuant to Section 9.4.2;

                     (ii) in the United States, the Non-Acquired Party may elect, by written notice to the Acquired Party within [**] days after receipt of the Change of Control Notice, to change the Commercialization arrangements for such Profit-Sharing Product such that MERCK shall have the sole right to Commercialize the Profit-Sharing Product in the United States (unless MERCK has exercised its Expense Share Reduction Option with respect to such Profit-Sharing Product, in which case the Non-Acquired Party may elect to change such Commercialization arrangements such that ALNYLAM shall have the sole right to Develop and Commercialize the Profit-Sharing Product in the United States). If the Non-Acquired Party does not so elect within such period, the Commercialization arrangements between the Parties in existence in the United States for such Profit-Sharing Product on the effective date of the Change of Control shall continue; and

                     (iii) if the Non-Acquired Party elects to change the Commercialization arrangements between the Parties within the United States for such Profit-Sharing Product as set forth in clause (ii) above, such change will be implemented during a transition period not to exceed [**] days after the date of such election and the Parties will cooperate to ensure the orderly implementation of such transition. Furthermore, the Party receiving sole Commercialization rights (the "SOLE COMMERCIALIZATION PARTY") shall pay to the other Party (the "DIVESTING PARTY") in respect of such Profit-Sharing Product, a percentage share of U.S. Operating Profit/Loss for such Profit-Sharing Product as calculated pursuant to Section 9.3, equal to the Divesting Party's percentage share of U.S. Development Expenses on the effective date of the Change of Control. Such share of U.S. Operating Profit/Loss shall be reported and paid on a quarterly basis. Each quarterly report of U.S. Operating Profit/Loss provided to the Divesting Party shall include information about Net Sales of the Profit-Sharing Product comparable to the information specified for royalty reports in Section 9.4.11, and shall also include information in summary form concerning the Commercialization Expenses deducted from Net Sales of such Profit-Sharing Product to calculate U.S. Operating Profit/Loss during the applicable Calendar Quarter. Quarterly reports shall be due no later than the [**] day following the close of each Calendar Quarter. If the

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                            Divesting Party believes in good faith that the
                            Commercialization Expenses in any Calendar Quarter expressed as a percentage of Net Sales exceed the reasonable and customary amount of Commercialization Expenses for products comparable to the Profit-Sharing Product, the Parties shall discuss the Divesting Party's concerns and the Sole Commercialization Party shall consider the Divesting Party's concerns in good faith.

       13.3.2 Upon MERCK's receipt of a Change of Control Notice, with regard to both: (a) all MERCK Development Targets and MERCK Development Products directed thereto and (b) if MERCK does not elect to cease participation in the Development and Commercialization of Profit-Sharing Products directed to particular Co-Development Targets, then with respect to such Co-Development Targets and the Profit-Sharing Products directed thereto, MERCK may elect to modify the terms of this Agreement such that: (i) the Parties shall promptly discuss and agree in good faith on procedures with respect to the operation of the JSC and the JCC, (ii) MERCK's obligation to provide reports on the status of Programs shall be limited to a summary report, (iii) the Gatekeeper shall be replaced by an individual specified by MERCK and reasonably acceptable to ALNYLAM, (iv) MERCK may terminate the U.S. Co-Promotion Option at its sole discretion, and (v) MERCK's obligation to provide royalty reports shall be limited to reporting MERCK's total worldwide royalty obligations.

       13.3.3 For purposes of this Section 13.3, a "CHANGE OF CONTROL" of a Party shall be deemed to occur if such Party is involved in a merger, reorganization or consolidation in which its shareholders immediately prior to such transaction would hold fifty percent (50%) or less of the securities or other ownership or voting interests representing the equity of the surviving entity immediately after such merger, reorganization or consolidation, or if there is a sale of all or substantially all of such Party's assets or business relating to this Agreement, or if a "Significant Pharmaceutical Company" (as defined below) effectively acquires control of the management and policies of such Party. A "SIGNIFICANT PHARMACEUTICAL COMPANY" is a pharmaceutical company, biotechnology company, or group of such companies acting in concert, with annual sales of human pharmaceutical products greater than [**] U.S. dollars ($[**]).

13.4 SEVERABILITY. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

13.5 NOTICES. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal

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       delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

       If to ALNYLAM, to:            ALNYLAM PHARMACEUTICALS, INC.
                                     300 Third Street
                                     Cambridge, MA  02142
                                     Attention: Chief Executive Officer
                                     Facsimile No.: (617) 551-8101

                     and:            FABER DAEUFER & ROSENBERG, P.C.
                                     1050 Winter Street, Suite 1000
                                     Waltham, MA 02451
                                     and after June 1, 2006, to:
                                     950 Winter Street, Suite 4500
                                     Waltham, MA 02451
                                     Attention: Sumy C. Daeufer
                                     Facsimile No.: (781) 795-4747

       If to MERCK, to:              MERCK & CO., INC.
                                     One Merck Drive
                                     P.O. Box 100, WS3A-65
                                     Whitehouse Station, NJ 08889-0100
                                     Attention: Office of Secretary
                                     Facsimile No.: (908) 735-1246

                     and:            MERCK & CO., INC.
                                     One Merck Drive
                                     P.O. Box 100, WS2A-30
                                     Whitehouse Station, NJ 08889-0100
                                     Attention: Chief Licensing Officer
                                     Facsimile: (908) 735-1214

       or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day; (b) on receipt if sent by nationally-recognized overnight courier; and/or (c) on receipt if sent by mail.

13.6 APPLICABLE LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

13.7   DISPUTE RESOLUTION.

       13.7.1 DISPUTES. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from, or related to, this Agreement or to the breach hereof (collectively, "DISPUTE"). In particular, the CEO of ALNYLAM and the Executive Vice-President of Worldwide Basic Research for MERCK shall attempt to resolve all Disputes. In the event that the CEO and the Executive Vice-President cannot reach an agreement regarding a Dispute, and a Party wishes to pursue the matter, each such Dispute that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA") and Section 13.7.2 below, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. As used in this Section 13.7, the term "EXCLUDED CLAIM" shall mean a dispute that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

       13.7.2 ARBITRATION. The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business who are independent of both Parties and neutral with respect to the Dispute presented for arbitration. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

              (a) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages. Each Party shall bear its own costs and expenses and attorneys' fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators' and any administrative fees of arbitration.

              (b) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

              (c) The Parties agree that, in the event of a Dispute over the nature or quality of performance under this Agreement, neither Party may terminate the Agreement until final resolution of the Dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if an arbitrator or court determines that such payments are not due.

              (d) The Parties hereby agree that any disputed performance or suspended performances pending the resolution of the arbitration that the arbitrator determines to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrator.

              (e) The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrator shall be made in United States dollars, free of any tax or other deduction. The Parties further agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding determination of the matters presented to the arbitrator.

13.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the Parties with respect to the Collaboration and licenses granted hereunder. All express or implied agreements and understandings, either oral or written, with regard to the Collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. On the Effective Date, the Original Agreement shall be amended and restated in its entirety by this Agreement and the Original Agreement shall thereafter be of no further force and effect. The Agreement (including Schedules hereto) may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.

13.9 HEADINGS. The captions to the Articles and Sections hereof are not a part of the Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

13.10 INDEPENDENT CONTRACTORS. It is expressly agreed that ALNYLAM and MERCK shall be independent contractors and that the relationship between ALNYLAM and MERCK shall not constitute a partnership, joint venture or agency. ALNYLAM shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on MERCK, without the prior written consent of MERCK, and MERCK shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on ALNYLAM without the prior written consent of such Party.

13.11 WAIVER. The waiver by either Party hereto of any right hereunder, or of the failure of the other Party to perform, or of a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

13.12 CUMULATIVE REMEDIES. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.13 WAIVER OF RULE OF CONSTRUCTION. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.14 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.15 LIMITATION OF LIABILITY. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY'S WILLFUL MISCONDUCT OR A MATERIAL BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN ARTICLE 8. NOTHING IN THIS SECTION 13.15 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

13.16 BINDING EFFECT. As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

13.17 NO THIRD PARTY BENEFICIARIES. Except as expressly contemplated herein, no Third Party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MERCK & CO., INC.                           ALNYLAM PHARMACEUTICALS, INC.

By:    /s/ Stephen H. Friend                By:    /s/ John M. Maraganore
    -----------------------------------         --------------------------------
Name: Stephen H. Friend                      Name: John M. Maraganore
Title: Executive Vice President              Title: President & Chief Executive
  Advanced Technology & Oncology                    Officer

                                  SCHEDULE 1.4

                           ALNYLAM RNAI PATENT RIGHTS

A.     ALNYLAM THERAPEUTIC RNAI PATENT RIGHTS

1.4.1 PATENTS AND PATENT APPLICATIONS OWNED BY ALNYLAM OR LICENSED FROM THIRD PARTIES OTHER THAN ISIS PHARMACEUTICALS, INC.

ALNYLAM RNAi Patent Rights include all claims of the patents and patent applications listed in Schedule 1.4.1, attached, explicitly excluding [**]. The patents and patent applications listed in Schedule 1.4.1 are either owned by Alnylam or licensed from Third Parties other than Isis Pharmaceuticals, Inc. ("Isis").

1.4.2  PATENTS AND PATENT APPLICATIONS LICENSED FROM ISIS

ALNYLAM RNAi Patent Rights also include rights to a broad portfolio of patents and patent applications ("the Isis Patents") licensed to Alnylam by Isis pursuant to the Strategic Collaboration & License Agreement between Isis and Alnylam dated March 11, 2004 ("the Isis Patents"). The Isis Patents are described in Schedules 1-27 and 1-28 of the Isis Agreement, which are appended to, and incorporated by reference into, this Schedule 1.4. Schedule 1.4.2(a) lists those Isis Patents classified in the Isis Agreement as "Isis Current Motif and Mechanism Patents" and listed in Schedule 1-28 of the Isis Agreement.
Schedule 1.4.2(b) lists those Isis Patents classified in the Isis Agreement as "Isis Current Chemistry Patents" and listed in Schedule 1-27 of the Isis Agreement.

B.     ALNYLAM TARGET IDENTIFICATION AND TARGET VALIDATION RNAI PATENT RIGHTS

ALNYLAM Target Identification and Target Validation RNAi Patent Rights comprise those Patent Rights listed under ALNYLAM Therapeutic RNAi Patent Rights excluding the claims of the patents and patent applications listed in Schedule
1.4.1 whose case numbers have the following prefixes: [**].

                                 SCHEDULE 1.4.1:
                           ALNYLAM RNAI PATENT RIGHTS

Case No.   Title   Country   Type   Application No.   Filing Date   Publication No.   Publication Date   Patent No.   Issue Date
--------   -----   -------   ----   ---------------   -----------   ---------------   ----------------   ----------   ----------

















          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.

          SCHEDULE 1.4.2(a), ISIS CURRENT MOTIF AND MECHANISM PATENTS:
                       SCHEDULE 1-28 FROM ISIS AGREEMENT

             SCHEDULE 1-28 ISIS CURRENT MOTIF AND MECHANISM PATENTS

ISIS DOCKET                      PATENT   GRANT                        3RD
  NUMBER      COUNTRY   STATUS   NUMBER   DATE    TITLE   3RD PARTY   PARTY
-----------   -------   ------   ------   -----   -----   ---------   -----




















          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.

                                                       Schedule 1.4.2(a), Page 1

               SCHEDULE 1.4.2(b), ISIS CURRENT CHEMISTRY PATENTS:
                       SCHEDULE 1-27 FROM ISIS AGREEMENT

                  SCHEDULE 1-27 ISIS CURRENT CHEMISTRY PATENTS

ISIS DOCKET                      PATENT   GRANT                        3RD
  NUMBER      COUNTRY   STATUS   NUMBER   DATE    TITLE   3RD PARTY   PARTY
-----------   -------   ------   ------   -----   -----   ---------   -----









          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.

                                                       Schedule 1.4.2(b), Page 1

                                  SCHEDULE 1.33

                          EXISTING ALNYLAM IN-LICENSES

Existing ALNYLAM In-Licenses shall include the following Third Party agreements:

                                      [**]

                                  SCHEDULE 1.55

                         MERCK BROAD RNAI PATENT RIGHTS

TITLE        FILING DATE       INT. PUB. NO.       SERIAL NO.
-----        -----------       -------------       ----------
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]              [**]                [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]

[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]              [**]                [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]

[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]
[**]         [**]              [**]                [**]
[**]         [**]                                  [**]
[**]         [**]                                  [**]

                                  SCHEDULE 1.59

                    MERCK PRODUCT-SPECIFIC RNAI PATENT RIGHTS

                                      [**]

                                  SCHEDULE 1.83

                    PRE-EXISTING ALNYLAM ALLIANCE AGREEMENTS

Research Collaboration and License Agreement between Novartis Institutes for BioMedical Research, Inc. ("NOVARTIS") and Alnylam Pharmaceuticals, Inc. dated October 12, 2005, together with the Addendum Re: Influenza Program to Research Collaboration and License Agreement effective as of February 17, 2006 (as further amended from time to time, the "NOVARTIS AGREEMENT").

Strategic Collaboration & License Agreement between Isis Pharmaceuticals, Inc., and Alnylam Pharmaceuticals, Inc., dated March 11, 2004, together with Letter Agreements dated March 9, 2004 and March 11, 2004, respectively, and as amended on June 14, 2005.

License and Option Agreement between GeneCare Research Institute Co., Ltd and Alnylam Pharmaceuticals, Inc., dated January 6, 2005, together with a Side-Letter Agreement dated January 6, 2005.

Collaboration Agreement by and between Alnylam Pharmaceuticals, Inc. and Medtronic, Inc., dated February 08, 2005.

License Agreement between Benitec Australia, Ltd. and Alnylam Pharmaceuticals, Inc., dated April 8, 2005.

License and Option Agreement between Nastech Pharmaceutical Company, Inc., and Alnylam Pharmaceuticals, Inc., dated July 20, 2005.

                                  SCHEDULE 1.84

                     PRE-EXISTING MERCK ALLIANCE AGREEMENTS

[**]

                                 SCHEDULE 2.2.2

                             [**] OPT-IN INFORMATION

1.     Product description

[**]

                                 SCHEDULE 3.2.2

                       MERCK RNAI NOVEL TARGET INFORMATION

[**]

SCHEDULE 3.10.1

                        U.S. CO-PROMOTION AGREEMENT TERMS

Commercialization:

      - ALNYLAM shall co-promote the Profit-Sharing Product in the United States by providing a minimum number of medical sales representatives, such minimum number to be determined by the Parties based upon the Commercialization Plan and consistent with the physician audience to which such Profit-Sharing Product will be marketed. The costs of ALNYLAM's co-promotion efforts (consistent with the Commercialization Plan) shall be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss.

      - ALNYLAM shall commit the required number of medical sales representatives to support such Profit-Sharing Product in the United States as set forth in the definitive Co-Promotion Agreement relating to such Profit-Sharing Product that is executed by the Parties pursuant to Section 3.10.1 of this Agreement. In the event that [**] the [**] of [**] at the [**] of such [**] in the United States, the Parties, [**] Co-Promotion Agreement, shall [**] in the United States. [**] will [**] is [**]. Commencing [**] after such launch, [**] shall [**] of [**] the Parties.

      - ALNYLAM's U.S. Co-Promotion activity shall be fully integrated into MERCK's U.S. promotion effort for such Profit-Sharing Product.

      - The Co-Promotion Agreement will also contain, without limitation, provisions with respect to the following matters: sales and marketing responsibilities of the Parties; content, production and approval of marketing materials and marketing activities; sales training; compliance; regulatory interactions; and recalls.

                                   SCHEDULE 10

                                   EXCEPTIONS

Section 10.1(d):

All licenses and other rights granted to MERCK under this Agreement are subject to the rights granted to ALNYLAM under the ALNYLAM In-Licenses, and are also subject to and limited to the extent of, the rights ALNYLAM has granted and is required to grant to Third Parties pursuant to Pre-Existing Alliance Agreements. All licenses and other rights granted to ALNYLAM under this Agreement are subject to the rights granted to MERCK under the MERCK In-Licenses, and are also subject to and limited to the extent of, the rights MERCK has granted and is required to grant to Third Parties pursuant to Pre-Existing MERCK Alliance Agreements.

Section 10.2(c):

There are currently multi-party oppositions against the following European patents included in ALNYLAM RNAi Patent Rights:

      (i) Alnylam Europe AG European patent number 1144623. Amended claims for this patent were upheld in the oral phase of the opposition proceedings on June 21 and 22, 2006.

      (ii)  Alnylam Europe AG European patent number 1214945.

      (iii) CRT European patent number 1230375.

A single party has also opposed Alnylam Europe AG Australian patent number
778474.